     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 1996

                                                     REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                    KEMPER INVESTORS LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                         Illinois                                                    36-3050975
                -------------------------                                         ---------------
             (State or other jurisdiction of                                      (I.R.S. Employer
              incorporation or organization)                                    Identification No.)

                      1 Kemper Drive
                Long Grove, Illinois 60049
                      (847) 550-5500
   ----------------------------------------------------                                 6312
   (Address, including zip code, and telephone number,                        ------------------------
 including area code, of registrant's principal executive                   (Primary Standard Industrial
                          offices)                                          Classification Code Number)

                             Debra P. Rezabek, Esq.
                    Kemper Investors Life Insurance Company
                                 1 Kemper Drive
                           Long Grove, Illinois 60049
                                 (847) 550-7390
               --------------------------------------------------
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                               Frank Julian, Esq.
                    Kemper Investors Life Insurance Company
                                 KLIC Legal T-1
                                 1 Kemper Drive
                           Long Grove, Illinois 60049

                              Joan E. Boros, Esq.
                             Katten Muchin & Zavis
                       1025 Thomas Jefferson Street, N.W.
                             Washington, D.C. 20007

                               ------------------

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Amendment becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/
                               ------------------

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statements No. 33-33547, No. 33-43462 and No. 33-46881 with respect to $100,000,000.00 of interests previously registered (No. 33-33547).

                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED        PROPOSED
                                                                     MAXIMUM         MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES                   AMOUNT TO    OFFERING PRICE     AGGREGATE     REGISTRATION
  TO BE REGISTERED                                BE REGISTERED     PER UNIT     OFFERING PRICE        FEE
- ----------------------------------------------------------------------------------------------------------------
Group Market Value Adjusted Deferred Annuity
  Contracts and Participating Interests
  therein.......................................         *              *          $50,000,000     $17,241.38
- ----------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------

 * The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit is not applicable in that these contracts are not issued in predetermined amounts or units.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

                             CROSS REFERENCE SHEET

                    PURSUANT TO REGULATION S-K, ITEM 501(B)

     FORM
     S-1
     ITEM
     NO.                    FORM S-1 CAPTION                            CAPTION IN PROSPECTUS
     ---   --------------------------------------------------   -------------------------------------
      1.   Forepart of the Registration Statement and Outside
           Front Cover Page of Prospectus....................   Facing Page and Outside Front Cover
                                                                Page of Prospectus.
      2.   Inside Front and Outside Back Cover Pages of
           Prospectus........................................   Table of Contents.
      3.   Summary Information, Risk Factors and Ratio of
           Earnings to Fixed Charges.........................   Summary; Not Applicable as to Ratio
                                                                of Earnings to Fixed Charges.
      4.   Use of Proceeds...................................   KILICO, The MVA Option, The Separate
                                                                Account and The Fund--The MVA Option;
                                                                Description of Business--
                                                                Investments.
      5.   Determination of Offering Price...................   Not Applicable.
      6.   Dilution..........................................   Not Applicable.
      7.   Selling of Security Holders.......................   Not Applicable.
      8.   Plan of Distribution..............................   Distribution of Contracts and
                                                                Certificates.
      9.   Description of Securities to be Registered........   Summary; The Certificates; The
                                                                Accumulation Period; Certificate
                                                                Charges and Expenses.
     10.   Interests of Named Experts and Counsel............   Experts; Legal Matters.
     11.   Information with Respect to the Registrant........   Federal Income Taxes; Description of
                                                                Business; Management's Discussion and
                                                                Analysis; Legal Proceedings;
                                                                Financial Statements.
     12.   Disclosure of Commission Position of
           Indemnification For Securities Act Liabilities....   Part II, Item 17.

KEMPER                                             [KEMPER PASSPORT LOGO]

PASSPORT

PROSPECTUS
May 1, 1996


        This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any state, to any person, to whom it is not lawful to make such an offer in such state.


        A Variable and Market Value Adjusted Annuity Issued
        By Kemper Investors Life Insurance Company

                                                         [KEMPER LOGO]

                            PROSPECTUS--MAY 1, 1996
- --------------------------------------------------------------------------------

                 INDIVIDUAL AND GROUP VARIABLE AND MARKET VALUE

                      ADJUSTED DEFERRED ANNUITY CONTRACTS
- --------------------------------------------------------------------------------

                                KEMPER PASSPORT
                                   ISSUED BY
                    KEMPER INVESTORS LIFE INSURANCE COMPANY

   HOME OFFICE: 1 KEMPER DRIVE, LONG GROVE, ILLINOIS 60049     (847) 550-5500

The types of Individual and Group Variable and Market Value Adjusted Deferred Annuity Contracts ("Contract" or "Contracts") offered by this Prospectus are issued by Kemper Investors Life Insurance Company ("KILICO") and are designed to provide annuity benefits under retirement plans which may or may not qualify for the Federal tax advantages available under Section 401, 403, 408 or 457 of the Internal Revenue Code of 1986, as amended. Depending upon particular state requirements, participation in a group contract will be accounted for by the issuance of a certificate and participation in an individual contract will be accounted for by the issuance of an individual annuity contract. The certificate and individual annuity contract and values thereunder are hereafter both referred to in terms of the "Certificate."

Purchase payments for the Certificates may be allocated to one or more of the investment options under which Certificate values accumulate on either a variable basis or fixed basis subject to a market value adjustment. These options consist of the fifteen Subaccounts of the Separate Account and the Market Value Adjustment Option ("MVA Option"). The Subaccounts invest in the portfolios of the Kemper Investors Fund (the "Fund"). The Fund currently consists of the following Portfolios: Money Market, Total Return, High Yield, Growth (formerly "Equity"), Government Securities, International, Small Cap Growth (formerly "Small Capitalization Equity"), Investment Grade Bond, Value, Small Cap Value, Value+Growth, Horizon 20+, Horizon 10+ and Horizon 5. Zurich Kemper Investments, Inc. (formerly named Kemper Financial Services, Inc.) ("ZKI"), is the investment manager of each Portfolio other than the Value and Small Cap Value Portfolios and provides each with continuous professional investment supervision. Dreman Value Advisors, Inc. ("DVA"), a wholly owned subsidiary of ZKI, is the investment manager of the Value and Small Cap Value Portfolios and provides each with continuous professional investment supervision. DVA is also the sub-advisor for the Value+Growth, Horizon 20+, Horizon 10+, and Horizon 5 Portfolios. Under the terms of its Sub-Advisory Agreement with ZKI, DVA will manage the value portion of each of these Portfolios and will provide such other investment advice, research and assistance as ZKI may, from time to time, reasonably request. Subaccounts and Portfolios may be added in the future. Certificate values allocated to any of the Subaccounts will vary to reflect the investment performance of the corresponding Portfolio. The accompanying Prospectus for the Fund describes the investment objectives and the attendant risks of the Portfolios of the Fund. Certificate values allocated to one or more Guarantee Periods of the MVA Option will accumulate on a fixed basis.

This Prospectus is designed to provide you with certain essential information that you should know before investing. A Statement of Additional Information dated May 1, 1996 has been filed with the Securities and Exchange Commission and is incorporated herein by reference. A Statement of Additional Information is available upon request from Kemper Investors Life Insurance Company by writing or calling the address or telephone number listed above. A table of contents for the Statement of Additional Information is on page 58 of this Prospectus.

THIS PROSPECTUS IS VALID ONLY IF ACCOMPANIED OR PRECEDED BY A CURRENT PROSPECTUS FOR THE KEMPER INVESTORS FUND. ALL PROSPECTUSES SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

ANNUITIES ARE NOT INSURED BY THE FDIC. THEY ARE OBLIGATIONS OF THE ISSUING INSURANCE COMPANY AND ARE NOT A DEPOSIT OF, OR GUARANTEED BY, ANY BANK OR SAVINGS INSTITUTION.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                                                       PAGE
                                                                                       -----
DEFINITIONS............................................................................     1
SUMMARY................................................................................     3
SUMMARY OF EXPENSES....................................................................     5
KILICO, THE MVA OPTION, THE SEPARATE ACCOUNT AND THE FUND..............................     7
THE CERTIFICATES.......................................................................    12
THE ACCUMULATION PERIOD................................................................    13
CERTIFICATE CHARGES AND EXPENSES.......................................................    20
THE ANNUITY PERIOD.....................................................................    23
FEDERAL INCOME TAXES...................................................................    27
DISTRIBUTION OF CONTRACTS AND CERTIFICATES.............................................    31
VOTING RIGHTS..........................................................................    31
REPORTS TO OWNERS AND INQUIRIES........................................................    31
DOLLAR COST AVERAGING..................................................................    32
SYSTEMATIC WITHDRAWAL PLAN.............................................................    33
EXPERTS................................................................................    33
LEGAL MATTERS..........................................................................    33
SPECIAL CONSIDERATIONS.................................................................    34
AVAILABLE INFORMATION..................................................................    34
BUSINESS...............................................................................    35
PROPERTIES.............................................................................    40
LEGAL PROCEEDINGS......................................................................    40
MANAGEMENT'S DISCUSSION AND ANALYSIS...................................................    41
DIRECTORS AND OFFICERS OF KILICO.......................................................    52
EXECUTIVE COMPENSATION.................................................................    55
TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION.................................    58
FINANCIAL STATEMENTS...................................................................    58

DEFINITIONS

The following terms as used in this Prospectus have the indicated meanings:

     ACCUMULATED GUARANTEE PERIOD VALUE--The sum of an Owner's Guarantee Period Values.

     ACCUMULATION PERIOD--The period between the Date of Issue of a Certificate and the Annuity Date.

     ACCUMULATION UNIT--A unit of measurement used to determine the value of each Subaccount during the Accumulation Period.

     ALLOCATION OPTION--The fifteen Subaccounts and the MVA Option available under the Certificate for allocation of Purchase Payments, or transfers of Certificate Value during the Accumulation Period.

     ANNUITANT--The person designated to receive or who is actually receiving annuity payments and upon the continuation of whose life annuity payments involving life contingencies depend.

     ANNUITY DATE--The date on which annuity payments are to commence.

     ANNUITY OPTION--One of several forms in which annuity payments can be made.

     ANNUITY PERIOD--The period starting on the Annuity Date.

     ANNUITY UNIT--A unit of measurement used to determine the amount of Variable Annuity payments.

     BENEFICIARY--The person designated to receive any benefits under a Certificate upon the death of the Annuitant or the Owner prior to the Annuity Period.

     CERTIFICATE--An individual certificate of participation issued by KILICO to each Owner in a group as evidence of his or her rights and benefits under the Contract or an individual contract issued by KILICO to an Owner.

     CERTIFICATE VALUE--The sum of the values of the Owner's Accumulated Guarantee Period Value and Separate Account Value during the Accumulation Period.

     CERTIFICATE YEAR--Period between anniversaries of the Date of Issue of a Certificate.

     CONTRACT--The Variable and Market Value Adjusted Deferred Annuity Contracts offered on an individual or group basis by this Prospectus.

     DATE OF ISSUE--The date on which the first Certificate Year commences.

     DVA--Dreman Value Advisors, Inc., whose Home Office is at 10 Exchange Place, 20th floor, Jersey City, New Jersey 07302.

     FIXED ANNUITY--An annuity under which the amount of each annuity payment does not vary with the investment experience of a Subaccount and is guaranteed by KILICO.

     FUND--Kemper Investors Fund, an open-end management investment company consisting of fourteen portfolios in which the Separate Account invests.

     GENERAL ACCOUNT--All the assets of KILICO other than those allocated to any legally segregated Separate Account.

     GUARANTEED INTEREST RATE--The rate of interest established by KILICO for a given Guarantee Period.

     GUARANTEE PERIOD--A period of time during which an amount is to be credited with a Guaranteed Interest Rate. Guarantee Period options may have durations of from one (1) to ten (10) years, as elected by the Owner.

     GUARANTEE PERIOD VALUE--The Guarantee Period Value is the sum of the
     Owner's: (1) Purchase Payment allocated or amount transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed Withdrawal Charges and transfers; and (4) as adjusted for any applicable Market Value Adjustment previously made.

     KILICO--Kemper Investors Life Insurance Company, whose Home Office is at 1 Kemper Drive, Long Grove, Illinois 60049.

     MARKET ADJUSTED VALUE--A Guarantee Period Value adjusted by the market value adjustment formula on any date prior to the end of a Guarantee Period.

     MARKET VALUE ADJUSTMENT--An adjustment of values under a Guarantee Period in accordance with the market value adjustment formula prior to the end of that Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The adjustment is computed using the market value adjustment formula stated in the Certificate.

     NON-QUALIFIED PLAN CERTIFICATE--A Certificate issued in connection with a retirement plan which does not receive favorable tax treatment under
     Section 401, 403, 408 or 457 of the Internal Revenue Code.

     OWNER--The person designated in the Certificate as having the privileges of ownership defined in the Certificate.

     PURCHASE PAYMENTS--Amounts paid to KILICO by or on behalf of the Owner.

     QUALIFIED PLAN CERTIFICATE--A Certificate issued in connection with a retirement plan which receives favorable tax treatment under Section 401, 403, 408 or 457 of the Internal Revenue Code.

     SEPARATE ACCOUNT--A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the KILICO Variable Annuity Separate Account.

     SEPARATE ACCOUNT VALUE--The sum of the Owner's Subaccount values.

     SUBACCOUNTS--The fifteen subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding portfolio of the Fund.

     SUBACCOUNT VALUE--The value of the Owner's interest in each Subaccount.

     VALUATION DATE--Each day when the New York Stock Exchange is open for trading, as well as each day otherwise required.

     VALUATION PERIOD--The interval of time between two consecutive Valuation Dates.

     VARIABLE ANNUITY--An annuity with payments varying in amount in accordance with the investment experience of the Subaccount(s) in which the Owner's Certificate has an interest.

     WITHDRAWAL CHARGE--The "contingent deferred sales charge" assessed against certain withdrawals of Certificate Value in the first six Certificate Years after a Purchase Payment is made or against certain annuitizations of Certificate Value in the first six Certificate Years after a Purchase Payment is made.

     ZKI--Zurich Kemper Investments, Inc., (formerly named Kemper Financial Services, Inc.), whose Home Office is at 120 South LaSalle Street, Chicago, Illinois 60603.

                                    SUMMARY

The following summary should be read in conjunction with the detailed information appearing elsewhere in this Prospectus. Any significant variations from the information appearing in the Prospectus which may be required due to differing state law requirements are contained in supplements to this Prospectus or in amendments to the Certificates, as appropriate.

The Certificates described in the Prospectus provide a way to invest on a tax-deferred basis and to receive annuity benefits in accordance with the annuity option selected and the retirement plan under which the Certificate has been purchased. The Prospectus offers Certificates designed for use in connection with both Non-Qualified Plans and Qualified Plans. KILICO makes several underlying investment options, including fifteen Subaccounts and up to ten durations of Guarantee Periods, available for the Owner to pursue his or her investment objectives.

The minimum initial Purchase Payment for each Certificate is $5,000. Subsequent Purchase Payments of at least $5,000 each will be accepted at any time while the Certificate is in force. In addition, subsequent Purchase Payments of at least $2,000 will be accepted if the Contract is issued as an Individual Retirement Annuity. (See "The Accumulation Period" page 13.)

KILICO provides for variable accumulations and benefits under the Certificate by crediting purchase payments to one or more Subaccounts of the Separate Account as selected by the Owner. The Subaccounts invest in one of the fourteen corresponding Portfolios (the "Portfolios") of the Kemper Investors Fund (the "Fund"), a series mutual fund. (See "The Fund," page 8.) Zurich Kemper Investments, Inc. (formerly named Kemper Financial Services, Inc.) ("ZKI"), is the investment manager of each Portfolio other than the Value and Small Cap Value Portfolios and provides each with continuous professional investment supervision. Dreman Value Advisors, Inc. ("DVA"), a wholly owned subsidiary of ZKI, is the investment manager of the Value and Small Cap Value Portfolios and provides each with continuous professional investment supervision. DVA is also the sub-adviser for the Value+Growth, Horizon 20+, Horizon 10+, and Horizon 5 Portfolios. Under the terms of its Sub-Advisory Agreement with ZKI, DVA will manage the value portion of each of these Portfolios and will provide such other investment advice, research and assistance as ZKI may, from time to time, reasonably request. The Certificate Value allocated to the Separate Account will vary with the investment performance of the Portfolios selected by the Owner.

KILICO also provides for fixed accumulations under the Certificates in the MVA Option. The MVA Option is only available during the Accumulation Period. An Owner may allocate amounts to one or more Guarantee Periods available under the MVA Option with durations of from one to ten years. KILICO may, in its discretion, offer additional Guarantee Periods or, limit for new Certificates the number of Guarantee Period options available to no less than three (3). KILICO will credit interest daily at a rate declared by KILICO in its sole discretion to amounts allocated to the MVA Option and guarantees these amounts at various interest rates ("Guaranteed Interest Rates") for the duration of the Guarantee Period selected by the Owner, subject to any applicable withdrawal charge, Market Value Adjustment or records maintenance charge. KILICO may not change a Guaranteed Interest Rate for the duration of the Guarantee Period; however, Guaranteed Interest Rates for subsequent Guarantee Periods will be determined at the sole discretion of KILICO. At the end of any Owner's Guarantee Period, a subsequent Guarantee Period automatically renews for the same duration as the terminating Guarantee Period unless the Owner elects another Guarantee Period during the designated period before and after the end of the Guarantee Period. The interests under the Certificate relating to the MVA Option are registered under the Securities Act of 1933 but are not registered under the Investment Company Act of 1940. (See "The MVA Option," page 7.)

Transfers between and among Subaccounts and Guarantee Periods during the Accumulation Period are permitted subject to certain limitations. A transfer from a Guarantee Period is subject to a Market Value Adjustment unless effected within 15 days before or 15 days after the existing Guarantee Period ends. Transfers between the Subaccounts are permitted during the Annuity Period after the first year of annuitization subject to certain limitations. (See "Transfer During Accumulation Period" and "Transfer During Annuity Period," pages 16 and 25.)

An Owner may withdraw up to 15% of the Certificate Value in any Certificate Year without assessment of a Withdrawal Charge. If the Owner withdraws an amount in excess of 15% of the Certificate Value in any Certificate Year, the amount withdrawn in excess of 15% is subject to a Withdrawal Charge.

The Withdrawal Charge is assessed on withdrawals attributable to Purchase Payments and all related accumulations during the first six Certificate Years after the Purchase Payments are made. The Withdrawal Charge starts at 6% in the Certificate Year in which the Purchase Payment is made (the first "Contribution Year") and remains at 6% in the second Contribution Year; reduces to 5% in the third and fourth Contribution Years; reduces to 4% in the fifth and sixth Contribution Years and reduces to 0% thereafter. However, in no event shall the aggregate Withdrawal Charges assessed against a Certificate exceed 9% of the aggregate Purchase Payments made under the Certificate. Please note that adverse tax consequences may occur with respect to certain withdrawals. (See "Tax Treatment of Withdrawals and Assignments" page 28.)

A Market Value Adjustment also applies to any withdrawal (except during the "free look" period), transfer, purchase of an annuity option and to death benefit payments made more than 15 days before or 15 days after the end of a Guarantee Period in the MVA Option. The Market Value Adjustment is applied to the amount being withdrawn before deduction of any applicable Withdrawal Charges. (See "The Certificates," page 12.)

KILICO deducts a charge for mortality and expense risks and administrative costs at an annual rate of 1.25% of the daily net assets of the Separate Account. At the end of each Certificate Year, on surrender of a Certificate, and on surrender upon annuitization, KILICO deducts a records maintenance charge ("Record Maintenance Charge") of $30 from the Owner's account. The Records Maintenance Charge will not be deducted during the Annuity Period. KILICO also deducts state premium taxes from the Owner's account when paid by KILICO or upon annuitization. (See "Certificate Charges and Expenses," page 20.) In addition, ZKI is paid a management fee based upon the average daily net assets of the Portfolios for which it serves as investment manager. DVA serves as the investment manager for the Value and Small Cap Value Portfolios and is paid a management fee at an annual rate of .75 of 1% of the average daily net assets of these Portfolios. ZKI pays DVA for DVA's services as sub-adviser for the Value+Growth and Horizon Portfolios. (See "The Fund," page 8 and the Fund prospectus.)

The Certificates may be purchased in connection with retirement plans which qualify either under Section 401 or 403(b) of the Internal Revenue Code of 1986, as amended (the "Code") or as individual retirement account plans established under Section 408 of the Code. The Certificates are also available in connection with state and municipal deferred compensation plans and other entities qualified under Section 457 of the Code and under other deferred compensation arrangements, and are also offered under other retirement plans which may not qualify for similar tax advantages. (See "Qualified Plans," page 29.)

An Owner has the right within the "free look" period (generally ten days, subject to state variation) after receiving the Certificate to cancel the Certificate by delivering or mailing it to KILICO. Upon receipt by KILICO, the Certificate will be cancelled and a refund will be made. The amount of the refund will depend on the state in which the Certificate is issued; however, it will be an amount at least equal to the Separate Account Value plus amounts allocated to the Guarantee Periods which will not be subject to the Market Value Adjustment. (See "The Certificates," page 12.)

- --------------------------------------------------------------------------------
                              SUMMARY OF EXPENSES
- --------------------------------------------------------------------------------
 CERTIFICATE OWNER TRANSACTION EXPENSES

  Sales Load Imposed on Purchases (as a percentage of purchase payments)...................................   None
  Contingent Deferred Sales Load (as a percentage of amount surrendered)*
                                                              Certificate Year of Withdrawal
                                                                 First year................................     6%
                                                                 Second year...............................     6%
                                                                 Third year................................     5%
                                                                 Fourth year...............................     5%
                                                                 Fifth year................................     4%
                                                                 Sixth year................................     4%
                                                                 Seventh year and following................     0%
  Surrender Fees (in addition to Withdrawal Charge)**......................................................   None
  Exchange Fee.............................................................................................   None
  ANNUAL CONTRACT FEE (Records Maintenance Charge)***......................................................    $30

     SEPARATE ACCOUNT ANNUAL
             EXPENSES
  (as a percentage of average daily account value)
  Mortality and Expense
  Risk...................  1.10 %
  Administration.........   .15 %
  Account Fees and
    Expenses.............     0 %
  Total Separate Account
    Annual Expenses......  1.25 %

                                  FUND ANNUAL EXPENSES
       (as percentage of each Portfolio's average net assets for the period ended December 31, 1995)
                            MONEY        TOTAL                             GOVERNMENT                     SMALL CAP
                            MARKET      RETURN     HIGH YIELD    GROWTH    SECURITIES    INTERNATIONAL     GROWTH
                           PORTFOLIO   PORTFOLIO    PORTFOLIO  PORTFOLIO   PORTFOLIO      PORTFOLIO       PORTFOLIO
                           ---------   ---------   ----------  ---------   ---------     -------------    ---------
      Management Fees.....     .50%       .55%        .60%       .60%        .55%         .75%            .65%
      Other Expenses......     .05        .05         .05        .04         .10          .17             .22
                               ---        ---         ---        ---         ---          ---             ---
      Total Portfolio
       Annual Expenses....     .55%       .60%        .65%       .64%        .65%         .92%            .87%
                               ===        ===         ===        ===         ===          ===             ====


                                                   INVESTMENT             SMALL CAP   VALUE+
                                                   GRADE BOND    VALUE      VALUE     GROWTH    HORIZON 20+  HORIZON 10+  HORIZON 5
                                                   PORTFOLIO   PORTFOLIO  PORTFOLIO  PORTFOLIO   PORTFOLIO    PORTFOLIO   PORTFOLIO
                                                   ----------  ---------  ---------  ---------  -----------  -----------  ---------
                                               Management
                                                Fees...     .60%    .75%     .75%       .75%        .60%         .60%        .60%
                                               Other
                                               Expenses...  .15     .15      .15        .15         .15          .15         .15
                                                            ---     ---      ---        ---         ---          ---         ---
                                               Total
                                               Portfolio
                                                Annual
                                               Expenses...  .75     .90      .90        .90         .75          .75         .75
                                                            ===     ===      ===        ===         ===          ===         ===

- --------------------------------------------------------------------------------
                                    EXAMPLE
- --------------------------------------------------------------------------------


                                                               SUBACCOUNT           1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                                                    ------    -------    -------    --------
  If you surrender your contract at the end of the      Money Market #1+              81        114        148         220
  applicable                                            Total Return                  81        115        151         225
  time period:                                          High Yield                    82        117        153         231
    You would pay the following expenses on a           Growth                        82        117        153         230
    $1,000 investment, assuming 5% annual return        Government Securities         82        117        153         231
    on assets:                                          International                 85        125        167         259
                                                        Small Cap Growth              84        123         --          --
                                                        Investment Grade Bond         83        120         --          --
                                                        Value                         84        124         --          --
                                                        Small Cap Value               84        124         --          --
                                                        Value+Growth                  84        124         --          --
                                                        Horizon 20+                   83        120         --          --
                                                        Horizon 10+                   83        120         --          --
                                                        Horizon 5                     83        120         --          --
  If you do not surrender your contract:                Money Market #1+              19         59        102         220
    You would pay the following expenses                Total Return                  20         61        104         225
    on a $1,000 investment, assuming                    High Yield                    20         62        107         231
    5% annual return on assets:                         Growth                        20         62        106         230
                                                        Government Securities         20         62        107         231
                                                        International                 23         71        121         259
                                                        Small Cap Growth              22         69         --          --
                                                        Investment Grade Bond         21         65         --          --
                                                        Value                         23         70         --          --
                                                        Small Cap Value               23         70         --          --
                                                        Value+Growth                  23         70         --          --
                                                        Horizon 20+                   21         65         --          --
                                                        Horizon 10+                   21         65         --          --
                                                        Horizon 5                     21         65         --          --


- --------------------------------------------------------------------------------

The purpose of the preceding table is to assist Owners in understanding the various costs and expenses that an Owner in an Subaccount will bear directly or indirectly. The table reflects expenses of both the Separate Account and the Fund but not the MVA Option. See "Certificate Charges and Expenses" and "The MVA Option" for more information regarding the various costs and expenses. The

EXAMPLE SHOULD NOT BE CONSIDERED TO BE A REPRESENTATION OF PAST OR FUTURE EXPENSES AND DOES NOT INCLUDE THE DEDUCTION OF STATE PREMIUM TAXES, WHICH MAY BE ASSESSED BEFORE OR UPON ANNUITIZATION. "OTHER EXPENSES" FOR THE INVESTMENT GRADE BOND, VALUE, SMALL CAP VALUE, VALUE+GROWTH AND HORIZON PORTFOLIOS ARE BASED ON ESTIMATED AMOUNTS FOR THE CURRENT FISCAL YEAR. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The example assumes a 5% annual rate of return pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance of any Subaccount. The Records Maintenance Charge is a single charge, it is not a separate charge for each Subaccount. In addition, the effect of the Records Maintenance Charge has been reflected by applying the percentage derived by dividing the total amounts of annual Records Maintenance Charge collected by the total net assets of all the Subaccounts in the Separate Account.
 * A Certificate Owner may withdraw up to 15% of the Separate Account Value plus Market Adjusted Value in any Certificate Year without assessment of any charge. Under certain circumstances the contingent deferred sales load may be reduced or waived, including when certain annuity options are selected.
 ** Surrenders and other withdrawals from the MVA Option are subject to a Market
    Value Adjustment unless made within 15 days before or 15 days after the end of a Guarantee Period. The Market Value Adjustment may increase or reduce the Guarantee Period Value.
*** Under certain circumstances the annual Records Maintenance Charge may be reduced or waived including the annual Records Maintenance Charge will be waived for Certificates with a Certificate Value exceeding $50,000 on the date of assessment.
 + Money Market Subaccount #2 is not shown because it is available only for dollar cost averaging that will deplete an Owner's Subaccount Value entirely at least by the end of the third Certificate Year.

- --------------------------------------------------------------------------------
                        CONDENSED FINANCIAL INFORMATION
- --------------------------------------------------------------------------------
 The following condensed financial information is derived from the financial statements of the Separate Account. The data should be read in conjunction with the financial statements, related notes and other financial information included in the Statement of Additional Information.

 Selected data for accumulation units outstanding as of the year ended December 31, 1995:

           ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD*     1995      1994      1993      1992
                                                              ------    ------    ------    ------
          Money Market Subaccount #1                           1.065     1.037     1.021     1.000
          Money Market Subaccount #2                           1.105     1.063     1.034     1.000
          Total Return Subaccount                               .991     1.109     1.002     1.000
          High Yield Subaccount                                1.308     1.354     1.143     1.000
          Growth Subaccount                                    1.093     1.153     1.018     1.000
          Government Securities Subaccount                     1.061     1.104     1.050     1.000
          International Subaccount                             1.225     1.287      .981     1.000
          Small Cap Growth Subaccount**                        1.031

              ACCUMULATION UNIT VALUE AT END OF PERIOD         1995      1994      1993      1992
                                                              ------    ------    ------    ------
          Money Market Subaccount #1                           1.112     1.065     1.037     1.021
          Money Market Subaccount #2                           1.168     1.105     1.063     1.034
          Total Return Subaccount                              1.234      .991     1.109     1.002
          High Yield Subaccount                                1.515     1.308     1.354     1.143
          Growth Subaccount                                    1.436     1.093     1.153     1.018
          Government Securities Subaccount                     1.247     1.061     1.104     1.050
          International Subaccount                             1.365     1.225     1.287      .981
          Small Cap Growth Subaccount**                        1.324     1.031

           NUMBER OF ACCUMULATION UNITS OUTSTANDING AT END
                               OF PERIOD
                           (000'S OMITTED)                     1995      1994      1993      1992
                                                              ------    ------    ------    ------
          Money Market Subaccount #1                           8,710    14,423     5,757     3,037
          Money Market Subaccount #2                           1,981     3,333     3,033     6,561
          Total Return Subaccount                             65,648    68,207    51,444    27,355
          High Yield Subaccount                               37,502    28,545    22,109     6,519
          Growth Subaccount                                   55,059    55,308    37,678    19,693
          Government Securities Subaccount                    21,288    24,760    28,414    16,647
          International Subaccount                            20,930    21,035    12,503     4,699
          Small Cap Growth Subaccount**                        5,316     2,637

- --------------------------------------------------------------------------------

 * Commencement of Offering on January 6, 1992.
** Commencement of Offering on May 2, 1994 at initial accumulation unit value of 1.000.

           KILICO, THE MVA OPTION, THE SEPARATE ACCOUNT AND THE FUND

KEMPER INVESTORS LIFE INSURANCE COMPANY

Kemper Investors Life Insurance Company ("KILICO"), 1 Kemper Drive, Long Grove, Illinois 60049, was organized in 1947 and is a stock life insurance company organized under the laws of the State of Illinois. KILICO offers annuity and life insurance products and is admitted to do business in the District of Columbia and all states except New York. KILICO is a wholly-owned subsidiary of Kemper Corporation, a nonoperating holding company. Zurich Insurance Company ("Zurich"), Insurance Partners, L.P. ("IP") and Insurance Partners Offshore (Bermuda), L.P. (together with IP, "Insurance Partners") indirectly and directly own 80 percent and 20 percent, respectively, of Kemper Corporation.

THE MVA OPTION

An Owner may allocate amounts in the MVA Option to one or more Guarantee Periods with durations of one (1) to ten (10) years during the Accumulation Period. KILICO may, at its discretion, offer additional Guarantee Periods or limit, for new Certificates, the number of durations of Guarantee Periods available to no less than three (3).

The amounts allocated to the MVA Option under the Certificates are invested in accordance with the standards applicable to KILICO's general account. State insurance laws concerning the nature and quality of investments regulate KILICO's investments for its general account. Within specified limits and subject to certain standards, these laws generally permit investment in federal, state and municipal obligations, preferred and common stocks, corporate bonds, real estate mortgages, real estate and certain other investments. (See "Management's Discussion and Analysis--INVESTMENTS" and "FINANCIAL STATEMENTS" for information on KILICO's investments.) Assets of KILICO's general account are managed by Zurich Kemper Investments, Inc. ("ZKI") an affiliate of KILICO and a wholly owned subsidiary of Kemper Financial Services Holding Corporation. Kemper Financial Services Holding Corporation is a more than 90% owned subsidiary of Zurich Holding Company of America, Inc., which is a wholly-owned subsidiary of Zurich.

KILICO intends to consider the return available on the instruments in which it intends to invest the proceeds from the Certificates when it establishes Guaranteed Interest Rates. Such return is only one of many factors considered in establishing the Guaranteed Interest Rates. (See "The Accumulation Period--D. Establishment of Guaranteed Interest Rates.")

KILICO's investment strategy is generally to invest in debt instruments that it uses to match its liabilities with regard to a Guarantee Period. This is done, in KILICO's sole discretion, by investing in any type of instrument that is authorized under applicable state law. KILICO expects to invest a substantial portion of the Purchase Payments received in debt instruments as follows: (1) securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government; (2) debt securities which have an investment grade, at the time of purchase, within the four (4) highest grades assigned by Moody's Investors Services, Inc. ("Moody's") (Aaa, Aa, A or Baa), Standard & Poor's Corporation ("Standard & Poor's") (AAA, AA, A or BBB), or any other nationally recognized rating service; and (3) other debt instruments including, but not limited to, issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's or Standard & Poor's, are deemed by KILICO's management to have an investment quality comparable to securities which may be purchased as stated above. In addition, KILICO may engage in options and futures transactions on fixed income securities.

KILICO's invested assets portfolio at December 31, 1995 included approximately
85.2 percent in U.S. Treasuries, investment grade corporate, foreign and municipal bonds, and commercial paper, 1.8 percent in below investment grade (high risk) bonds, 6.3 percent in mortgage loans and other real estate-related investments and 6.7 percent in all other investments. (See "Management's Discussion and Analysis--INVESTMENTS.")

KILICO is not obligated to invest the amounts allocated to the MVA Option according to any particular strategy, except as may be required by applicable state insurance laws. (See "Management's Discussion and Analysis--INVESTMENTS.")

THE SEPARATE ACCOUNT

KILICO originally established the KILICO Variable Annuity Separate Account (the "Separate Account") on May 29, 1981 pursuant to Illinois law as the KILICO Money Market Separate Account, registered with the Securities and Exchange Commission ("Commission") as an open-end, diversified management investment company under the Investment Company Act of 1940 ("1940 Act"). On November 2, 1989, contract owners approved a Reorganization under which the Separate Account was restructured as a multi-subaccount unit investment trust registered with the Commission under the 1940 Act. Such registration does not involve supervision by the Commission of the management, investment practices or policies of the Separate Account or KILICO.

The Separate Account is administered and accounted for as part of the general business of KILICO, but the income and capital gains or capital losses, whether or not realized, for assets allocated to the Separate Account are credited to or charged against the assets held in the Separate Account, without regard to any other income, capital gains or capital losses of any other separate account or arising out of any other business which KILICO may conduct. The benefits provided under the Contracts and Certificates are obligations of KILICO. The assets of the Separate Account are not chargeable with liabilities arising out of the business conducted by any other separate account or out of any other business KILICO may conduct.

The Separate Account holds assets that are segregated from all of KILICO's other assets. The Separate Account is used to support the variable annuity contracts described herein during both the Accumulation Period and Annuity Period and certain other variable annuity contracts. The obligations to Owners and beneficiaries arising under the Contracts and Certificates are general corporate obligations of KILICO.

The Separate Account is currently divided into fifteen Subaccounts. Each Subaccount invests exclusively in shares of one of the corresponding Portfolios of the Fund. Additional Subaccounts may be added in the future.

The Separate Account will purchase and redeem shares from the Fund at net asset value. KILICO will redeem Fund shares as necessary to provide benefits, to deduct charges under the Certificates and to transfer assets from one Subaccount to another as requested by Owners. All dividends and capital gains distributions received by the Separate Account from a Portfolio of the Fund will be reinvested in such Portfolio at net asset value and retained as assets of the corresponding Subaccount.

The Separate Account's financial statements appear in the Statement of Additional Information.

THE FUND

The Separate Account invests in shares of the Kemper Investors Fund, a series type mutual fund registered with the Commission as an open-end, diversified management investment company. Registration of the Fund does not involve supervision of its management, investment practices or policies by the Commission. The Fund is designed to provide an investment vehicle for variable annuity contracts and variable life insurance. Shares of the Fund are sold only to insurance company separate accounts. In addition to selling shares to variable annuity and variable life separate accounts of KILICO and its affiliates (currently, the Separate

Account and KILICO Variable Separate Account), shares of the Fund may be sold to variable life insurance and variable annuity separate accounts of insurance companies not affiliated with KILICO. It is conceivable that in the future it may be disadvantageous for variable life insurance separate accounts and variable annuity separate accounts of companies unaffiliated with KILICO, or for both variable life insurance separate accounts and variable annuity separate accounts, to invest simultaneously in the Fund. Currently, neither KILICO nor the Fund foresees any such disadvantages to either variable life insurance or variable annuity owners. Management of the Fund has an obligation to monitor events to identify material conflicts between such owners and determine what action, if any, should be taken. In addition, if KILICO believes that the Fund's response to any of those events or conflicts insufficiently protects the Owners, it will take appropriate action on its own.

The Fund currently consists of the following Portfolios: Money Market, Total Return, High Yield, Growth, Government Securities, International, Small Cap Growth, Investment Grade Bond, Value, Small Cap Value, Value+Growth, Horizon 20+, Horizon 10+ and Horizon 5. The assets of each Portfolio are held separate from the assets of the other Portfolios, and each Portfolio has its own distinct investment objective and policies. Each Portfolio operates as a separate investment fund, and the investment performance of one Portfolio has no effect on the investment performance of any other Portfolio. Pending regulatory approval, the Investment Grade Bond, Value, Small Cap Value, Value+Growth, Horizon 20+, Horizon 10+ and Horizon 5 Portfolios are not available in California.

The fourteen Portfolios of the Fund are summarized below:

MONEY MARKET PORTFOLIO seeks maximum current income to the extent consistent with stability of principal from a portfolio of high quality money market instruments that mature in twelve months or less.

TOTAL RETURN PORTFOLIO seeks a high total return, a combination of income and capital appreciation, by investing in a combination of debt securities and common stocks.

HIGH YIELD PORTFOLIO seeks to provide a high level of current income by investing in fixed-income securities.

GROWTH PORTFOLIO seeks maximum appreciation of capital through diversification of investment securities having potential for capital appreciation.

GOVERNMENT SECURITIES PORTFOLIO seeks high current return consistent with preservation of capital from a portfolio composed primarily of U.S. Government securities.

INTERNATIONAL PORTFOLIO seeks total return, a combination of capital growth and income, principally through an internationally diversified portfolio of equity securities.

SMALL CAP GROWTH PORTFOLIO seeks maximum appreciation of investors' capital.

INVESTMENT GRADE BOND PORTFOLIO seeks high current income by investing primarily in a diversified portfolio of investment grade debt securities.

VALUE PORTFOLIO seeks to achieve a high rate of total return.

SMALL CAP VALUE PORTFOLIO seeks long-term capital appreciation.

VALUE+GROWTH PORTFOLIO seeks growth of capital through professional management of a portfolio of growth and value stocks.

HORIZON 20+ PORTFOLIO, designed for investors with approximately a 20+ year investment horizon, seeks growth of capital, with income as a secondary objective.

HORIZON 10+ PORTFOLIO, designed for investors with approximately a 10+ year investment horizon, seeks a balance between growth of capital and income, consistent with moderate risk.

HORIZON 5 PORTFOLIO, designed for investors with approximately a 5 year investment horizon, seeks income consistent with preservation of capital, with growth of capital as a secondary objective.

There is no assurance that any of the Portfolios of the Fund will achieve its objective as stated in the Fund's prospectus. More detailed information, including a description of risks involved in investing in each of the Portfolios, may be found in the prospectus for the Fund, which must accompany or precede this Prospectus, and the Fund's Statement of Additional Information available upon request from Kemper Investors Life Insurance Company, 1 Kemper Drive, Long Grove, Illinois 60049 or Zurich Kemper Investments, Inc., 120 South LaSalle Street, Chicago, Illinois 60603. Read the prospectus carefully before investing.

Responsibility for overall management of the Fund rests with the Board of Trustees and officers of the Fund. Zurich Kemper Investments, Inc. (formerly named Kemper Financial Services, Inc.) ("ZKI"), is the investment manager of each Portfolio other than the Value and Small Cap Value Portfolios and provides each with continuous professional investment supervision. Dreman Value Advisors, Inc. ("DVA"), a wholly owned subsidiary of ZKI, is the investment manager of the Value and Small Cap Value Portfolios and provides each with continuous professional investment supervision. DVA is also the sub-adviser for the Value+Growth, Horizon 20+, Horizon 10+, and Horizon 5 Portfolios. Under the terms of its Sub-Advisory Agreement with ZKI, DVA will manage the value portion of each of these Portfolios and will provide such other investment advice, research and assistance as ZKI may, from time to time, reasonably request.

For its services, ZKI is paid a management fee based upon the average daily net assets of such Portfolios, as follows: Money Market (.50 of 1%), Total Return (.55 of 1%), High Yield (.60 of 1%), Growth (.60 of 1%), Government Securities (.55 of 1%), International (.75 of 1%), Small Cap Growth (.65 of 1%), Investment Grade Bond (.60 of 1%), Value+Growth (.75 of 1%), Horizon 20+ (.60 of 1%), Horizon 10+ (.60 of 1%), and Horizon 5 (.60 of 1%). DVA serves as the investment manager for the Value and Small Cap Value Portfolios and is paid a management fee at an annual rate of .75 of 1% of the average daily net assets of these Portfolios. DVA also serves as sub-adviser for the Value+Growth and Horizon Portfolios. ZKI pays DVA for its services as sub-adviser for the Value+Growth Portfolio a sub-advisory fee, payable monthly, at an annual rate of .25 of 1% of the average daily net assets of that Portfolio. ZKI also pays DVA a sub-advisory fee, payable monthly, at an annual rate of .25 of 1% of the portion of the average daily net assets of each Horizon Portfolio allocated by ZKI to DVA for management.

CHANGE OF INVESTMENTS

KILICO reserves the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares held by the Separate Account or that the Separate Account may purchase. KILICO reserves the right to eliminate the shares of any of the portfolios of the Fund and to substitute shares of another portfolio of the Fund or of another investment company, if the shares of a portfolio are no longer available for investment, or if in its judgment further investment in any portfolio becomes inappropriate in view of the purposes of the Separate Account. KILICO will not substitute any shares attributable to an Owner's interest in a Subaccount of the Separate Account without notice to the Owner and prior approval of the Commission, to the extent required by the 1940 Act or other applicable law. Nothing contained in this Prospectus shall prevent the Separate Account from purchasing other securities for other series or classes of policies, or from permitting a conversion between series or classes of policies on the basis of requests made by Owners.

KILICO also reserves the right to establish additional subaccounts of the Separate Account, each of which would invest in a new portfolio of the Fund, or in shares of another investment company, with a specified investment objective. New subaccounts may be established when, in the sole discretion of KILICO, marketing needs or investment conditions warrant, and any new subaccounts may be made available to existing Owners as determined by KILICO. KILICO may also eliminate or combine one or more subaccounts, transfer assets, or it may substitute one subaccount for another subaccount, if, in its sole discretion, marketing, tax, or investment conditions warrant. KILICO will notify all Owners of any such changes.

If deemed by KILICO to be in the best interests of persons having voting rights under the Certificate, the Separate Account may be: (a) operated as a management company under the 1940 Act; (b) deregistered under that Act in the event such registration is no longer required; or (c) combined with other KILICO separate accounts. To the extent permitted by law, KILICO may also transfer the assets of the Separate Account associated with the Certificate to another separate account, or to the General Account.

PERFORMANCE INFORMATION

From time to time, the Separate Account may advertise several types of performance information for the Subaccounts. All Subaccounts may advertise "average annual total return" and "total return," except "average annual total return" is not shown for Money Market Subaccount #1 and Money Market Subaccount #2 (collectively, the "Money Market Subaccounts"). The High Yield Subaccount, Investment Grade Bond, and the Government Securities Subaccount may also advertise "yield." The Money Market Subaccounts may each advertise "yield" and "effective yield." Each of these figures is based upon historical earnings and is not necessarily representative of the future performance of a Subaccount. Average annual total return and total return calculations measure the net income of a Subaccount plus the effect of any realized or unrealized appreciation or depreciation of the underlying investments in the Subaccount for the period in question. Average annual total return will be quoted for periods of at least one year, five years if applicable, and the life of the Subaccount, ending with the most recent calendar quarter. Average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of an investment in a Subaccount over the applicable period. Total return figures are not annualized and represent the actual percentage change over the applicable period. Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (seven-day period for each of the Money Market Subaccounts) expressed as a percentage of the value of the Subaccounts' Accumulation Units. Yield is an annualized figure, which means that it is assumed that the Subaccount generates the same level of net income over a one year period which is compounded on a semi-annual basis. The effective yield for each of the Money Market Subaccounts is calculated similarly but includes the effect of assumed compounding calculated under rules prescribed by the Securities and Exchange Commission. The Money Market Subaccounts effective yields will be slightly higher than their yields due to this compounding effect. The Subaccounts' units are sold at Accumulation Unit value. The Subaccounts' performance figures and Accumulation Unit values will fluctuate. Units of the Subaccount are redeemable by an investor at Accumulation Unit value, which may be more or less than original cost. The performance figures include the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. Redemptions within the first six years after purchase may be subject to a Withdrawal Charge that ranges from 6% the first year to 0% after six years; however, the aggregate Withdrawal Charge will not exceed 9.0% of aggregate Purchase Payments under the Certificate. Yield, effective yield and total return figures do not include the effect of any Withdrawal Charge that may be imposed upon the redemption of units, and thus may be higher than if such charges were deducted. Average annual total return figures include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period in question. Additional information concerning a Subaccount's performance appears in the Statement of Additional Information. The Subaccounts may provide comparative information with regard to the Dow Jones Industrial Average, the Standard & Poor's 500 Stock Index, the Consumer Price Index, the CDA Certificate of Deposit Index, the Lehman Brothers Government and Corporate Bond Index, the Salomon Brothers High Grade Corporate Bond Index and the Merrill Lynch Government/Corporate Master Index, the

CDA Mutual Fund--International Index, and the Morgan Stanley Capital International Europe, Australia, Far East Index, and may provide Lipper Analytical Services, Inc., the VARDS Report and Morningstar, Inc. performance analysis rankings. From time to time, the Separate Account may quote information from publications such as MORNINGSTAR, INC., THE WALL STREET JOURNAL, MONEY MAGAZINE, FORBES, BARRON'S, FORTUNE, THE CHICAGO TRIBUNE, USA TODAY, INSTITUTIONAL INVESTOR, REGISTERED REPRESENTATIVE, VARDS AND INVESTMENT ADVISOR.

                                THE CERTIFICATES

The Prospectus offers Certificates for use in connection with both Qualified Plans and Non-Qualified Plans. The minimum initial Purchase Payment for a Certificate is $5,000. Subsequent Purchase Payments of at least $5,000 will be accepted at any time while the Certificate is in force. In addition, subsequent Purchase Payments of at least $2,000 will be accepted if the Contract is issued as an Individual Retirement Annuity. The prior approval of KILICO is required before it will accept a Purchase Payment in excess of $1,000,000. The maximum amount of Purchase Payments may also be limited by the provisions of the retirement plan pursuant to which the Certificate has been purchased.

KILICO may at any time amend the Contract and Certificate in accordance with changes in the law, including applicable tax laws, regulations or rulings, and for other purposes.

An Owner is allowed a "free look" period (generally ten days, subject to state variation) after receiving the Certificate, to review it and decide whether or not to keep it. If the Owner decides to return the Certificate, it may be cancelled by delivering or mailing it to KILICO. Upon receipt by KILICO, the Certificate will be cancelled and a refund will be made. The amount of the refund will depend on the state in which the Certificate is issued; however, it will generally be an amount at least equal to the Separate Account Value plus amounts allocated to the Guarantee Periods on the date of receipt by KILICO, without any deduction for withdrawal charges or Records Maintenance Charges. In some states applicable law requires that the amount of the Purchase Payment be returned.

During the Accumulation Period, the Owner may assign the Certificate or change a Beneficiary at any time by filing such assignment or change with KILICO's home office at 1 Kemper Drive, Long Grove, Illinois 60049. No assignment or Beneficiary change shall be binding on KILICO until received by KILICO. KILICO assumes no responsibility for the validity of such assignment or Beneficiary change. An assignment may subject the Owner to immediate tax liability. (See "Tax Treatment of Withdrawals, Loans and Assignments.")

Amounts payable during the Annuity Period may not be assigned or encumbered and, to the extent permitted by law, are not subject to levy, attachment or other judicial process for the payment of the payee's debts or obligations.

The original Beneficiary may be named in the application for the Certificate. If a Beneficiary is not named, or if no named Beneficiary survives the Annuitant, the Beneficiary shall be the Owner's estate upon the death of the Owner, or the Annuitant's estate upon the death of the Annuitant who is not the Owner.

Assignment of interest in the Certificate or change of Beneficiary designation under a Qualified Plan Certificate may be prohibited by the provisions of the applicable plan.

                            THE ACCUMULATION PERIOD

A. APPLICATION OF PURCHASE PAYMENTS.

An eligible member of a group or an individual to which a Certificate has been issued may participate by submitting to KILICO for approval a completed enrollment application form along with the required initial Purchase Payment. KILICO issues a Certificate upon acceptance of the application and receipt of the Purchase Payment. Purchase Payments are confirmed to an Owner in writing. Purchase Payments are allocated to the Subaccount(s) or Guarantee Period(s) as selected by the Owner, subject to a minimum of $1,000 in each Subaccount and Guarantee Period.

KILICO will issue a Certificate without having previously received a signed application from the applicant in the following circumstances. A dealer may inform KILICO of an applicant's answers to the questions in the application by submitting an unsigned application and cause the initial Purchase Payment to be paid to KILICO. If the information is in good order, KILICO will issue the Certificate with a copy of the completed application. The Certificate will be delivered to the owner with a letter requesting the Owner to sign and return to KILICO a copy of the application in confirmation of the correctness of the information on the application.

The amount of each Purchase Payment credited to a Subaccount will be based on the next computed value of an Accumulation Unit following receipt of payment in proper form by KILICO. The value of an Accumulation Unit is determined when the net asset values of the Portfolios of the Fund are calculated, which is generally at 3:00 p.m. Chicago time (11:00 a.m. and 3:00 p.m. Chicago time for the Money Market Portfolio) on each day that the New York Stock Exchange is open for trading. Purchase Payments allocated to a Guarantee Period will begin earning interest one day after receipt in proper form. However, with respect to initial Purchase Payments allocated to either Subaccount(s) or Guarantee Period(s), the amount will be credited only after an affirmative determination by KILICO to issue the Certificate, but no later than the second day following receipt of the Purchase Payment. Wired funds received before 3:00 p.m. (CST) will be credited that day. Wired funds received after 3:00 p.m. (CST) will be credited the next business day. After the initial purchase, the number of Accumulation Units credited is determined by dividing the Purchase Payment amount allocated to a Subaccount by the Accumulation Unit value which is next computed following receipt by KILICO of any Purchase Payment in good funds. Purchase Payments will not be received except on those days when the New York Stock Exchange is open for trading.

The number of Accumulation Units will not change because of a subsequent change in value. The dollar value of an Accumulation Unit will vary to reflect the investment experience of the Subaccount and the assessment of charges against the Subaccount other than the Records Maintenance Charge. The number of Accumulation Units and the amount of Guarantee Period Value will be reduced upon assessment of the Records Maintenance Charge.

If KILICO has not been provided with information sufficient to establish a Certificate or to properly credit such Purchase Payment, it will promptly request that the necessary information be furnished. If the requested information is not furnished within five (5) business days of initial receipt of the Purchase Payment, or if KILICO determines that it cannot otherwise issue the Certificate within the five (5) day period, the Purchase Payment will be returned to the Owner, unless the Owner specifically consents to KILICO retaining the purchase payment until the application is made complete.

B. ACCUMULATION UNIT VALUE.

Each Subaccount has an Accumulation Unit value. When Purchase Payments or other amounts are allocated to a Subaccount, a number of units are purchased based on the Subaccount's Accumulation Unit value at the end of the valuation period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

The Accumulation Unit value for each subsequent valuation period is the investment experience factor for that period multiplied by the Accumulation Unit value for the immediately preceding period. Each valuation period has a single Accumulation Unit value which is applied to each day in the period.

Each Subaccount has its own investment experience factor. The investment experience of the Separate Account is calculated by applying the investment experience factor to the Accumulation Unit value in each Subaccount during a valuation period.

The investment experience factor of a Subaccount for a Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

     (1) is the net result of:

         a. the net asset value per share of the investment held in the Subaccount determined at the end of the current valuation period; plus

         b. the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current valuation period; plus or minus

         c. a charge or credit for any taxes reserved for the current valuation period which KILICO determines to have resulted from the investment operations of the Subaccount;

     (2) is the net asset value per share of the investment held in the Subaccount, determined at the end of the last prior valuation period;

     (3) is the factor representing the mortality and expense risk and administrative cost charge stated in the Certificate for the number of days in the valuation period.

C. GUARANTEE PERIODS OF THE MVA OPTION.

An Owner may select, on the application form, one or more Guarantee Periods with durations of one (1) to ten (10) years. Any subsequently permitted Purchase Payments are allocated to Guarantee Periods as selected by the Owner. The Guarantee Period, for each Purchase Payment or portion thereof, selected by the Owner determines the Guaranteed Interest Rate. KILICO pays interest at the Guaranteed Interest Rates in effect at the time the Purchase Payment is received. The Guaranteed Interest Rate applies for the entire duration of the Guarantee Period for that Purchase Payment remaining in the Guarantee Period. Interest is credited daily at a rate equivalent to the effective annual rate.

Set forth below is an illustration of how KILICO will credit interest during a Guarantee Period. For the purpose of this example, certain assumptions were made as indicated.

                EXAMPLE OF GUARANTEED INTEREST RATE ACCUMULATION

                  Purchase Payment:             $40,000

                  Guarantee Period:             5 Years

                  Guaranteed Interest Rate:   4.0% Effective Annual Rate

                                                      INTEREST
                                                      CREDITED          CUMULATIVE
                                                       DURING           INTEREST
                             YEAR                       YEAR            CREDITED
          ------------------------------------------  ---------         ---------
          1 ........................................  $1,600.00         $1,600.00
          2 ........................................   1,664.00          3,264.00
          3 ........................................   1,730.56          4,994.56
          4 ........................................   1,799.78          6,794.34
          5 ........................................   1,871.77          8,666.11

Accumulated Value at the end of 5 years is:

                        $40,000 + $8,666.11 = $48,666.11

NOTE: THIS EXAMPLE ASSUMES NO WITHDRAWALS OF ANY AMOUNT DURING THE ENTIRE FIVE-YEAR PERIOD. A MARKET VALUE ADJUSTMENT AND A WITHDRAWAL CHARGE APPLY TO ANY INTERIM WITHDRAWAL OR TRANSFER (SEE, "WITHDRAWAL DURING ACCUMULATION PERIOD" AND "TRANSFER DURING ACCUMULATION PERIOD.") THE HYPOTHETICAL INTEREST RATES ARE ILLUSTRATIVE ONLY AND ARE NOT INTENDED TO PREDICT FUTURE INTEREST RATES TO BE GUARANTEED UNDER THE CERTIFICATE. ACTUAL INTEREST RATES GUARANTEED FOR ANY GIVEN TIME MAY BE MORE OR LESS THAN THOSE SHOWN.

At the end of any Guarantee Period, a subsequent Guarantee Period begins. KILICO provides written notification of the beginning of a subsequent Guarantee Period. The subsequent Guarantee Period automatically renews for the same duration as the terminating Guarantee Period unless the Owner elects another Guarantee Period within 15 days before or 15 days after the end of the terminating Guarantee Period. The Owner may choose a different Guarantee Period by preauthorized telephone instructions or written notification to KILICO within 15 days before or 15 days after the beginning of the subsequent Guarantee Period (or such longer period as stated in KILICO's notification). An Owner should not select a subsequent Guarantee Period that would extend beyond the Annuity Date then in effect for that Certificate as the Guarantee Period Amount available for annuitization in such Guarantee Period would be subject to a Market Value Adjustment and any applicable Withdrawal Charge. (See "Market Value Adjustment" below.)

The amount reinvested at the beginning of any subsequent Guarantee Period is equal to the Guarantee Period Value in the Guarantee Period just ended. The Guaranteed Interest Rate in effect when the subsequent Guarantee Period begins applies for the entire duration of the subsequent Guarantee Period.

An Owner may call 1-800-621-5001 or write to KILICO, 1 Kemper Drive, Long Grove, Illinois 60049 for the subsequent Guaranteed Interest Rates.

D. ESTABLISHMENT OF GUARANTEED INTEREST RATES.

KILICO declares the Guaranteed Interest Rates for each of the ten durations of Guarantee Periods from time to time as market conditions dictate, but once established, rates will be guaranteed for the duration of the respective Guarantee Periods. KILICO advises an Owner of the Guaranteed Interest Rate for a chosen

Guarantee Period at the time a Purchase Payment is received, a transfer is effectuated or a Guarantee Period renews. Any portion of an Owner's Accumulated Guarantee Period Value withdrawn from the MVA Option will be subject to any applicable Withdrawal Charge and Records Maintenance Charge and may be subject to a Market Value Adjustment. (See "Market Value Adjustment" below.)

KILICO has no specific formula for establishing the Guaranteed Interest Rates for the Guarantee Periods. The determination may be influenced by, but not necessarily correspond to, interest rates generally available on the types of investments acquired with the Purchase Payments received under the Certificates. (See "The MVA Option".) KILICO, in determining Guaranteed Interest Rates, may also consider, among other factors, the duration of a Guarantee Period, regulatory and tax requirements, sales commissions and administrative expenses borne by KILICO, and general economic trends.

KILICO'S MANAGEMENT MAKES THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES TO BE DECLARED. KILICO CANNOT PREDICT OR GUARANTEE THE LEVEL OF FUTURE GUARANTEED INTEREST RATES.

E. CERTIFICATE VALUE.

Separate Account Value on any Valuation Date can be determined by multiplying the total number of Accumulation Units credited to the Contract for a Subaccount by the value of an Accumulation Unit for that Subaccount on that Valuation Date, then adding the values of the Owner's interest in each Subaccount in which the Certificate is participating. That amount, when added to the Owner's Accumulated Guarantee Period Value in the MVA Option, equals the Certificate Value.

F. TRANSFER DURING ACCUMULATION PERIOD.

During the Accumulation Period, an Owner may transfer all or part of Certificate Value to one or more Subaccounts or Guarantee Periods subject to the following provisions: (i) an Owner is limited to allocating Certificate Value to a maximum of 15 allocation options (all Guarantee Periods are considered one allocation option) including 40 Guarantee Periods under the MVA Option; (ii) no transfer can be made until the initial Purchase Payment has been in a Subaccount or Guarantee Period for fifteen days; (iii) once all or part of the Owner's Certificate Value has been transferred to or from a Subaccount or Guarantee Period another transfer may not be made within the next fifteen day period; (iv) the amount being transferred must be at least $1,000, unless the total Certificate Value attributable to a Subaccount or Guarantee Period is being transferred; and (v) the Certificate Value remaining in a Subaccount or Guarantee Period must be at least $1,000. In addition, transfers of all or a portion of Guarantee Period Value will be subject to the Market Value Adjustment described below unless the transfer is effective within 15 days before or 15 days after the end of the applicable Guarantee Period. Because a transfer before the end of a Guarantee Period is subject to a Market Value Adjustment, the amount actually transferred from the Guarantee Period may be more or less than the requested specific dollar amount.

KILICO will make transfers pursuant to proper written or telephone instructions which specify in detail the requested changes. Before telephone transfer instructions will be honored by KILICO, a telephone transfer authorization must be completed by the Owner. A transfer request generally is effective on the day the request is received by KILICO. Transfers involving a Subaccount will be based upon the Accumulation Unit values next determined following receipt of valid, complete transfer instructions by KILICO. Under current law, there is no tax liability to the Owner upon transfer. The transfer privilege may be suspended, modified or terminated at any time (subject to state requirements). KILICO disclaims all liability for acting in good faith in following instructions which are given in accordance with procedures established by KILICO, including requests for personal identifying information, that are designed to limit unauthorized use of the privilege. Therefore, a Certificate Owner would bear the risk of loss in the event of a fraudulent telephone transfer.

G. WITHDRAWAL DURING ACCUMULATION PERIOD.

The Owner may redeem all or a portion of the Certificate Value less the Record Maintenance Charge and previous withdrawals, plus or minus any applicable Market Value Adjustment, and less any contingent deferred sales charge ("Withdrawal Charge"). Owners should be aware that such withdrawals may, under certain circumstances, be subject to adverse tax consequences under the Internal Revenue Code. (See "Tax Treatment of Withdrawals and Assignments.") A withdrawal of the entire Certificate Value is called a surrender.

ALL WITHDRAWALS OF ANY GUARANTEE PERIOD VALUE, EXCEPT THOSE EFFECTED DURING THE "FREE LOOK" PERIOD AND THOSE EFFECTED WITHIN 15 DAYS BEFORE OR 15 DAYS AFTER THE END OF THE APPLICABLE GUARANTEE PERIOD, WILL BE SUBJECT TO THE MARKET VALUE ADJUSTMENT.

An Owner may withdraw up to 15% of the Certificate Value in any Certificate Year without assessment of a Withdrawal Charge. If the Owner withdraws an amount in excess of 15% of the Certificate Value in any Certificate Year, the amount withdrawn in excess of 15% is subject to a contingent deferred sales charge ("Withdrawal Charge").

The Withdrawal Charge is assessed on withdrawals attributable to Purchase Payments and all related accumulations during the first six Certificate Years after the Purchase Payments are made. The Withdrawal Charge starts at 6% in the Certificate Year in which the Purchase Payment is made (the first "Contribution Year") and remains at 6% in the second Contribution Year; reduces to 5% in the third and fourth Contribution Years; reduces to 4% in the fifth and sixth Contribution Years and reduces to 0% thereafter. However, in no event shall the aggregate Withdrawal Charges assessed against a Certificate exceed 9% of the aggregate Purchase Payments made under the Certificate. Please note that adverse tax consequences may occur with respect to certain withdrawals. (See "Tax Treatment of Withdrawals and Assignments.")

In the case of a Certificate invested other than solely in one Subaccount or Guarantee Period, an Owner requesting a partial withdrawal must specify what portion of the Certificate Value is to be redeemed. If an Owner does not specify what portion of the Certificate Value is to be redeemed, KILICO will redeem Certificate Value from all Subaccounts and Guarantee Periods in which the Owner has an interest. The number of Accumulation Units redeemed from each Subaccount and the amount redeemed from each Guarantee Period will be in approximately the proportion which the Owner's interest in each Subaccount and in each Guarantee Period bears to the total Certificate Value.

The Owner may request a partial withdrawal subject to the following conditions:

     (1) The amount requested must be at least $1,000 (before application of the Market Value Adjustment) or the Owner's entire interest in the Subaccount or Guarantee Period from which the withdrawal is requested.

     (2) The Owner's remaining interest in the Subaccount or Guarantee Period from which the withdrawal is requested, if not zero, must be at least $1,000 after the withdrawal is completed and the minimum Certificate Value must be $2,500.

     (3) A Purchase Payment must be made more than 30 days before a partial withdrawal of such Purchase Payment is permitted except for purchases made by wire which may be withdrawn immediately.

KILICO, upon request, will inform the Owner of the amounts that would be payable in the event of a full surrender or partial withdrawal.

Election to withdraw shall be made in writing to KILICO at its home office at 1 Kemper Drive, Long Grove, Illinois 60049. Withdrawal requests will not be received except on KILICO business days which are those days when the New York Stock Exchange is open for trading. A withdrawal attributable to the Subaccounts is determined on the basis of the Accumulation Unit values next computed following receipt of the request in proper order. The withdrawal will be paid within seven (7) days after the date a proper written request is received by KILICO at its home office provided, however, that KILICO may suspend the right of withdrawal or delay payment of amounts withdrawn from the Subaccounts more than seven (7) days (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets a Portfolio of the Fund normally utilizes is restricted or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of the Subaccounts investments or determination of its Accumulation Unit value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit for the protection of Owners. For withdrawal requests from the MVA Option, KILICO may defer any payment for the period permitted by the law of the appropriate state of jurisdiction, but in no event for more than six (6) months after the written request is received by KILICO. During the period of deferral, interest at the current Guaranteed Interest Rate for the same Guarantee Period as declared by KILICO will continue to be credited.

H. MARKET VALUE ADJUSTMENT.

Any withdrawal, transfer or any annuitization of Guarantee Period Value other than if effected during the "free look" period or within 15 days before or 15 days after a Guarantee Period terminates, may be adjusted up or down by the application of a Market Value Adjustment. The Market Value Adjustment is applied to the amount being withdrawn before deduction of any applicable Withdrawal Charge. The Market Value Adjustment will also apply to the death benefit payable upon the death of the Owner or the Annuitant. (See "Death Benefit".)

The Market Value Adjustment reflects the relationship between (a) the currently established interest rate ("Current Interest Rate") for a Guarantee Period equal to the remaining length of the Guarantee Period, rounded to the next higher number of complete years, and (b) the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if the Guaranteed Interest Rate is the same or lower than the applicable Current Interest Rate, then the application of the Market Value Adjustment results in a reduced Market Adjusted Value and hence a lower payment upon withdrawal. Thus, it is possible that the amount available on withdrawal could be less than the original Purchase Payment or the original amount allocated to a Guarantee Period if interest rates increase. Conversely, if the Guaranteed Interest Rate is higher than the applicable Current Interest Rate, the application of the Market Value Adjustment results in an increased Market Adjusted Value and, hence, a higher payment upon withdrawal.

The Market Value Adjustment (MVA) is determined by the application of the following formula:

                              (1 + I)         t/365
      MVA = GPV X [  [   -----------------  ]        -1  ]
                          (1 + J + .005)

     Where I is the Guaranteed Interest Rate being credited to the Guarantee Period Value (GPV) subject to the Market Value Adjustment,

     J is the Current Interest Rate declared by KILICO, as of the effective date of the application of the Market Value Adjustment, for current allocations to a Guarantee Period the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Value subject to the Market Value Adjustment, rounded to the next higher number of complete years, and

     t is the number of days remaining in the Guarantee Period.

The .005 Market Value Adjustment factor can be changed in the future, at the discretion of KILICO on newly issued Certificates.

For an illustration showing an upward and a downward adjustment, see Appendix A.

I. DEATH BENEFIT.

A death benefit shall be paid prior to the annuity date in the event of: (1) the death of the Owner who is also the Annuitant; (2) the death of either the Annuitant or the Owner when the Annuitant is not the Owner; (3) the death of a joint Owner; or (4) the death of the surviving joint Annuitant when joint Annuitants are named and they are not the Owners.

If there is a joint Owner (permitted only under a Non-Qualified Plan Certificate), the Owner's death will occasion payment of the death benefit unless the joint Owner is the Owner's spouse, and the spouse has been named beneficiary. In that case, the surviving spouse becomes the new Owner.

If a death benefit becomes payable by reason of the death of an Owner, it must be fully paid out within five (5) years of the Owner's death, unless it is payable to the named beneficiary over his or her life or life expectancy, beginning no more than one (1) year after the Owner's death. The death benefit proceeds applied to the annuity must be $4,000 or more. If a death benefit becomes payable by reason of the death of an Owner, and the beneficiary is the Owner's surviving spouse, the surviving spouse may become the new Owner under the Certificate.

If the death benefit becomes payable by reason of the death of the Annuitant or joint Annuitant, it will be paid in the manner selected by the named beneficiary, including a lump sum withdrawal or Annuity Option, provided, in the case of an annuity option, that the death benefit proceeds are $4,000 or more.

The death benefit payable under the Certificate depends upon issue age of the Owner except in the case of a Certificate issued where the Owner differs from the Annuitant, the death benefit issue age will be based on the age of the Owner or Annuitant, whichever is older.

For a Certificate issued to an Owner prior to attaining age 66, the death benefit payable during the first six Certificate Years will be Market Adjusted Value plus Separate Account Value as of the date KILICO receives due proof of death and return of the Certificate, or the sum of all Purchase Payments (minus withdrawals and withdrawal charges) accumulated at 5% annually per Certificate Year, whichever is greater. The death benefit payable at the end of the sixth Certificate Year is the greater of Market Adjusted Value plus Separate Account Value as of the date KILICO receives due proof of death and return of the Certificate, or the sum of all Purchase Payments (minus withdrawals and withdrawal charges) accumulated at 5% annually per Certificate Year ("Minimum Death Benefit Value"). From the seventh Certificate Year to the twelfth Certificate Year, the death benefit payable during the Accumulation Period is the Market Adjusted Value plus Separate Account Value as of the date KILICO receives due proof of death and return of the Certificate, or Minimum Death Benefit Value at the end of year six plus subsequent Purchase Payments minus withdrawals and withdrawal charges, whichever is greater. Every six years after the end of the twelfth Certificate Year the Minimum Death Benefit Value plus subsequent Purchase Payments minus withdrawals and withdrawal charges is compared to Market Adjusted Value plus Separate Account Value and whichever is greater determines the new Current Minimum Death Benefit Value for the next six Certificate Years.

For a Certificate issued to an Owner age 66 and over, the death benefit payable during the Accumulation Period for the first six Certificate Years is Market Adjusted Value plus Separate Account Value, or the sum of all Purchase Payments (minus withdrawals and withdrawal charges), whichever is greater. At the end of the sixth Certificate Year, the Minimum Death Benefit Payable will be set for the remainder of the Accumulation Period at the greater of Market Adjusted Value plus Separate Account Value, or the sum of all Purchase Payments (minus withdrawals and withdrawal charges). For the remainder of the Accumulation Period, the beneficiary will receive the greater of Market Adjusted Value plus Separate Account Value or the Minimum Death Benefit Value plus subsequent Purchase Payments minus withdrawals and withdrawal charges.

The death benefit is payable upon the receipt by KILICO at its Home Office of due proof of death and return of the Certificate, election of the method of payment, and sufficient information about the beneficiary to make payment. The beneficiary may receive a lump sum benefit, defer receipt of the benefit for up to five (5) years or select an available Annuity Option if the proceeds are $4,000 or more.

                        CERTIFICATE CHARGES AND EXPENSES

Charges and deductions under the Certificates are made against the Separate Account for KILICO's assumption of mortality and expense risk and administrative expenses. In addition, a deduction is made from the Owner's account for a Records Maintenance Charge of $30 at the end of each Certificate Year, on surrender of a Certificate and on surrender upon annuitization. Investment management fees and other expenses of the Fund are indirectly borne by the Owner. These fees and other expenses are described in the Fund's Prospectus and Statement of Additional Information. KILICO will deduct state premium taxes from Certificate Value when paid by KILICO. Additionally, where applicable, a Withdrawal Charge may be assessed by KILICO in the event of early withdrawal or early annuitization.

A. CHARGES AGAINST THE SEPARATE ACCOUNT.

During both the Accumulation Period and the Annuity Period, KILICO assesses that portion of each Subaccount representing Certificate Value with a daily asset charge for mortality and expense risks and administrative costs, which amounts to an aggregate of one and one-quarter percent (1.25%) per annum (consisting of approximately .80% for mortality risks, approximately .30% for expense risks and approximately .15% for administrative costs). The administrative charge is intended to cover the average anticipated administrative expenses to be incurred over the period the Certificates are in force. With an administrative charge based on a percentage of assets, however, there is not necessarily a direct relationship between the amount of the charge and the administrative costs of a particular account. Additionally, KILICO deducts an annual Records Maintenance Charge of $30 for each Certificate as described below. The Records Maintenance Charge is not assessed during the Annuity Period.

These charges may be decreased by KILICO without notice. The Records Maintenance Charge and the daily asset charge for mortality and expense risks are guaranteed not to increase. The daily asset charge for administrative costs may be increased provided that the increase will apply only to Certificates issued after the effective date of such increase. If the daily asset charge for mortality and expense risks is insufficient to cover the risks, any loss or deficiency will fall on KILICO. Conversely, if the charges prove more than sufficient, the gain will accrue to KILICO, creating a profit which would be available for any proper corporate purpose including, among other things, payment of distribution expenses.

1. MORTALITY RISK.

Variable Annuity payments reflect the investment performance of each Subaccount but are not affected by changes in actual mortality experience or by actual expenses incurred by KILICO.

The mortality risk assumed by KILICO arises from two contractual obligations. First, in case of the death of the Owner or of the Annuitant prior to the Annuity Date, KILICO will return to the Beneficiary the guaranteed and increasing death benefit described above. The second contractual obligation assumed by KILICO is to continue to make annuity payments to each Annuitant for the entire life of the Annuitant under Annuity Options involving life contingencies.

The latter assures each Annuitant that neither the Annuitant's own longevity nor an improvement in life expectancy generally will have an adverse effect on the annuity payments received under a Certificate and relieves the Annuitant from the risk of outliving the amounts accumulated for retirement.

2. EXPENSE RISK.

KILICO also assumes the risk that all actual expenses involved in administering the Certificates including Certificate maintenance costs, administrative costs, data processing costs and costs of other services may exceed the amount recovered from the Records Maintenance Charge or the amount recovered from the administrative cost portion of the daily asset charge.

3. ADMINISTRATIVE COSTS.

The daily asset charge for administrative costs is imposed to reimburse KILICO for the expenses it incurs for administering the Certificates, which include, among other things, responding to Owner inquiries, recordkeeping, processing changes in Purchase Payment allocations, regulatory compliance reports and providing reports to Owners.

B. RECORDS MAINTENANCE CHARGE.

KILICO will assess a Records Maintenance Charge of $30 during the Accumulation Period against each Owner's account at the end of each Certificate Year, on surrender of a Certificate and on surrender upon annuitization. This charge is to reimburse KILICO for expenses incurred in establishing and maintaining the records relating to an Owner's account. This charge has been set at a level not greater than its costs. The imposition of the Records Maintenance Charge will constitute a reduction in Separate Account Value or in Guarantee Period Value. Under certain circumstances, the Records Maintenance Charge may be waived or reduced by KILICO to reflect differences in costs or services, provided that it does not unfairly discriminate against any person. The Records Maintenance Charge will be waived for Certificates with a Certificate Value exceeding $50,000 on the date of assessment.

At any time the Records Maintenance Charge is assessed, an equal portion of the applicable charge will be assessed against each Subaccount in which the Certificate is participating and a number of Accumulation Units sufficient to equal the proper portion of the charge will be redeemed from each Subaccount to meet the assessment. If the Owner has no Certificate Value allocated to the Separate Account, the Records Maintenance Charge is deducted from the Guarantee Period closest to maturity and shortest in original duration.

C. WITHDRAWAL CHARGE.

No sales charge is deducted from any Purchase Payment. However, a contingent deferred sales charge ("Withdrawal Charge") may be assessed on withdrawals attributable to Purchase Payments and all related accumulations during the first six Certificate Years after the Purchase Payments are made. The Withdrawal Charge will be used to cover expenses relating to the sale of the Certificates, including commissions paid to sales personnel, the costs of preparation of sales literature and other promotional costs and other acquisition expenses. During the first six Certificate Years after a Purchase Payment is made, a Withdrawal Charge applies even if the withdrawal occurs at the end of a Guarantee Period.

An Owner may withdraw up to 15% of the Certificate Value in any Certificate Year without assessment of a Withdrawal Charge. If the Owner withdraws an amount in excess of 15% of the Certificate Value in any Certificate Year, the amount withdrawn in excess of 15% is subject to a Withdrawal Charge.

The Withdrawal Charge is assessed on withdrawals attributable to Purchase Payments and all related accumulations during the first six Certificate Years after the Purchase Payments are made. The Withdrawal Charge starts at 6% in the Certificate Year in which the Purchase Payment is made (the first "Contribution Year") and remains at 6% in the second Contribution Year; reduces to 5% in the third and fourth Contribution Years; reduces to 4% in the fifth and sixth Contribution Years and reduces to 0% thereafter. However, in no event shall the aggregate Withdrawal Charges assessed against a Certificate exceed 9% of the aggregate Purchase Payments made under the Certificate. Please note that adverse tax consequences may occur with respect to certain withdrawals. (See "Tax Treatment of Withdrawals and Assignments.")

The Withdrawal Charge is computed as a percentage of the total amount withdrawn, after application of any Market Value Adjustment. When a partial withdrawal is requested, the recipient will receive a check in the amount requested. To the extent that any Withdrawal Charge is applicable, the Certificate Value will be reduced by the amount of the Withdrawal Charge in addition to the actual dollar amount sent to the Owner. In no event shall the aggregate Withdrawal Charges assessed against a Certificate exceed 9% of the aggregate Purchase Payments made under the Certificate. (For additional details, see "Withdrawal During Accumulation Period.") Withdrawals may be subject to certain adverse tax consequences. (See "Tax Treatment of Withdrawals and Assignments.")

Subject to state approval, a nursing care or hospitalization waiver endorsement will be issued under the Certificate. The endorsement provides that subject to certain exceptions withdrawal charges will not be assessed on withdrawals:

     1. after an Owner has been confined in a hospital or skilled health care facility for at least thirty days and the Owner remains confined at the time of the request; or

     2. within thirty days following an Owner's discharge from a hospital or skilled health care facility after a confinement of at least thirty days.

Restrictions and provisions related to the nursing care or hospitalization waiver are more fully described in the endorsement.

The Withdrawal Charges are intended to compensate KILICO for expenses in connection with distribution of the Certificates. Under current assumptions KILICO anticipates Withdrawal Charges will not fully cover distribution expenses. To the extent that distribution expenses are not recovered from Withdrawal Charges, those expenses may be recovered from KILICO's general assets. Those assets may include proceeds from the mortality and expense charge described above.

The Withdrawal Charge will also apply upon annuitization to Purchase Payments made within six Certificate Years of annuitization and all related accumulations unless the Owner elects an annuity which provides either an income benefit period of five years or more, or a benefit under which payment is contingent upon the life of the payee.

The Withdrawal Charge may be reduced or eliminated to particular classes of Owners, but only to the extent KILICO applies such variations in Withdrawal Charges uniformly to the class and informs existing and prospective Owners of such variations. Units of a Subaccount sold to officers, directors and employees of KILICO and the Fund, the Fund's investment adviser, and principal underwriter or certain affiliated companies, or to any trust, pension, profit-sharing or other benefit plan for such persons may be withdrawn without any Withdrawal Charge.

D. FUND INVESTMENT MANAGEMENT FEE AND OTHER EXPENSES.

The net asset value of each of the Portfolios of the Fund reflects investment management fees and certain general operating expenses already deducted from the assets of the Portfolios. These fees and expenses are indirectly borne by the Owners. Investment management fees are described on page 10. Further detail about fees and expenses of the Portfolios is provided in the prospectus for the Fund and in the Fund's Statement of Additional Information.

E. STATE PREMIUM TAXES.

Certain state and local governments impose a premium tax ranging from 0% to 3.5% on the amount of Purchase Payments. KILICO will deduct state premium taxes from the Certificate Value when paid by KILICO. Where applicable, the dollar amount of state premium taxes previously paid or payable upon annuitization by KILICO will be charged against the Certificate Value if not previously assessed, when and if the Certificate is annuitized. See "Appendix B--State Premium Tax Chart" in the Statement of Additional Information.

                               THE ANNUITY PERIOD

Certificates may be annuitized under one of several Annuity Options, which are available either on a fixed or variable basis. Annuity payments will begin on the Annuity Date under the Annuity Option selected by the Owner.

1. ANNUITY PAYMENTS.

Annuity payments will be determined on the basis of (i) the annuity table specified in the Certificate, (ii) the Annuity Option selected, and (iii) the investment performance of the Subaccount selected. The Annuitant receives the value of a fixed number of Annuity Units each month. The value of an Annuity Unit will reflect the investment performance of the Subaccounts selected, and the amount of each annuity payment will vary accordingly. Upon annuitization, a Withdrawal Charge will apply to Purchase Payments made within six Certificate Years of annuitization and all related accumulations. If the Owner elects an annuity which provides either an income benefit period of five years or more, or a benefit under which payment is contingent upon the life of the payee(s), any applicable Withdrawal Charges will be waived.

2. ANNUITY OPTIONS.

The Owner may elect to have annuity payments made under any one of the Annuity Options specified in the Certificate and described below. However, all available options are not described below. For example, additional options are available under contracts issued prior to June 1, 1993 and other options may be made available by KILICO. The Owner may decide at any time (subject to the provisions of any applicable retirement plan) to commence annuity payments. A change of Annuity Option is permitted if made before the date annuity payments are to commence. For a Non-Qualified Plan Certificate, if no other Annuity Option is elected, monthly annuity payments will be made in accordance with Option 3 below with a ten (10) year period certain. For a Qualified Plan Certificate, if no other Annuity Option is elected, monthly annuity payments will be made in the form of a qualified joint and survivor annuity with a monthly income at two-thirds of the full amount payable during the lifetime of the surviving payee. Generally, annuity payments will be made in monthly installments. However, if the net proceeds available to apply under an Annuity Option are less than $4,000, KILICO shall have the right to pay the annuity in one lump sum. In addition, if the first payment provided would be less than $50, KILICO shall have the right to change the frequency of payments to quarterly, semiannual or annual intervals resulting in an initial payment of at least $50.

The amount of periodic annuity payments will depend upon (a) the type of annuity option selected; (b) the age of the payee; and (c) the investment experience of the Subaccounts selected. For example, if the annuity option selected is income for a specified period, the shorter the period selected the fewer payments will be made and those payments will have a higher value. If the annuity option selected is life income, it is likely the payments will be in a smaller amount than income for a short specified period. If an individual selects the life income with installments guaranteed option, the payments will probably be in a smaller amount than for the life income option. If an individual selects the joint and survivor annuity option, the payments will be smaller than those measured by an individual life income option. The age of the payee will also influence the amount of periodic annuity payments because the older the payee, the shorter the life expectancy and the larger the payments. Finally, if the Owner participates in a Subaccount with higher investment performance, it is likely the Owner will receive a higher periodic payment.

For Non-Qualified Plan Certificates, if the Owner dies before the Annuity Date, Annuity Options which may be elected are limited. The Annuity Options available are (a) Option 2 or (b) Option 1 or 3 for a period no longer than the life expectancy of the Beneficiary (but not less than 5 years from the Owner's death). If the Beneficiary is not an individual, the entire interest must be distributed within 5 years of the Owner's death. The Death Benefit distribution must begin no later than one year from the Owner's death or such later date as prescribed by federal regulation.

OPTION 1--INCOME FOR SPECIFIED PERIOD.

An annuity payable monthly for a selected number of years ranging from five to thirty. Upon payee's death, if the Beneficiary is a natural person, KILICO will automatically continue payments for the remainder of the certain period to the Beneficiary. If the Beneficiary is either an estate or trust, KILICO will pay a commuted value of the remaining payments. Variable Annuity payments under Option 1 reflect the payment of the mortality and expense risk charge, even though there is no life contingency risk associated with Option 1. Payees under Option 1 by written notice to KILICO may cancel all or part of the remaining variable annuity payments due and receive that part of the remaining value of the Certificate less any applicable Withdrawal Charge.

OPTION 2--LIFE INCOME.

An annuity payable monthly during the lifetime of the payee, terminating with the last monthly payment due prior to the death of the payee. If this Option is elected, annuity payments terminate automatically and immediately on the death of the payee without regard to the number or total amount of payments made. Thus, it is possible for an individual to receive only one payment if death occurred prior to the date the second payment was due.

OPTION 3--LIFE INCOME WITH INSTALLMENTS GUARANTEED.

An annuity payable monthly during the lifetime of the payee with the provision that if, at the death of the payee, payments have been made for less than five, ten, fifteen or twenty years as elected, and the Beneficiary is a natural person, KILICO will automatically continue payments for the remainder of the elected period to the Beneficiary. If the Beneficiary is either an estate or trust, KILICO will pay a commuted value of the remaining payments.

OPTION 4--JOINT AND SURVIVOR ANNUITY.

An annuity payable monthly while both payees are living. Upon the death of either payee, the monthly income payable will continue during the lifetime of the surviving payee at the percentage of such full amount chosen at the time of election of this Option. Annuity payments terminate automatically and immediately upon the death of the surviving payee without regard to the number or total amount of payments received.

3. ALLOCATION OF ANNUITY.

The Owner may elect to have payments made on a fixed or variable basis, or a combination of both. An Owner should exercise the transfer privilege during the Accumulation Period for the purposes of such allocation. Any Guarantee Period Value will be annuitized on a fixed basis. Any Separate Account Value will be annuitized on a variable basis. Transfers during the Annuity Period are permitted subject to stated limitations. The MVA Option is not available during the Annuity Period.

4. TRANSFER DURING ANNUITY PERIOD.

During the Annuity Period, the payee may transfer the value of the payee's Certificate interest in a Subaccount(s) to another Subaccount or to the General Account by written request to KILICO subject to the following limitations:

     a. No transfer to a Subaccount may be made during the first year of the Annuity Period; subsequent transfers are limited to one per year during the Annuity Period.

     b. A Certificate's entire interest in a Subaccount must be transferred.

     c. A transfer to a Subaccount, if notice to KILICO is received more than seven (7) days prior to any annuity payment date, shall be effective during the Valuation Period next succeeding the date such notice is received. If received fewer than seven (7) days before any annuity payment date, the transfer shall be effective during the Valuation Period next succeeding that annuity payment date.

     d. A transfer to the General Account may be made effective only on an anniversary of the first Annuity Date and upon not less than thirty (30) days prior written notice to KILICO.

The Annuity Unit value of a Subaccount shall be determined as of the end of the Valuation Period next preceding the effective date of the transfer. The transfer privilege may be suspended, modified or terminated at any time (subject to state requirements). Payees should consider the appropriateness of each Subaccount's investment objectives and risks as an investment during the annuity period.

5. ANNUITY UNIT VALUE.

The value of an Annuity Unit is determined independently for each of the Subaccounts.

For each Subaccount, the Annuity Unit value for any Valuation Period is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the net investment factor for the Valuation Period for which the Annuity Unit value is being calculated, and multiplying the result by an interest factor which offsets the effect of the assumed investment earnings rate of 4% per annum which is assumed in the annuity tables contained in the Certificate.

The net investment factor for each Subaccount for any Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result where:

     (1) is the net result of:

        a. the net asset value per share of the investment held in the Subaccount determined at the end of the current valuation period; plus

        b. the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current valuation period; plus or minus

        c. a charge or credit for any taxes reserved for the current valuation period which KILICO determines to have resulted from the investment operations of the Subaccount;

     (2) is the net asset value per share of the investment held in the Subaccount, determined at the end of the last prior valuation period;

     (3) is the factor representing the mortality and expense risk and administrative cost charge stated in the Certificate for the number of days in the valuation period.

6. FIRST PERIODIC PAYMENT.

At the time annuity payments begin, the value of the Owner's Certificate interest is determined by multiplying the applicable Accumulation Unit values at the end of the Valuation Period immediately preceding the date the first annuity payment is due by the respective number of Accumulation Units credited to the Owner's Certificate interest as of the end of such Valuation Period, less the dollar amount of premium taxes not previously deducted, if applicable, and less the amount of the Withdrawal Charge, if applicable.

There shall be no Withdrawal Charge assessed so long as annuity payments provide for payments under Annuity Options 2, 3 or 4 or payments under Annuity Option 1 are scheduled to continue for at least five years.

The first annuity payment is determined by multiplying the benefit per $1,000 of value shown in the applicable annuity table by the number of thousands of dollars of Certificate Value less deduction for premium taxes and Withdrawal Charge, if applicable.

A 4% assumed investment rate is built into the annuity tables contained in the Certificates. If the actual net investment rate exceeds 4%, payments will increase at a rate equal to the amount of such excess. Conversely, if the actual rate is less than 4%, annuity payments will decrease.

7. SUBSEQUENT PERIODIC PAYMENTS.

The amount of the second and subsequent annuity payments is determined by multiplying the number of Annuity Units by the Annuity Unit value as of the Valuation Period next preceding the date on which each annuity payment is due. The dollar amount of the first annuity payment as determined above is divided by the Annuity Unit value as of the Annuity Date to establish the number of Annuity Units representing each annuity payment. The number of Annuity Units determined for the first annuity payment remains constant for the second and subsequent monthly payments.

8. FIXED ANNUITY PAYMENTS.

The amount of each payment under a Fixed Annuity will be determined from tables prepared by KILICO. Such tables show the monthly payment for each $1,000 of Certificate Value net of any applicable premium tax allocated to provide a Fixed Annuity. Fixed Annuity payments will not change regardless of investment, mortality or expense experience.

9. DEATH BENEFIT.

If the payee dies after the Annuity Date, the death proceeds, if any, will depend upon the form of annuity payment in effect at the time of death. (See "Annuity Options.")

                              FEDERAL INCOME TAXES

The ultimate effect of Federal income taxes on Certificate Value, on annuity payments and on the economic benefit to the Owner, Annuitant or Beneficiary depends on KILICO's tax status, the type of retirement plan for which the Certificate is purchased and upon the tax status of the individual concerned. Each individual Owner should consult a competent tax advisor.

A. KILICO'S TAX STATUS.

KILICO is taxed as a life insurance company under the current Internal Revenue Code. The operations of the Separate Account are taxed as part of the total operations of KILICO. However, the determination of tax charges and credits to the Separate Account will be independent of the tax actually paid by KILICO.

Under current interpretations of existing Federal income tax law, investment income of the Separate Account, to the extent that it is applied to increase an individual Owner's equity, is not taxed. Thus, a Subaccount may realize net investment income and dividends, and the Subaccount may receive and reinvest them, all without Federal income tax consequences for the Separate Account.

B. AMOUNTS RECEIVED AS AN ANNUITY.

A fixed portion of each annuity payment is excludable from gross income as a return of investment in the Certificate and the balance is taxed as ordinary income. For payments made on a fixed basis, the excludable amount and the includible amount generally will stay the same for each payment. For payments made on a variable basis, the excludable amount generally will stay the same, but the includible amount may vary for each payment. In addition, for payments made on a variable basis, the excludable amount may be recalculated if any payment is less than the excludable amount.

The excludable amount of each Annuity Unit is determined by dividing the investment in the Certificate as of the Annuity Date by the number of Annuity Units to be received under the payment option chosen.

For a Non-Qualified Plan Certificate, the investment in the Certificate is equal to the Purchase Payments minus any withdrawals thereof. For a Qualified Plan Certificate, the investment in the Certificate is equal to the employee's non-deductible contributions, minus any prior distributions thereof.

The excludable amount of any payment may not exceed the unrecovered investment in the Certificate immediately before such payment. The amount of the unrecovered investment is allowed as a deduction on the final return of a deceased Annuitant where annuity payments cease before the investment in the Certificate has been fully recovered.

C. NON-QUALIFIED PLAN CERTIFICATES.

1. DIVERSIFICATION REQUIREMENTS.

While Section 72 of the Code governs the taxation of annuities in general,
Section 817(h) of the Code provides that nonqualified annuity contracts will not be treated as annuities unless the underlying investments are "adequately diversified" in accordance with regulations prescribed by the Secretary of the Treasury. Such regulations require, among other things, that a mutual fund underlying an annuity contract, such as those underlying the Certificates, may invest no more than 55% of the value of its assets in one investment; 70% in two investments; 80% in three investments; and 90% in four investments. If the above diversification requirements are not met by each and every Portfolio, the Certificate could lose its overall tax status as an annuity, resulting in current taxation of the excess of cash value over the "investment in the Certificate" (as defined above) to the Owner. KILICO has reviewed the diversification regulations and believes that the Portfolios are in compliance with these regulations and that there is no threat to the current favorable tax status of the Certificates. Furthermore, KILICO intends to make whatever changes may be necessary and appropriate in the future in order to maintain the continued favorable tax treatment.

In connection with the earlier issuance of temporary regulations relating to diversification requirements, the Treasury Department announced that such regulations do not provide guidance concerning the extent to which owners may direct their investments to particular Subaccounts. Moreover any additional rule may apply to pension plan contracts. It is possible that when such guidance is available, the Contract and Certificates may need to be modified to comply with such guidance. Accordingly, KILICO reserves the right to modify the Contract and Certificates as necessary to prevent the Owner from being considered the owner of the assets of the Subaccount. Because the guidance has not been published, there can be no assurance as to content or even whether application will be prospective only.

2. TAX TREATMENT OF WITHDRAWALS AND ASSIGNMENTS.

Withdrawals from Non-Qualified Plan Certificates will generally be allocable first to ordinary income, then to investment in the Certificate. For Certificates acquired in exchange for an annuity contract to which the Owner made contributions before August 14, 1982, withdrawals will be allocable first to investment in the annuity contract made prior to August 14, 1982, then to ordinary income then to any other investment in the annuity contract or Certificate.

If the Owner transfers a Non-Qualified Plan Certificate by gift, the Owner must include in gross income the excess of the Certificate Value over the investment in the Certificate as of the date of transfer.

Non-Qualified Plan Certificates or annuity contracts issued by KILICO (or an affiliate) during a calendar year are to be aggregated and considered a single contract for purposes of determining the amount of any withdrawal, or assigned or pledged cash value includible in the Owner's gross income. This rule does not apply to a Certificate or annuity contract where the Annuity Date is within one year after the Certificate or annuity contract is issued.

3. 10-PERCENT PENALTY TAX ON PREMATURE DISTRIBUTIONS.

A 10% penalty is imposed on the taxable portion of any distribution to a participant in a qualified pension or profit sharing plan, tax sheltered annuity or individual retirement annuity ("IRA"), or under a Non-Qualified Plan Certificate, prior to age 59 1/2, death or disability of the participant or Non-Qualified Plan Owner.

The 10% penalty does not apply to any distribution which is part of a series of substantially equal periodic payments (not less frequently than annually) made for the life or life expectancy of the qualified plan participant or Non-Qualified Plan Owner, provided that there is no change in such payments before the later of (i) the close of the 5-year period beginning on the date of the first payment, or (ii) age 59 1/2, death or disability of such participant or Owner. Further, the 10% penalty does not apply to any distribution from a qualified pension or profit sharing plan or tax sheltered annuity on account of retirement after age 55, or to any distribution from a Non-Qualified Plan Certificate: (i) attributable to investment in the Certificate before August 14, 1982, or (ii) where the Annuity Date is within one year after the Certificate is issued.

D. QUALIFIED PLANS.

The Certificates offered by this Prospectus are designed to be suitable for use under Qualified Plans. Such contracts are commonly referred to as "Qualified Plan Certificates." KILICO, in its sole discretion, reserves the right to waive certain minimums with respect to large group contracts. Taxation of participants in such Qualified Plans varies with the type of plan and the terms and conditions of the specific plan.

Qualified Plan Owners, Annuitants and Beneficiaries are cautioned that benefits under a Qualified Plan may be subject to the terms and conditions of the plan regardless of the terms and conditions of the Certificates issued pursuant to the plan. Following are general descriptions of the types of Qualified Plans and of the use of the Certificates in connection therewith. Purchasers intending to use the Certificates in connection with Qualified Plans should seek competent tax advice.

     (a) PENSION AND PROFIT-SHARING PLANS.

     Sections 401(a) of the Internal Revenue Code ("Code") permits employers to establish qualified retirement plans for employees. Taxation of plan participants depends on the specific plan. Such plans are limited by law as to maximum permissible contributions, distribution dates, non-forfeitability of interests and tax rates applicable to distributions. In order to establish such a plan, a plan document is adopted and implemented by the employer. Such retirement plans may permit the purchase of the Certificates in order to provide benefits under the plans.

     (b) TAX-SHELTERED ANNUITIES.

     Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "tax-sheltered annuities."

     The Certificates offered by this Prospectus are designed to exclude periodic contributions to tax-sheltered annuities under salary reduction agreements but to accept lump-sum contributions and rollovers that meet the $5,000 minimum Purchase Payment requirement. To the extent attributable to salary reduction contributions to your tax-sheltered annuity contract (or to transfers of such amounts from other contracts), contributions made or earnings credited after December 31, 1988 may not be withdrawn until separation from service, attainment of age 59 1/2, death or disability. Salary reduction contributions after December 31, 1988 may also be withdrawn in the case of hardship within the meaning of section 403(b)(11) of the Code. Under your employer's tax-sheltered annuity plan, you may be allowed to transfer your Certificate Value to other types of options, such as other fixed or variable annuity contracts or Section 403(b)(7) custodial accounts.

     (c) TREATMENT OF CERTAIN DISTRIBUTIONS FROM PENSION AND PROFIT SHARING PLANS AND TAX-SHELTERED ANNUITIES.

     Distributions from Pension and Profit Sharing Plans and Tax-Sheltered Annuities which are eligible to be rolled over to an IRA or another employer's retirement plan are generally subject to 20% withholding, unless the participant exercises the right to a "direct rollover." A "direct rollover" may be accomplished when the sponsor of a participant's existing pension or profit sharing plan or tax-sheltered annuity makes a distribution payable to the sponsor of the new IRA or new employer plan for the participant's benefit.

     If the participant does not exercise the right to a "direct rollover," in general, 20% will be withheld from the distribution and credited against the participant's income taxes incurred in the taxable year of the distribution. Other rules may apply, therefore, KILICO suggests that participants consult their tax advisors before making a decision.

     (d) INDIVIDUAL RETIREMENT ANNUITIES.

     Section 408(b) of the Code permits eligible individuals to make deductible contributions to an individual retirement program known as an "Individual Retirement Annuity" ("IRA"). Generally, the maximum contribution is $2,000 for an individual and $2,250 for an individual and spouse eligible for a spousal IRA. In addition, certain distributions from qualified pension and profit sharing plans, tax-sheltered annuities and other IRA's may be placed on a tax-deferred basis into an IRA. When issued in connection with an IRA, the Certificate will be amended to conform to the requirements under such plans. Purchasers have the right to revoke an IRA Certificate within seven
     (7) days of the receipt of the IRA disclosure statement which is attached to the application used for IRA Certificates. The IRA disclosure statement also provides more information on contribution limits. A purchaser can revoke the IRA Certificate within seven (7) days of the date the application was signed by notifying KILICO.

     PLEASE NOTE THAT AN IRA DISCLOSURE STATEMENT IS INCLUDED IN THIS PROSPECTUS AS AN APPENDIX.

     (e) DEFERRED COMPENSATION PLANS.

     Section 457 of the Code allows a State defined to also include a political subdivision of a State, and an agency or instrumentality of a State or a political subdivision of a State, and any other tax exempt organization to establish a deferred compensation plan ("Section 457 Plan") for the benefit of its employees. Certificates issued under such a plan are owned by the employer.

     An employee electing to participate in a Section 457 Plan should understand that all rights and benefits are governed strictly by the terms of the plan. The employer is legal owner of any Certificates issued under the plan. The employee is, in fact, a general creditor of the employer under the terms of the plan. The employer, as owner of the Certificates, also retains all voting and redemption rights which may accrue through the Certificates issued under the plan.

     The participating employee should look to the terms of the plan for any charges in regard to participating in such plan other than those disclosed in this Prospectus. Section 457 of the Code places limitations on contributions to such plans. A participant must look to the terms of the plan for an explanation of this limitation.

E. OTHER CONSIDERATIONS.

Because of the complexity of the law and its application to a specific individual, tax advice may be needed by a person contemplating purchase of a Certificate or the exercise of elections under a Certificate. The above comments concerning the Federal income tax consequences are not exhaustive, and special rules are provided with respect to situations not discussed in this Prospectus.

The preceding description is based upon KILICO's understanding of current Federal income tax law. KILICO cannot assess the probability that changes in tax laws, particularly affecting annuities, will be made.

The preceding comments do not take into account state income or other tax considerations which may be involved in the purchase of a Certificate or the exercise of elections under the Certificate. For complete information on such Federal and state tax considerations, a qualified tax adviser should be consulted.

Legislation has been considered which would prohibit insurers from using sex-distinct factors in determining annuity benefit payments. If "unisex" requirements are adopted, KILICO may be required to utilize annuity tables which do not differentiate the amount of annuity benefits on the basis of sex. This might result in a change providing for either an increase in the initial amount of monthly benefits applied for females or a decrease in such amount for males or a combination of both. KILICO is using "unisex" annuity tables on Qualified Plan Certificates.

                   DISTRIBUTION OF CONTRACTS AND CERTIFICATES

The Contracts and Certificates are sold by licensed insurance agents, where the Contracts and Certificates may be lawfully sold, who are registered representatives of broker-dealers which are registered under the Securities Exchange Act of 1934 and are members of the National Association of Securities Dealers, Inc. KILICO generally pays a maximum commission of 6% on sales based on Purchase Payments. KILICO reserves the right to pay additional commissions based on the value in an Owner's account. In addition to commissions, KILICO may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation, to broker-dealers that sell the Contracts and Certificates. In some instances, such other incentives may be offered only to certain licensed broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts and Certificates or other contracts issued by KILICO. The Contracts and Certificates are distributed through the principal underwriter for the Separate Account, which is Investors Brokerage Services, Inc. ("IBS"), a wholly owned subsidiary of KILICO.

                                 VOTING RIGHTS

Proxy materials in connection with any shareholder meeting of the Fund will be delivered to each Owner or Annuitant with Subaccount interests invested in the Fund as of the record date for voting at such meeting. Such proxy materials will include an appropriate form which may be used to give voting instructions. KILICO will vote Fund shares held in each Subaccount in accordance with instructions received from persons having a Subaccount interest in such Fund shares. Fund shares as to which no timely voting instructions are received will be voted by KILICO in proportion to the voting instructions received from all persons in a timely manner. KILICO will also vote any Fund shares attributed to amounts it has accumulated in the Subaccounts in the same proportion that Owners vote. As a trust, the Fund is not required and does not intend to hold annual shareholders' meetings. It will, however, hold special meetings as required or deemed desirable for such purposes as electing trustees, changing fundamental policies or approving an investment advisory agreement.

Owners and Annuitants of all Certificates participating in each Subaccount shall have voting rights with respect to the Portfolio invested in by that Subaccount, based upon each Owner's proportionate interest in that Subaccount as measured by units. The person having such voting rights will be the Owner before surrender, the Annuity Date or the death of the Annuitant, and thereafter, the payee entitled to receive Variable Annuity payments under the Certificate. During the Annuity Period, voting rights attributable to a Certificate will generally decrease as Annuity Units attributable to an Annuitant decrease.

                        REPORTS TO OWNERS AND INQUIRIES

Immediately after each Certificate anniversary, Owners will be sent statements for their own Certificate showing the number and value of Accumulation Units credited to each Subaccount and the Guarantee Period

Value for each Guarantee Period. It will also show the interest rate(s) that KILICO is crediting upon amounts then held in each Guarantee Period. In addition, Owners transferring amounts among the Subaccounts and Guarantee Periods or making additional payments will receive written confirmation of such transactions. Upon request, any Owner will be sent a current statement in a form similar to that of the annual statement described above. Each Owner will also be sent an annual and a semi-annual report for the Fund and a list of the securities held in each Portfolio of the Fund, as required by the 1940 Act. In addition, KILICO will calculate for an Owner, the portion of a total amount that must be invested in a selected Guarantee Period so that the portion grows to equal the original total amount at the expiration of the Guarantee Period.

An Owner may direct inquiries to the individual who sold him or her the Certificate or may call 1-800-621-5001 or write to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049.

                             DOLLAR COST AVERAGING

KILICO offers two different dollar cost averaging programs whereby an Owner may predesignate a portion of Subaccount Value under a Certificate to be automatically transferred on a monthly basis to one or more of the other Subaccounts during the Accumulation Period. The first dollar cost averaging program is available only for initial Purchase Payments and an Owner must enroll in the program at the time the Certificate is issued. An Owner may allocate all or a portion of the initial Purchase Payment to Money Market Subaccount #2, which is the only Subaccount with no deduction for the 1.25% daily asset-based charge for mortality and expense risks and administrative costs. The Owner must transfer all of the Subaccount Value out of Money Market Subaccount #2 to one or more of the other Subaccounts within three years from the initial Purchase Payment. If an Owner terminates dollar cost averaging or does not deplete all Certificate Value in Money Market Subaccount #2 within three years, KILICO will automatically transfer any remaining Subaccount Value in Money Market Subaccount #2 to Money Market Subaccount #1.

The other dollar cost averaging program is available for Purchase Payments and for Certificate Value transferred into Money Market Subaccount #1 or Government Securities Subaccount. An Owner may predesignate a portion of Subaccount Value to be automatically transferred on a monthly basis to one or more of the other Subaccounts. An Owner may enroll in this program at the time the Contract is issued or anytime thereafter by properly completing the Dollar Cost Averaging enrollment form and returning it to KILICO at its home office at least five (5) business days prior to the second Tuesday of a month which is the date that all dollar cost averaging transfers will be made ("Transfer Date").

Under each program, transfers will be made in the amounts designated by the Owner and must be at least $500 per Subaccount. The total Certificate Value in the applicable Subaccount at the time Dollar Cost Averaging is elected must be at least equal to the amount designated to be transferred on each Transfer Date multiplied by the duration selected. Dollar Cost Averaging will cease automatically if the Certificate Value does not equal or exceed the amount designated to be transferred on each Transfer Date and the remaining amount will be transferred.

Dollar Cost Averaging will terminate when (i) the number of designated monthly transfers has been completed, (ii) the value of the Accumulation Units attributable to the applicable Subaccount is insufficient to complete the next transfer, (iii) the Owner requests termination in writing and such writing is received by KILICO at its home office at least two (2) business days prior to the next Transfer Date in order to cancel the transfer scheduled to take effect on such date, or (iv) the Certificate is surrendered or annuitized.

An Owner may initiate, reinstate or change Dollar Cost Averaging from Money Market Subaccount #1 or Government Securities Subaccount or change existing Dollar Cost Averaging terms for Money Market

Subaccount #2 by properly completing the new enrollment form and returning it to KILICO at its home office at least five (5) business days prior to the next Transfer Date such transfer is to be made.

When utilizing Dollar Cost Averaging an Owner must be invested in Money Market Subaccount #1, Money Market Subaccount #2, or Government Securities Subaccount and may be invested in any other Subaccounts at any given time. Election of Dollar Cost Averaging is not available during the Annuity Period.

                           SYSTEMATIC WITHDRAWAL PLAN

KILICO administers a Systematic Withdrawal Plan ("SWP") which allows certain Owners to pre-authorize periodic withdrawals during the accumulation period. Owners entering into a SWP agreement instruct KILICO to withdraw selected amounts from any of the Subaccounts or Guarantee Periods on a monthly, quarterly, semi-annual or annual basis. Currently the SWP is available to Owners who request a minimum $100 periodic payment. A MARKET VALUE ADJUSTMENT WILL APPLY TO ANY WITHDRAWALS UNDER THE SWP FROM A GUARANTEE PERIOD UNLESS EFFECTED WITHIN 15 DAYS BEFORE OR 15 DAYS AFTER THE GUARANTEE PERIOD ENDS. IF THE AMOUNTS DISTRIBUTED UNDER THE SWP EXCEED THE AMOUNT FREE OF WITHDRAWAL CHARGE (CURRENTLY 15% OF CERTIFICATE VALUE) THEN THE WITHDRAWAL CHARGE WILL BE APPLIED ON ANY AMOUNTS EXCEEDING THE 15% FREE WITHDRAWAL. WITHDRAWALS TAKEN UNDER THE SWP MAY BE SUBJECT TO THE 10% FEDERAL TAX PENALTY ON EARLY WITHDRAWALS AND TO INCOME TAXES AND MAY BE SUBJECT TO 20% WITHHOLDING. SEE "FEDERAL INCOME TAXES." Owners interested in SWP may obtain an application from their representative or KILICO's home office. The right is reserved to amend the SWP on thirty days' notice. The SWP may be terminated at any time by the Owner or KILICO.

                                    EXPERTS

The consolidated financial statements of KILICO as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. As discussed in the notes to KILICO's consolidated financial statements, effective January 1, 1994, KILICO changed its method of accounting for investment securities to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. Also, as discussed in the notes effective January 1, 1993, KILICO changed its method of accounting for impairment of loans receivable to adopt the provisions of SFAS 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, and changed its method of accounting for income taxes to adopt the provisions of SFAS 109, ACCOUNTING FOR INCOME TAXES.

                                 LEGAL MATTERS

Legal matters with respect to the organization of KILICO, its authority to issue annuity contracts and the validity of the Contract, have been passed upon by Debra P. Rezabek, Vice President, General Counsel, Director of Government Affairs and Corporate Secretary for KILICO. Katten Muchin & Zavis, Washington, D.C., has advised KILICO on certain legal matters concerning federal securities laws applicable to the issue and sale of the Certificates.

                             SPECIAL CONSIDERATIONS

KILICO reserves the right to amend the Contract and Certificates to meet the requirements of any applicable federal or state laws or regulations. KILICO will notify the Owner in writing of any such amendments.

An Owner's rights under a Certificate may be assigned as provided by applicable law. An assignment will not be binding upon KILICO until it receives a written copy of the assignment. The Owner is solely responsible for the validity or effect of any assignment. The Owner, therefore, should consult a qualified tax advisor regarding the tax consequences, as an assignment may be a taxable event.

                             AVAILABLE INFORMATION

KILICO is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and 500 West Madison, Suite 1400, Northwestern Atrium Center, Chicago, Illinois. Copies of such materials also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

KILICO has filed registration statements (the "Registration Statements") with the Commission under the Securities Act of 1933 relating to the Contracts and Certificates offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statements and does not contain all of the information set forth in the Registration Statements, and reference is hereby made to such Registration Statements for further information relating to KILICO and the Contracts and Certificates. The Registration Statements may be inspected and copied, and copies can be obtained at prescribed rates in the manner set forth in the preceding paragraph.

                                    BUSINESS

CORPORATE STRUCTURE

KEMPER INVESTORS LIFE INSURANCE COMPANY ("KILICO"), founded in 1947, is incorporated under the insurance laws of Illinois. KILICO is licensed in the District of Columbia and all states except New York. KILICO is a wholly owned subsidiary of Kemper Corporation ("Kemper"), a nonoperating holding company.

CORPORATE CONTROL EVENTS

On January 4, 1996, an investor group comprised of Zurich Insurance Company ("Zurich"), Insurance Partners, L.P. ("IP") and Insurance Partners Offshore (Bermuda), L.P. (together with IP, "Insurance Partners") acquired all of the issued and outstanding common stock of Kemper. As a result of the change in control, Zurich and Insurance Partners indirectly and directly own 80 percent and 20 percent, respectively, of Kemper and therefore KILICO.

STRATEGIC INITIATIVES

During 1992 and 1993, in order to streamline management, control costs and improve profitability, the management, operations and strategic directions of KILICO were integrated with those of another Kemper subsidiary, Federal Kemper Life Assurance Company ("FKLA"). Headquartered in Long Grove, Illinois, FKLA markets term and interest-sensitive life insurance as well as certain annuity products through brokerage general agents and other independent distributors. The integration encompassed virtually all aspects of operations, distribution channels and product development and was designed to promote increased efficiencies and productivity and to expand both companies' distribution capabilities. As described below, KILICO has emphasized different products and distribution methods.

Since late 1991, KILICO intensified its management of real estate-related investments due to adverse market conditions. KILICO also successfully implemented strategies over the last several years to reduce both its joint venture operating losses and the level of its real estate-related investments. These strategies included individual property sales, cash sales of real estate-related investments amounting to $646.0 million since 1991 to affiliated non-life realty companies, refinancings and restructurings as well as bulk sale transactions completed in December 1995 in anticipation of the 1996 change in control. As a result of these strategies, KILICO reduced its holdings of real estate-related investments from 36.2 percent of its total invested assets and cash at year-end 1991 to 6.3 percent at year-end 1995.

Further addressing the quality of its investment portfolio, KILICO reduced its holdings of below investment-grade securities (excluding real estate-related investments) from 20.0 percent of its total invested assets and cash at year-end 1990 to 1.8 percent at year-end 1995.

Since 1991, KILICO has also received $342.5 million in capital contributions from Kemper. KILICO also ceded approximately $932 million of fixed-rate annuity liabilities in reinsurance transactions in 1991 and 1992.

NARRATIVE DESCRIPTION OF BUSINESS

KILICO offers both individual fixed-rate (general account) and individual and group variable (separate account) annuity contracts, as well as individual universal life and variable life insurance products through various distribution channels. KILICO's broad product selection is designed for diverse economic environments. KILICO structures its products to offer investment-oriented products, guaranteed returns or a combination of both to help policyholders meet multiple insurance and financial objectives. Financial institutions, securities brokerage firms, insurance agents and financial planners are important distribution channels for KILICO's products. In 1995, INVEST Financial Corporation, an affiliated company, and EVEREN Securities, Inc., ("EVEREN"), an affiliated company until September 13, 1995, accounted for approximately 37 percent and 21 percent, respectively, of KILICO's first-year sales, compared with 36 percent and 20 percent, respectively, in 1994. KILICO's sales mainly consist of deposits received on certain long duration annuity contracts. (See the table captioned "Sales" below.)

Annuities accounted for approximately 99 percent of KILICO's sales in recent years. KILICO's annuities generally have surrender charges that are a specified percentage of policy values and decline as the policy ages. General account annuity and interest-sensitive life policies are guaranteed to accumulate at specified interest rates but allow for periodic crediting rate changes.

Over the last several years, in part reflecting the current interest rate environment, and to reduce its exposure to investment risk, KILICO's strategy has been to place more emphasis on marketing its separate account products. Unlike the fixed-rate annuity business where KILICO manages spread revenue, variable annuities pose minimal investment risk for KILICO, as policyholders invest in one or more of several underlying investment funds. KILICO in turn receives fee revenue. KILICO's separate account assets totaled $1.76 billion at December 31, 1995 and $1.50 billion at December 31, 1994 and 1993. KILICO's sales of its separate account annuities were $151.3 million in 1995, $250.7 million in 1994 and $263.7 million in 1993. Despite KILICO's strategy to emphasize the sale of variable annuities, such sales have declined in each of the last two years due to competitive conditions in certain distribution channels, in part reflecting KILICO's financial strength and performance ratings and uncertainty concerning KILICO's ownership. Rating improvements in 1996 (see "Rankings and ratings" below) and the 1996 change in control are expected to increase KILICO's future sales.

In order to increase variable annuity sales, KILICO introduced Kemper PASSPORT in 1992. Kemper PASSPORT is a variable and market value adjusted annuity featuring a choice of investment portfolios, an increasing estate benefit, tax-free transfers and guaranteed rates for a variety of terms. In 1994, KILICO changed Kemper PASSPORT from a single premium annuity to one with a flexible premium structure and also added a small capitalization equity subaccount as another investment portfolio option. In 1995, KILICO also added seven new subaccounts as investment portfolio choices for certain purchasers of the Kemper Advantage III variable annuity product.

Reductions in crediting rates and investment portfolio issues have also lowered general account annuity sales for KILICO over the last several years. Beginning in the second half of 1994 and in early 1995, KILICO began raising crediting rates on certain of its existing and new general account products, reflecting both competitive conditions and a rising interest rate environment during 1994 and early 1995. As a result of these actions, sales of general account annuities increased and represented 62.0 percent of KILICO's total sales in 1995, compared with 46.0 percent in 1994, and 47.9 percent in 1993.

NAIC RATIOS

The National Association of Insurance Commissioners (the "NAIC") annually calculates certain statutory financial ratios for most insurance companies in the United States. These calculations are known as the Insurance Regulatory Information System ("IRIS") ratios. There presently are twelve IRIS ratios. The primary purpose of the ratios is to provide an "early warning" of any negative developments. The NAIC reports the ratios to state regulators who may then contact the companies if three or more ratios fall outside the NAIC's "usual ranges".

Based on statutory financial data as of December 31, 1995, KILICO had three ratios outside the usual ranges. KILICO's net income to total income was adversely affected by realized investment losses, primarily from dispositions of real estate-related investments. (See the discussion captioned "INVESTMENTS" below.) KILICO's change in premium and change in reserving ratios reflected declines in variable annuity sales and interest-sensitive life sales, respectively. Other than certain states requesting quarterly financial reporting and/or explanations of the underlying causes for certain ratios, no state regulators have taken any action due to KILICO's IRIS ratios for 1995 or earlier years.

GUARANTY ASSOCIATION ASSESSMENTS

From time to time, mandatory assessments are levied on KILICO by life and health guaranty associations of most states in which KILICO is licensed to cover losses to policyholders of insolvent or rehabilitated insurance companies. These associations levy assessments (up to prescribed limits) on all member insurers in a particular state in order to pay claims on the basis of the proportionate share of premiums written by member insurers in the lines of business in which the insolvent or rehabilitated insurer engaged. These assessments may be deferred or forgiven in certain states if they would threaten an insurer's financial strength, and, in some states, these assessments can be partially recovered through a reduction in future premium taxes.

In the early 1990s, there were a number of failures of life insurance companies. KILICO's financial statements include provisions for all known assessments that will be levied against KILICO by various state guaranty associations as well as an estimate of amounts (net of estimated future premium tax recoveries) that KILICO believes will be assessed in the future for failures which have occurred to date and for which the life insurance industry has estimated the cost to cover losses to policyholders. Assessments levied against KILICO and charged to expense in 1995, 1994 and 1993 amounted to $5.8 million, $0.0 million and $5.8 million, respectively. Such amounts relate to accrued guaranty fund assessments of $5.0 million, $4.0 million and $8.9 million at December 31, 1995, 1994 and 1993, respectively. No assessments were charged to expense during 1994 as KILICO had established adequate accruals for all known insolvencies where an estimate of the cost to cover losses to policyholders was available as of December 31, 1994. Additional assessments charged to expense in 1995 reflect accruals for the life insurance industry's revised loss estimates for certain insolvent insurance companies.

RISK-BASED CAPITAL

Since the early 1990s, reflecting a recessionary environment and the insolvencies of a few large life insurance companies, both state and federal legislators have increased scrutiny of the existing insurance regulatory framework. While various initiatives, such as a new model investment law, are being considered for future implementation by the NAIC, it is not presently possible to predict the future impact of potential regulatory changes on KILICO.

Under asset adequacy and risk-based capital rules adopted in 1993 in Illinois (the domiciliary state of KILICO), state regulators may mandate remedial action for inadequately reserved or inadequately capitalized companies. The new asset adequacy rules are designed to assure that reserves and assets are adequate to cover liabilities under a variety of economic scenarios. The focus of the new capital rules is a risk-based formula that applies prescribed factors to various risk elements in an insurer's business and investments to develop a minimum capital requirement designed to be proportional to the amount of risk assumed by the insurer. KILICO has capital levels substantially exceeding any which would mandate action under the risk-based capital rules and is in compliance with applicable asset adequacy rules.

RESERVES AND REINSURANCE

The following table provides a breakdown of KILICO's reserves for future policy benefits by product type at December 31, 1995, 1994 and 1993 (in millions):

                                                                 1995        1994        1993
                                                                ------      ------      ------
General account annuities.....................................  $3,794      $4,010      $4,180
Interest-sensitive life insurance.............................     779         833         860
Ceded future policy benefits..................................     503         643         746
                                                                ------      ------      ------
          Total...............................................  $5,076      $5,486      $5,786
                                                                ======      ======      ======

Ceded future policy benefits shown above reflect coinsurance (indemnity reinsurance) transactions in which KILICO reinsured liabilities of approximately $516 million in 1992 and $416 million in 1991 with Fidelity Life Association ("FLA"), an affiliated mutual insurance company. FLA shares management, operations and employees with FKLA and KILICO pursuant to an administrative and management services agreement. FLA produces whole life policies not produced by FKLA or KILICO as well as other policies similar to certain FKLA policies. At December 31, 1995, KILICO's reinsurance recoverable from FLA related to these coinsurance transactions totaled approximately $502.8 million. KILICO remains primarily liable to its policyholders for this amount. Utilizing FKLA's employees, KILICO is the servicing company for this coinsured business and is reimbursed by FLA for the related servicing expenses. Excluding this coinsurance, KILICO, because it is primarily an annuity company, reinsures only a very limited portion of its business. KILICO has immaterial exposure to mortality losses. (See the note captioned "Reinsurance" in the notes to the Consolidated Financial Statements.)

COMPETITION

KILICO is in a highly competitive business and competes with a large number of other stock and mutual life insurance companies, many of which are larger financially, although none is truly dominant in the industry. KILICO, with its emphasis on annuity products, also competes for savings dollars with securities brokerage and investment advisory firms as well as other institutions that manage assets, produce financial products or market other types of investment products.

KILICO's principal methods of competition continue to be innovative products, often designed for selected distribution channels and economic conditions, as well as appropriate product pricing, careful underwriting, expense control and the quality of services provided to policyholders and agents. Certain of KILICO's financial strength ratings and claims-paying/performance ratings, however, were lower in 1993, 1994 and 1995 than in earlier years, and they were under review in 1994 and 1995 due to uncertainty with respect to Kemper's and KILICO's ownership. These ratings impacted sales efforts in certain markets; however, increases in KILICO's financial strength ratings and claims-paying/performance ratings in January 1996 should favorably impact future sales.

To address its competition, KILICO has adopted certain business strategies. These include systematic reductions of investment risk and strengthening of its capital position; continued focus on existing and new variable annuity products; distribution through diversified channels; and ongoing efforts to continue as a low-cost provider of insurance products and high-quality services to agents and policyholders through the use of technology.

RANKINGS AND RATINGS

According to BEST'S AGENTS GUIDE TO LIFE INSURANCE COMPANIES, 1995, as of December 31, 1994, KILICO ranked 61 of 1,315 life insurers by admitted assets; 440 of 1,137 by insurance in force; and 143 of 1,219 by net premiums written.

Following the January 1996 change in control, certain of KILICO's financial strength ratings and claims-paying ability ratings were upgraded. KILICO's ratings are as follows:

                                                         CURRENT RATING     PRIOR RATING
                                                         --------------    ---------------
      A.M. Best Company...............................   A (Excellent)     A- (Excellent)
      Moody's Investors Service.......................   Aa3 (Excellent)   Baa1 (Adequate)
      Duff & Phelps Credit Rating Co..................   AA (Very High)    A+ (High)
      Standard & Poor's...............................   Aq (Good)         Aq (Good)

EMPLOYEES

At December 31, 1995, KILICO utilized the services of approximately 380 employees of FKLA which are also shared with FLA. On January 1, 1996, approximately 160 employees of Zurich Life Insurance Company of America ("Zurich Life"), an affiliated company, became employees of FKLA in connection with the integration of Zurich Life's operations with those of FKLA's. Beginning on January 5, 1996, KILICO, FKLA, FLA and Zurich Life operate under the trade name the Zurich Kemper Life Insurance Companies.

REGULATION

KILICO is generally subject to regulation and supervision by the insurance departments of Illinois and other jurisdictions in which KILICO is licensed to do business. These departments enforce laws and regulations designed to assure that insurance companies maintain adequate capital and surplus, manage investments according to prescribed character, standards and limitations and comply with a variety of operational standards. The departments also make periodic examinations of individual companies and review annual and other reports on the financial condition of each company operating within their respective jurisdictions. Regulations, which often vary from state to state, cover most aspects of the life insurance business, including market practices, forms of policies and accounting and financial reporting procedures.

Insurance holding company laws enacted in many states grant additional powers to state insurance commissioners to regulate acquisition of and by domestic insurance companies, to require periodic disclosure of relevant information and to regulate certain transactions with related companies. These laws also impose prior approval requirements for certain transactions with affiliates and generally regulate dividend distributions by an insurance subsidiary to its holding company parent.

In addition, variable life insurance and annuities offered by KILICO, and the related separate accounts, are subject to regulation by the Securities and Exchange Commission (the "SEC").

KILICO believes it is in compliance in all material respects with all applicable regulations.

INVESTMENTS

Changing marketplace dynamics have affected the life insurance industry in recent years. To accommodate customers' increased preference for safety over higher yields, KILICO has systematically reduced its investment risk, as investments are an integral part of KILICO's business, and strengthened its capital position.

KILICO's cash flow is carefully monitored and its investment program is regularly and systematically planned to provide funds to meet all obligations and to optimize investment return. Portfolio management is handled by an affiliated company, Zurich Kemper Investments, Inc. ("ZKI"), and its subsidiaries and affiliates, with KILICO's real estate-related investments being handled by a Kemper subsidiary. Investment policy is directed by KILICO's board of directors. KILICO's investment strategies take into account the nature of each annuity and life insurance product, the respective crediting rates and the estimated future policy benefit maturities. See "INVESTMENTS" below.

                                   PROPERTIES

KILICO primarily shares the office space leased by FKLA from Lumbermens Mutual Casualty Company, a former affiliate, ("Lumbermens"), 78,000 sq. ft. in Long Grove, Illinois. FKLA anticipates increasing its Long Grove office space by up to 43,000 sq. ft. in 1996. KILICO also has utilized 12,000 sq. ft. of office space presently leased by ZKI in Chicago, although virtually all of this space is expected to be eliminated by the end of 1996.

                               LEGAL PROCEEDINGS

KILICO has been named as defendant in certain lawsuits incidental to its insurance business. KILICO's management, based on the advice of legal counsel, believes that the resolution of these various lawsuits will not result in any material adverse effect on KILICO's consolidated financial position.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

KILICO recorded a net loss of $133.0 million in 1995, compared with net income of $26.4 million in 1994 and $14.0 million in 1993. The net loss in 1995 was primarily due to an increase in the level of real estate-related realized investment losses. In connection with the Zurich-led investor group's acquisition of Kemper in early January 1996, KILICO's strategy with respect to its real estate-related investments changed dramatically as of year-end 1995. This change, as further discussed below, resulted in significant reductions in real estate-related investments and significant realized capital losses in the second half of 1995.

The improvement in 1994 net income, compared with 1993, was primarily the result of increases in spread income, an increase in fees and other income and a decrease in commissions, taxes, licenses and fees. These improvements in 1994 were partially offset by higher realized investment losses in 1994, compared with 1993.

The following table reflects the major components of realized investment results included in net income (loss). (See "INVESTMENTS" below and the note captioned "Invested Assets and Related Income" in the notes to the Consolidated Financial Statements.)

                  REALIZED INVESTMENT RESULTS, AFTER TAX
                  (in millions)

                                                   YEAR ENDED DECEMBER 31
                                                -----------------------------
                                                 1995        1994       1993
                                                -------     ------     ------
                  Real estate-related
                    losses....................  $(211.6)    $(27.1)    $(51.7)
                  Fixed maturity
                    write-downs...............     (4.7)        --      (12.3)
                  Other gains (losses), net...      9.1       (8.4)      44.3
                                                -------     ------     ------
                            Total.............  $(207.2)    $(35.5)    $(19.7)
                                                =======     ======     ======

Real estate-related losses increased in 1995, compared with 1994 and 1993, reflecting realized capital losses predominately from real estate-related bulk sale transactions in December 1995 and a higher level of write-downs on real estate-related investments. These sales and write-downs reflect Zurich's and Insurance Partners' strategies, now adopted by KILICO, with respect to the disposition of real estate-related investments. Other realized investment gains and losses for 1995, 1994 and 1993 relate primarily to the sale of fixed maturity investments. The fixed maturity losses generated in 1994 arose primarily from the sale of $330.7 million of fixed maturity investments, consisting of lower yielding investment-grade corporate securities and collateralized mortgage obligations, related to a repositioning of KILICO's fixed maturity investment portfolio in September 1994. The $306.9 million of proceeds from the repositioning, together with $275.0 million of cash and short-term investments, were reinvested into higher yielding U.S. government and agency guaranteed mortgage pass-through securities issued by the Government National Mortgage Association and the Federal National Mortgage Association. (See "INVESTMENTS" below.)

Operating earnings (net income excluding realized investment results) improved to $74.2 million in 1995, compared with $61.9 million and $33.7 million in 1994 and 1993, respectively, primarily due to an increase in fees and other income, reductions in operating expenses and an increase in the net deferral of insurance acquisition costs, offset by an increase in commissions, taxes, licenses and fees. Operating earnings also improved in 1994, compared with 1993, as a result of improvements in spread income.

KILICO improved spread income by increasing investment income in 1993 and 1994 and by also reducing crediting rates on certain existing blocks of fixed annuity and interest-sensitive life insurance products in 1993 and through most of 1994. Such reductions in crediting rates occurred as overall interest rates also declined. Operating earnings then began to improve as crediting rates declined at a faster rate than KILICO's investment income. Beginning in late 1994, however, as a result of rising interest rates and other competitive market factors, KILICO began to increase crediting rates on such interest-sensitive products which actions adversely impacted spread income. The recent declines in interest rates during the last three quarters of 1995, however, have mitigated at present competitive pressures to increase existing renewal crediting rates further.

Investment income was positively impacted in 1995, 1994 and 1993 from the benefits of capital contributions to KILICO and from reductions in the level of nonperforming real estate-related investments, primarily from the sales of certain real estate-related investments to affiliated non-life realty companies. These sales totaled $3.5 million in 1995, $154.0 million in 1994, $343.7 million in 1993 and $144.8 million in 1992 and resulted in no realized gain or loss to KILICO. Investment income in 1995 and 1994 also benefitted from the above-mentioned repositioning of KILICO's investment portfolio and a $5.0 million pre-tax adjustment in 1994 related to the amortization of the discount or premium on mortgage-backed securities. Investment income for 1995, 1994 and 1993 has also been impacted by a shift over the last few years to higher-quality, lower yielding investments and foregone income on nonperforming investments.

            SALES
            (in millions)

                                                      YEAR ENDED DECEMBER 31
                                                 --------------------------------
                                                  1995         1994         1993
                                                 ------       ------       ------
              Annuities:
                General account................  $247.4       $214.2       $244.2
                Separate account...............   151.3        250.8        263.7
                                                 ------       ------       ------
                          Total annuities......   398.7        465.0        507.9
              Interest-sensitive life insurance
                and other......................      .4           .8          2.0
                                                 ------       ------       ------
                          Total sales..........  $399.1       $465.8       $509.9
                                                 ======       ======       ======

Sales of annuity products consist of total deposits received. The increase in 1995 general account (fixed annuity) sales reflected KILICO's strategy to increase sales of fixed annuities. KILICO's longer-term strategy is to direct its sales efforts toward separate account (variable annuity) products, which increase administrative fees earned and pose minimal investment risk for KILICO as policyholders invest in one or more of several underlying investment funds. Despite this strategy, separate account sales declined in 1995 and 1994, compared with 1993, due to competitive conditions in certain distribution channels, in part reflecting KILICO's financial strength and performance ratings and uncertainty concerning KILICO's ownership. KILICO believes that the increase in its financial strength and performance ratings in January 1996 together with KILICO's association with Zurich, will assist in KILICO's future sales efforts.

Included in fees and other income are fees received from KILICO's separate account products of $21.9 million in 1995, compared with $20.8 million and $18.1 million in 1994 and 1993, respectively. Administrative fee revenue increased in each of the last three years due to growth in average separate account assets. Also included in other income in 1995 is a ceding commission experience adjustment which resulted in income of $4.4 million related to certain reinsurance transactions entered into by KILICO during 1992. (See the note captioned "Reinsurance" in the notes to the Consolidated Financial Statements.) Other income also included surrender charge revenue of $7.7 million in 1995, compared with $7.4 million and $6.3 million in 1994 and 1993, respectively, as total general account and separate account policyholder surrenders and withdrawals increased in each of the last three years.

            POLICYHOLDER SURRENDERS AND WITHDRAWALS
            (in millions)

                                                 1995           1994           1993
                                                ------         ------         ------
              General account................   $755.9         $652.5         $516.3
              Separate account...............    205.6          150.3          104.4
                                                ------         ------         ------
                   Total.....................   $961.5         $802.8         $620.7
                                                ======         ======         ======

Policyholder withdrawals increased during each of the last three years due to planned reductions in fixed annuity crediting rates, a rising interest rate environment during the last half of 1994 and early 1995, uncertainty regarding KILICO's ownership until 1996 and KILICO's financial strength ratings and claims-paying/performance ratings which were lower in 1993, 1994, and 1995 than in earlier years and in 1996. KILICO's crediting rate increases in late 1994 and in early 1995 were designed to reduce the level of future withdrawals. As a result of increases in renewal crediting rates and declining interest rates in the last three quarters of 1995, together with the benefits of the planned association with Zurich, policyholder surrenders and withdrawals for the last half of 1995 declined substantially from the level of surrenders and withdrawals in the first half of 1995. KILICO expects that the level of surrender and withdrawal activity experienced should remain relatively stable for 1996 as a result of projected stable interest rates, the majority ownership of KILICO by Zurich and the upgrades in KILICO's ratings in January 1996.

Commissions, taxes, licenses and fees were higher in 1995, compared with 1994, primarily reflecting an increased level of guaranty fund assessments. Expenses for such assessments totaled $5.8 million, $0.0, and $5.8 million in 1995, 1994 and 1993, respectively. (See "Guaranty association assessments" above.) Commissions, taxes, licenses and fees were lower in 1994, compared with 1993, primarily reflecting lower annuity sales and reduced guaranty fund assessments.

The higher level of deferral of policy acquisition costs in 1995, compared with 1994, reflected an increase in the amount of imputed interest capitalized due to improvements in projected future revenue streams primarily as a result of the decline in the level of nonperforming real estate-related investments. The amortization of policy acquisition costs was favorably impacted during 1995 due to real estate-related capital losses and in 1994 due to the repositioning of KILICO's investment portfolio. These repositionings in 1995 and 1994 favorably impacted the amortization of policy acquisition costs because they resulted in current realized investment losses as well as an increase in projected future net investment income, which together are expected to increase KILICO's projected future estimated gross profits in later years. Excluding the effects of the repositionings, the amortization of policy acquisition costs increased in both 1995 and 1994, compared with 1993, primarily as a result of improved net operating earnings during 1995 and 1994.

Operating expenses in 1995, compared with 1994 and 1993, declined as a result of expense control efforts and the integration of the two life insurance subsidiaries' operations and management beginning in 1992. Operating expenses in 1995 declined by approximately 18 percent, compared with the 1994 level.

Since year-end 1990, KILICO has taken many steps to improve its earnings, financial strength and competitive marketing position. These steps included adjustments in crediting rates, reductions of operating expenses, reductions of below investment-grade securities, a strategy not to embark on new real estate projects, additional provisions for real estate-related losses, sales of $646.0 million of certain real estate-related investments to affiliated non-life realty companies through December 31, 1995, third-party sales and refinancings of certain mortgage and other real estate loans, approximately $932 million in annuity reinsurance transactions with an affiliated mutual life insurance company, and capital contributions of $342.5 million through December 31, 1995.

INVESTMENTS

KILICO's principal investment strategy is to maintain a balanced, well-diversified portfolio supporting the insurance contracts written. KILICO makes shifts in its investment portfolio depending on, among other factors, the interest rate environment, liability durations and changes in market and business conditions. In addition, as previously discussed, KILICO's strategy with respect to its real estate-related investments changed dramatically by year-end 1995.

INVESTED ASSETS AND CASH
(in millions)

                                                                       DECEMBER 31
                                                          -------------------------------------
                                                                1995                 1994
                                                          ----------------     ----------------
Cash and short-term investments.........................  $  398       8.3%    $  227       4.6%
Fixed maturities:
  Investment-grade:
     NAIC(1) Class 1....................................   3,096      64.9      2,569      52.2
     NAIC(1) Class 2....................................     570      12.0        760      15.5
  Below investment grade:
     Performing(2)......................................      79       1.7        135       2.8
     Nonperforming......................................       7        .1         --        --
Equity securities.......................................       4        .1         15        .3
Joint venture mortgage loans(3).........................     120       2.5        351       7.1
Third-party mortgage loans(3)...........................     144       3.0        319       6.5
Other real estate-related investments...................      36        .8        237       4.8
Policy loans............................................     289       6.1        278       5.7
Other...................................................      26        .5         26        .5
                                                          ------     -----     ------     -----
          Total(4)......................................  $4,769     100.0%    $4,917     100.0%
                                                          ======     =====     ======     =====

- ---------------

(1) National Association of Insurance Commissioners ("NAIC").
    -- Class 1 = A- and above
    -- Class 2 = BBB- through BBB+
(2) Excludes $49.9 million, or 1.0 percent, at December 31, 1994 of bonds carried in other real estate-related investments. All such bonds were sold during 1995.
(3) A joint venture mortgage loan is recharacterized in the current period as a third-party mortgage loan when KILICO and its affiliates have disposed of their related equity interest in that venture.
(4) See the note captioned "Financial Instruments--Off-Balance-Sheet Risk" in the notes to the consolidated financial statements.

FIXED MATURITIES

KILICO is carrying its fixed maturity investment portfolio, which it considers available for sale, at estimated fair value, with the aggregate unrealized appreciation or depreciation being recorded as a separate component of stockholder's equity, net of any applicable income tax expense. The aggregate unrealized appreciation, net of tax, on fixed maturities at December 31, 1995 was $70.4 million, compared with unrealized depreciation of $243.6 million, at December 31, 1994. KILICO does not record a net deferred tax benefit for the aggregate unrealized depreciation on investments. Fair values are sensitive to movements in interest rates and other economic developments and can be expected to fluctuate, at times significantly, from period to period.

At December 31, 1995, investment-grade fixed maturities and cash and short-term investments accounted for 85.2 percent of KILICO's invested assets and cash, compared with 72.3 percent at December 31, 1994. Approximately 66 percent of KILICO's NAIC Class 1 bonds were rated AAA or equivalent at year-end 1995, compared with 70 percent at December 31, 1994.

Approximately 45.7 percent of KILICO's investment-grade fixed maturities at December 31, 1995 were mortgage-backed securities, down from 49.2 percent at December 31, 1994. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. KILICO has not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. KILICO's mortgage-backed investments are generally of AAA credit quality, and the markets for these investments have been and are expected to remain liquid. KILICO plans to continue to reduce its holding of such investments over time.

Future investment income from mortgage-backed securities may be affected by the timing of principal payments and the yields on reinvestment alternatives available at the time of such payments. Due to the fact that KILICO's investments in mortgage-backed securities were predominately made since 1992, the current interest rate environment is not expected to cause any material extension of the average maturities of these investments. With the exception of many of KILICO's September 1994 purchases of such investments, most of these investments were purchased by KILICO at discounts. Prepayment activity on securities purchased at a discount is not expected to result in any material losses to KILICO because prepayments would generally accelerate the reporting of the discounts as investment income. Prepayment activity resulting from a decline in interest rates on such securities purchased at a premium would accelerate the amortization of the premiums which would result in reductions of investment income related to such securities. At December 31, 1995, KILICO had unamortized discounts and premiums of $17.0 million and $11.0 million, respectively, related to mortgage-backed securities. Given the credit quality, liquidity and anticipated payment characteristics of KILICO's investments in mortgage-backed securities, KILICO believes that the associated risk can be managed without material adverse consequences on its consolidated financial statements.

Below investment-grade securities holdings (NAIC classes 3 through 6), representing securities of 11 issuers at December 31, 1995, totaled 1.8 percent of cash and invested assets at December 31, 1995, compared with 2.8 percent at December 31, 1994. See the note captioned "Invested Assets and Related Income" in the notes to the consolidated financial statements. Below investment-grade securities are generally unsecured and often subordinated to other creditors of the issuers. These issuers may have relatively higher levels of indebtedness and be more sensitive to adverse economic conditions than investment-grade issuers. KILICO has significantly reduced its exposure to below investment-grade securities since 1990. This strategy takes into account the more conservative nature of today's consumer and the resulting demand for higher-quality investments in the life insurance and annuity marketplace.

REAL ESTATE-RELATED INVESTMENTS

The $300 million real estate portfolio held by KILICO, consisting of joint venture and third-party mortgage loans and other real estate-related investments, constituted 6.3 percent of cash and invested assets at December 31, 1995, compared with $907 million, or 18.4 percent, at December 31, 1994. The decrease in real estate-related investments was primarily due to bulk sale transactions in December 1995, write-downs reflecting Kemper's and therefore KILICO's new owners' future plans for real estate-related investments and other sales during 1995.

            SUMMARY OF GROSS AND NET REAL ESTATE INVESTMENTS
            (in millions)

                                                                    DECEMBER 31
                                                                   --------------
                                                                   1995     1994
                                                                   ----    ------
              Investments before reserves, write-downs and net
                joint venture operating losses:
                Joint venture mortgage loans....................   $120    $  358
                Third-party mortgage loans......................    159       353
                Other real estate-related investments...........    124       350
                                                                   ----    ------
                     Subtotal...................................    403     1,061
                Reserves........................................    (15)      (43)
                Write-downs.....................................    (18)      (97)
                Cumulative net operating losses of joint
                   ventures owned...............................    (70)      (14)
                                                                   ----    ------
              Net real estate investments.......................   $300    $  907
                                                                   ====    ======

As reflected in the "Real estate portfolio" table on the following page, KILICO has continued to fund both existing projects and legal commitments. The future legal commitments were $248.2 million at December 31, 1995. This amount represented a net decrease of $127.9 million since December 31, 1994, primarily due to sales and fundings in 1995. As of December 31, 1995, KILICO expects to fund approximately $56.4 million of these legal commitments, along with providing capital to existing projects. The disparity between total legal commitments and the amount expected to be funded relates principally to standby financing arrangements that provide credit enhancements to certain tax-exempt bonds, which KILICO does not presently expect to fund. The total legal commitments, along with estimated working capital requirements, are considered in KILICO's evaluation of reserves and write-downs. (See the note captioned "Financial Instruments--Off-Balance-Sheet Risk" in the notes to the Consolidated Financial Statements.)

Generally, at the inception of a real estate loan, KILICO anticipated that it would roll over the loan and reset the interest rate at least one time in the future, although KILICO is not legally committed to do so. As a result of the continued weakness in real estate markets and fairly restrictive lending practices by other lenders in this environment, KILICO expects that all or most loans maturing in 1996 will be rolled over, restructured or foreclosed if not earlier disposed of.

Excluding the $0.5 million of real estate owned and $17.1 million of net equity investments in joint ventures, KILICO's real estate loans totaled $282.0 million at December 31, 1995, after reserves and write-downs. Of this amount, $278.5 million are on accrual status with a weighted average interest rate of approximately 8.2 percent. Of these accrual loans, 33.0 percent have terms requiring current periodic payments of their full contractual interest, 46.0 percent require only partial payments or payments to the extent of cash flow of the borrowers, and 21.0 percent defer all interest to maturity.

The equity investments in real estate at December 31, 1995 consisted of KILICO's other equity investments in joint ventures. These equity investments include KILICO's share of periodic operating results. KILICO, as an equity owner or affiliate thereof, has the ability to fund, and historically has elected to fund, operating requirements of certain joint ventures.

REAL ESTATE PORTFOLIO
(in millions)

                            MORTGAGE LOANS            OTHER REAL ESTATE-RELATED INVESTMENTS
                           -----------------    -------------------------------------------------
                            JOINT     THIRD-                 OTHER      REAL ESTATE     EQUITY
                           VENTURE    PARTY     BONDS(2)    LOANS(3)       OWNED      INVESTMENTS    TOTAL
                           -------    ------    --------    --------    -----------   -----------   -------
Balance at December 31,
  1994...................  $ 351.4    $318.7     $ 49.9      $ 84.6       $  57.3       $  45.4     $ 907.3(1)
Additions (deductions):
Fundings.................     36.2       3.7         --         1.6           3.8          21.2        66.5
Interest added to
  principal..............     23.1       9.1         --          .4            --            --        32.6
Sales/paydowns/
  distributions..........   (147.5)    (97.9)     (25.1)      (27.3)        (76.1)         (2.2)     (376.1)
Sales to KFC Portfolio
  Corp...................     (1.7)     (1.0)        --         (.8)           --            --        (3.5)
Operating loss...........       --        --         --          --            --           (.4)        (.4)
Transfers to real estate
  owned..................     (3.6)    (15.9)      (2.8)         --          22.3            --          --
Realized investments
  losses.................   (127.3)    (61.2)     (13.2)      (47.5)         (2.8)        (73.6)     (325.6)
Other transfers, net.....     24.8     (25.4)     (11.2)       13.1            --          (1.3)         --
Other transactions,
  net....................    (35.0)     14.4        2.4        (7.0)         (4.0)         28.0        (1.2)
                           -------    ------     ------      ------       -------       -------     -------
Balance at December 31,
  1995...................  $ 120.4    $144.5     $   --      $ 17.1       $    .5       $  17.1     $ 299.6(4)
                           =======    ======     ======      ======       =======       =======     =======

- ---------------

(1) Net of $139.6 million reserve and write-downs. Excludes $29.8 million of real estate-related accrued interest.

(2) KILICO's real estate-related bonds, all of which were rated below investment-grade, were generally unsecured and were issued to KILICO by real estate finance or development companies generally to provide financing for Kemper's or KILICO's joint ventures for various purposes. All such bonds were disposed of during 1995.

(3) The other real estate loans were notes receivable evidencing financing, primarily to joint ventures, for purposes similar to those funded by real estate-related bonds.

(4) Net of $33.2 million reserve and write-downs. Excludes $5.6 million of real estate-related accrued interest.

REAL ESTATE CONCENTRATIONS

KILICO's real estate portfolio is distributed by geographic location and property type. However, KILICO has concentration exposures in certain states and in certain types of properties. In addition to these exposures, KILICO also has exposures to certain real estate developers and partnerships. (See the notes captioned "Unconsolidated Investors" and "Concentration of Credit Risk" in the notes to the Consolidated Financial Statements.)

PROVISIONS FOR REAL ESTATE-RELATED LOSSES

KILICO evaluates its real estate-related investments (including accrued interest) by estimating the probabilities of loss. (See the discussion of SFAS 114, "Accounting by Creditors for Impairment of a Loan" in the note captioned "Summary of Significant Accounting Policies" in the notes to the Consolidated Financial Statements.) Because KILICO's real estate review process includes estimates, there can be no assurance that current estimates will prove accurate over time due to changing economic conditions and other factors.

KILICO's real estate reserve was allocated as follows:

          REAL ESTATE RESERVE
          (in millions)

                                     JOINT VENTURE   THIRD-PARTY     OTHER REAL
                                       MORTGAGE       MORTGAGE     ESTATE-RELATED
                                         LOANS          LOANS       INVESTMENTS     TOTAL
                                     -------------   -----------   --------------   ------
          Balance at 12/31/93......     $  35.1         $  --          $ 26.0       $ 61.1
          1994 change in reserve...       (28.0)         10.4             (.5)       (18.1)
                                        -------         -----          ------       ------
          Balance at 12/31/94......         7.1          10.4            25.5         43.0
          1995 change in reserve...        (7.0)         (3.9)          (16.7)       (27.6)
                                        -------         -----          ------       ------
          Balance at 12/31/95......     $    .1         $ 6.5          $  8.8       $ 15.4
                                        =======         =====          ======       ======

The substantial reductions in reserves and write-downs by year-end 1995 reflect the sales of real estate-related investments primarily in the fourth quarter of 1995.

REAL ESTATE OUTLOOK

KILICO's $300 million investment in real estate-related investments is expected to decline further through future sales. KILICO's net income could be materially reduced in future periods if real estate market conditions worsen in areas where KILICO's portfolio is located or if Kemper's and KILICO's plans with respect to certain projects change.

The following table is a summary of KILICO's troubled real estate-related investments:

           TROUBLED REAL ESTATE-RELATED INVESTMENTS
           (BEFORE RESERVES AND WRITE-DOWNS, EXCEPT FOR REAL ESTATE OWNED) (in millions)

                                                                 DECEMBER 31
                                                             --------------------
                                                             1995           1994
                                                             -----         ------
            Potential problem loans(1).....................  $17.9         $ 57.9
            Past due loans(2)..............................     --             --
            Nonaccrual loans(3)............................    3.5          274.6
            Restructured loans (currently performing)(4)...     .2           50.5
            Real estate owned..............................     .5           57.3
                                                             -----         ------
                      Total................................  $22.1         $440.3
                                                             =====         ======

- ---------------
(1) These are real estate-related investments where KILICO, based on known information, has serious doubts about the borrowers' abilities to comply with present repayment terms and which KILICO anticipates may go into nonaccrual, past due or restructured status.

(2) Interest more than 90 days past due but not on nonaccrual status.

(3) KILICO does not accrue interest on real estate-related investments when it judges that the likelihood of collection of interest is doubtful.

(4) KILICO defines a "restructuring" of debt as an event whereby KILICO, for economic or legal reasons related to the debtor's financial difficulties, grants a concession to the debtor it would not otherwise consider. Such concessions either stem from an agreement between KILICO and the debtor or are imposed by law or a court. By this definition, restructured loans do not include any loan that, upon the expiration of its term, both repays its principal and pays interest then due from the proceeds of a new loan that KILICO, at its option, may extend (roll over).

KILICO continues to devote significant attention to its real estate portfolio, enhancing monitoring of the portfolio and formulating specific action plans addressing nonperforming and potential problem loans. KILICO is continuing to analyze various potential transactions designed to further reduce both its joint venture operating losses and the amount of its real estate-related investments. Specific types of transactions under consideration (and previously utilized) include loan sales, property sales, mortgage refinancings and real estate investment trusts. However, there can be no assurance that such efforts will result in continued improvements in the performance of KILICO's real estate portfolio.

NET INVESTMENT INCOME

KILICO's pre-tax net investment income totaled $348.4 million in 1995, compared with $353.1 million in 1994 and $339.3 million in 1993. Included in pre-tax net investment income is KILICO's share of the operating losses from equity investments in real estate consisting of other income less depreciation, interest and other expenses. Such operating results exclude interest expense on loans by KILICO which are on nonaccrual status.

KILICO's total foregone investment income before tax on both nonperforming fixed maturity investments and nonaccrual real estate-related investments was as follows:

            FOREGONE INVESTMENT INCOME
            (dollars in millions)

                                                          YEAR ENDED DECEMBER 31
                                                        ---------------------------
                                                        1995       1994       1993
                                                        -----      -----      -----
              Fixed maturities.......................   $  .4      $  --      $ 8.6
              Real estate-related investments........    20.5       28.4       32.2
                                                        -----      -----      -----
                     Total...........................   $20.9      $28.4      $40.8
                                                        =====      =====      =====
              Basis points...........................      43         55         78
                                                        =====      =====      =====

Foregone investment income from the nonaccrual of real estate-related investments is net of KILICO's share of interest expense on these loans excluded from KILICO's share of joint venture operating results. Based on the level of nonaccrual real estate-related investments at December 31, 1995, KILICO estimates foregone investment income in 1996 will decrease compared with the 1995 level. Any increase in nonperforming securities, and either worsening or stagnant real estate conditions, would increase the expected adverse effect on KILICO's future investment income and realized investment results.

Future net investment income, results of operations and cash flow will reflect KILICO's current levels of investments in investment-grade securities, real estate fundings treated as equity investments, nonaccrual real estate loans and joint venture operating losses. KILICO expects, however, that any adverse effects should be offset to some extent by certain advantages that it expects to realize over time from its other investment strategies, its product mix and its continuing cost-control measures. Other mitigating factors include marketing advantages that could result from KILICO having lower levels of investment risk, higher financial strength and claims-paying ability ratings and earnings improvements from KILICO's ability to adjust crediting rates on annuities and interest-sensitive life products over time.

REALIZED INVESTMENT RESULTS

Reflected in net income are after-tax realized investment losses of $207.2 million, $35.5 million and $19.7 million for 1995, 1994 and 1993, respectively. (See the note captioned "Invested Assets and Related Income" in the notes to the Consolidated Financial Statements.)

Unrealized gains and losses on fixed maturity investments are not reflected in KILICO's net income. These changes in unrealized value are included within a separate component of stockholder's equity, net of any applicable income taxes. If and to the extent a fixed maturity investment suffers an other-than-temporary decline in value, however, such security is written down to net realizable value, and the write-down adversely impacts net income.

KILICO regularly monitors its investment portfolio and as part of this process reviews its assets for possible impairments of carrying value. Because the review process includes estimates, there can be no assurance that current estimates will prove accurate over time due to changing economic conditions and other factors.

A valuation allowance was established upon adoption of SFAS 109 "Accounting for Income Taxes" at January 1, 1993 (and is evaluated as of each reported period end) to reduce the deferred tax asset for investment losses to the amount that, based upon available evidence, is in management's judgment more likely than not to be realized. (See the note captioned "Income Taxes" in the notes to the Consolidated Financial Statements.)

INTEREST RATES

In 1994, rapidly rising short-term interest rates resulted in a much flatter yield curve as the Federal Reserve Board raised rates five times during the year and once during first-quarter 1995. Interest rates subsequently declined through the remainder of 1995.

When maturing or sold investments are reinvested at lower yields in a low interest rate environment, KILICO can adjust its crediting rates on fixed annuities and other interest-bearing liabilities. However, competitive conditions and contractual commitments do not always permit the reduction in crediting rates to fully or immediately reflect reductions in investment yield, which can result in narrower spreads.

The rising interest rate environment in 1994 contributed to an increase in net investment income as well as to both realized and unrealized fixed maturity investment losses in 1994. Also, lower renewal crediting rates on annuities, compared with competitors' higher new money crediting rates influenced certain annuity holders to seek alternative products. KILICO mitigates this risk somewhat by charging surrender fees which decrease over time when annuity holders withdraw funds prior to maturity on certain annuity products. Approximately one-half of KILICO's fixed annuity liabilities as of December 31, 1995, however, were no longer subject to significant surrender fees.

As interest rates rose during 1994 and early 1995, KILICO's capital resources were adversely impacted by unrealized loss positions from its fixed maturity investments. As interest rates declined during the remainder of 1995, KILICO's capital resources were positively impacted by the elimination of the 1994 year-end unrealized loss position on its fixed maturity investments.

LIQUIDITY AND CAPITAL RESOURCES

KILICO carefully monitors cash and short-term investments to maintain adequate balances for timely payment of policyholder benefits, expenses, taxes and policyholder's account balances. In addition, regulatory authorities establish minimum liquidity and capital standards. The major ongoing sources of KILICO's liquidity are deposits for fixed annuities, investment income, other operating revenue and cash provided from maturing or sold investments. (See the Policyholder surrenders and withdrawals table and related discussion and "INVESTMENTS" above.)

RATINGS

Ratings are an important factor in establishing the competitive position of life insurance companies. Rating organizations continue to review the financial performance and condition of life insurers and their investment portfolios, including those of KILICO. Any reductions in KILICO's claims-paying ability or financial strength ratings could result in its products being less attractive to consumers. Any reductions in KILICO's parent's ratings could also adversely impact KILICO's financial flexibility.

Ratings reductions for Kemper or its subsidiaries and other financial events can also trigger obligations to fund certain real estate-related commitments to take out other lenders. In such events, those lenders can be expected to renegotiate their loan terms, although they are not contractually obligated to do so.

Each rating is subject to revision or withdrawal at any time by the assigning organization and should be evaluated independently of any other rating. (See "Ranking and ratings" above.)

STOCKHOLDER'S EQUITY

Stockholder's equity totaled $605.9 million at December 31, 1995, compared with $434.0 million and $654.6 million at December 31, 1994 and 1993, respectively. The 1995 increase in stockholder's equity was primarily due to a $304.9 million benefit related to the change in the unrealized gain position of KILICO's fixed maturity investment portfolio due to declining interest rates, offset by a net loss of $133.0 million. The 1994 decrease in stockholder's equity was primarily due to a $329.5 million unrealized loss related to the change in the unrealized loss position of KILICO's fixed maturity investment portfolio due to rising interest rates, offset by a capital contribution of $82.5 million and net income of $26.4 million.

                        DIRECTORS AND OFFICERS OF KILICO

         NAME AND AGE
     POSITION WITH KILICO
       YEAR OF ELECTION             OTHER BUSINESS EXPERIENCE DURING PAST 5 YEARS OR MORE
- ------------------------------  -------------------------------------------------------------
John B. Scott (51)              Chief Executive Officer and President of Federal Kemper Life
Chief Executive Officer since   Assurance Company and Fidelity Life Association since 1988.
February 1992. President since  Chief Executive Officer and President of Zurich Life
November 1993. Director since   Insurance Company of America since January 1996. Chairman of
1992.                           the Board of Federal Kemper Life Assurance Company from April
                                1988 to January 1996. Chairman of the Board of KILICO from
                                February 1992 to January 1996. Executive Vice President and
                                director of Kemper Corporation from January 1994 and March
                                1996, respectively. Executive Vice President of Kemper
                                Financial Companies, Inc. from January 1994 to January 1996 and Director from 1992 to January 1996.
Jerome J. Cwiok (48)            Executive Vice President of Federal Kemper Life Assurance
Executive Vice President since  Company and Fidelity Life Association since 1995. Executive
1995.                           Vice President of Zurich Life Insurance Company of America
                                since March 1996. Senior Vice President of KILICO, Federal
                                Kemper Life Assurance Company and Fidelity Life Association
                                from 1993 to 1995. Vice President of Federal Kemper Life
                                Assurance Company and Fidelity Life Association since 1993.
                                Executive Vice President of Academy Insurance Group from 1986 to 1993.
Eliane C. Frye (47)             Executive Vice President of Federal Kemper Life Assurance
Executive Vice President since  Company and Fidelity Life Association since 1995. Executive
1995.                           Vice President of Zurich Life Insurance Company of America
                                since March 1996. Senior Vice President of KILICO from 1992 to 1995. Senior Vice President of Federal Kemper Life
                                Assurance Company and Fidelity Life Association from 1993 to
                                1995. Vice President of Federal Kemper Life Assurance Company
                                and Fidelity Life Association from 1988 to 1993.
Frederick L. Blackmon (43)      Senior Vice President and Chief Financial Officer of Federal
Senior Vice President and       Kemper Life Assurance Company and Fidelity Life Association
Chief Financial Officer         since November 1995. Treasurer and Chief Financial Officer of
since November 1995.            Kemper Corporation since January 1996. Senior Vice President and Chief Financial Officer of Zurich Life Insurance Company
                                of America since March 1996. Chief Financial Officer of
                                Alexander Hamilton Life Insurance Company from April 1989 to
                                November 1995.

         NAME AND AGE
     POSITION WITH KILICO
       YEAR OF ELECTION             OTHER BUSINESS EXPERIENCE DURING PAST 5 YEARS OR MORE
- ------------------------------  -------------------------------------------------------------
James E. Hohmann (39)           Senior Vice President and Chief Actuary of Federal Kemper
Senior Vice President and       Life Assurance Company and Fidelity Life Association since
Chief Actuary since December    December 1995. Senior Vice President and Chief Actuary of
1995.                           Zurich Life Insurance Company of America since March 1996.
                                Managing Principal (Partner) of Tillinghast--Towers Perrin
                                from January 1991 to December 1995. Consultant/Principal
                                (Partner) of Tillinghast--Towers Perrin from November 1986 to
                                January 1991.
Debra P. Rezabek (40)           Vice President of Federal Kemper Life Assurance Company and
Vice President since 1995.      Fidelity Life Association since 1995. General Counsel,
General Counsel and Director    Director of Government Affairs of Federal Kemper Life
of Government Affairs since     Assurance Company and Fidelity Life Association since 1992.
1992. Corporate Secretary       Corporate Secretary of Federal Kemper Life Assurance Company
since January 1996.             and Fidelity Life Association since January 1996. Vice
                                President, General Counsel and Director of Government Affairs
                                of Zurich Life Insurance Company of America since March 1996.
                                Assistant General Counsel of Federal Kemper Life Assurance
                                Company and Fidelity Life Association from 1988 to 1992.
                                Assistant Secretary of KILICO, Federal Kemper Life Assurance
                                Company and Fidelity Life Association from 1992 to 1996.
                                Assistant Secretary of Kemper Corporation since January 1996.
Loren J. Alter (57)             Director of Federal Kemper Life Assurance Company, Fidelity
Director since January 1996.    Life Association and Zurich Kemper Investments, Inc. since
                                January 1996. Director of Zurich Life Insurance Company of
                                America since May 1979. Executive Vice President of Zurich
                                Insurance Company since 1979. President, Chief Executive
                                Officer and Director of Kemper Corporation since January
                                1996.
William H. Bolinder (52)        Chairman of the Board and Director of Federal Kemper Life
Chairman of the Board and       Assurance Company and Fidelity Life Association since January
Director since January 1996.    1996. Chairman of the Board and Director of Zurich Life
                                Insurance Company of America since March 1995. Chairman of the Board of Kemper Corporation since January 1996. Vice
                                Chairman and Director of Zurich Kemper Investments, Inc.
                                since January 1996. Chairman of the Board of American
                                Guarantee and Liability Insurance Company, Zurich American
                                Insurance Company of Illinois, American Zurich Insurance
                                Company and Steadfast Insurance Company since 1986. Chief
                                Executive Officer of American Guarantee and Liability
                                Company, Zurich American Insurance Company of Illinois,
                                American Zurich Insurance Company and Steadfast Insurance
                                Company from 1986 to June 1995. President of Zurich Holding
                                Company of America since 1986. U.S. Manager of Zurich
                                Insurance Company, U.S. Branch since 1986. Underwriter for
                                Zurich American Lloyds since 1986.

         NAME AND AGE
     POSITION WITH KILICO
       YEAR OF ELECTION             OTHER BUSINESS EXPERIENCE DURING PAST 5 YEARS OR MORE
- ------------------------------  -------------------------------------------------------------
Daniel L. Doctoroff (37)        Director of Kemper Corporation, Federal Kemper Life Assurance
Director since January 1996.    Company and Fidelity Life Association since January 1996.
                                Managing Partner of Insurance Partners Advisors, L.P. since
                                February 1994. Vice President of Keystone, Inc. since October
                                1992. Managing Director of Rosecliff Inc./Oak Hill Partners,
                                Inc. since August 1987. Director of Bell & Howell Company
                                since 1989; National Re Corporation since 1990; Specialty
                                Foods Corporation since 1993; and Transport Holdings Inc.
                                since 1995.
Steven M. Gluckstern (45)       Director of Kemper Corporation, Federal Kemper Life Assurance
Director since January 1996.    Company and Fidelity Life Association since January 1996.
                                Chairman of the Board and Director of Zurich Kemper
                                Investments, Inc. since January 1996. Chairman of the Board and Chief Executive Officer of Zurich Reinsurance Centre,
                                Inc. since May 1993. President of Centre Re, Bermuda from
                                December 1986 to May 1993.
Michael P. Stramaglia (36)      Director of Federal Kemper Life Assurance Company and
Director since January 1996.    Fidelity Life Association since January 1996. Chief Executive
                                Officer and President of Zurich Life Insurance Company of
                                Canada since June 1994. Executive Vice-President and Chief
                                Operating Officer of Zurich Life Insurance Company of Canada
                                from June 1993 to June 1994. Senior Vice-President of the
                                Corporate Division of Zurich Life Insurance Company of Canada
                                from November 1990 to January 1993. Director of Zurich Life
                                Insurance Company of Canada, Zurich Life of Canada Holdings
                                Limited, Zurich Indemnity Company of Canada, Zurich Canadian
                                Holdings Limited, and Zurmex Canada Holdings Limited.
Paul H. Warren (40)             Director of Kemper Corporation, Federal Kemper Life Assurance
Director since January 1996.    Company and Fidelity Life Association since January 1996.
                                Partner of Insurance Partners Advisors, L.P. since March
                                1994. Managing Director of International Insurance Advisors
                                since March 1992. Vice President of J.P. Morgan from June
                                1986 to March 1992. Director of Unionamerica Holdings plc
                                since 1993; Unionamerica Insurance Company since 1993;
                                Tarquin plc since 1994; and Chairman Underwriting Agencies
                                Ltd. since 1994.

ITEM 11. EXECUTIVE COMPENSATION

                                    TABLE I
                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                       ANNUAL COMPENSATION                      AWARDS
                                             ------------------------------------------------------------------------------------
               (A)                    (B)       (C)           (D)           (E)            (F)          (G)
                                                                           OTHER        RESTRICTED
                                                                           ANNUAL         STOCK       OPTIONS/        ALL OTHER
             NAME AND                                                   COMPENSATION     AWARD(S)       SARS         COMPENSATION
        PRINCIPAL POSITION           YEAR    SALARY ($)    BONUS ($)       ($)(2)         ($)(3)       (#)(4)        ($)(5)(6)(7)
- ---------------------------------------------------------------------------------------------------------------------------------
John B. Scott.....................   1995      $172,800      $129,600       $ 20,035     $      --    $ 15,360         $260,106
Chief Executive Officer(1)           1994       163,200       160,800        396,801       125,280      16,080          256,915
                                     1993       153,600       129,600         11,492        80,730       6,720           21,204
Jerome J. Cwiok...................   1995        95,000        67,500         23,381            --       9,000           28,357
Executive Vice President(1)          1994        84,896        59,000        113,926        40,600       2,000            9,922
Eliane C. Frye....................   1995        91,200        67,200          9,261            --      10,560           41,546
Executive Vice President(1)          1994        73,800        58,560         57,525        38,976       1,920           57,913

- ---------------
(1) Also served in same positions for FKLA and FLA. An allocation of the time devoted to duties as executive officer of KILICO has been made. All compensation items reported in the Summary Compensation Table reflect this allocation.

(2) The amounts disclosed in this column include:

    (a) Amounts paid as non-preferential dividend equivalents on shares of restricted stock and phantom stock units.

    (b) The cash value of shares of Kemper common stock when awarded under the Kemper Anniversary Award Plan. Employees were awarded shares on an increasing scale beginning with their 10th year of employment and every 5 years thereafter, with a pro rata award at retirement.

    (c) The taxable benefit from personal use of an employer-provided automobile and certain estate planning services facilitated for executives.

    (d) Relocation expense reimbursements of $109,760 in 1994 and $15,474 in 1995 for Mr. Cwiok.

    (e) Compensation income reported in 1994 of $384,822 for Mr. Scott and $55,974 for Ms. Frye, based on the market value on the vesting date of restricted stock awarded under Kemper's long-term incentive plans.

(3) Due to the June 1994 vesting of all outstanding shares of restricted stock granted in 1992 or earlier and the cancellation of shares awarded in 1993 and 1994, no shares of restricted stock were held by any of the named executive officers at December 31, 1995.

(4) Options were granted under Kemper stock option plans maintained for selected officers and employees of Kemper and its subsidiaries.

(5) The amounts in this column include:

    (a) The amounts of employer contributions allocated to the accounts of the named persons under profit sharing plans or under supplemental plans maintained to provide benefits in excess of applicable ERISA limitations.

    (b) Distributions from the Kemper and FKLA supplemental plans.

    (c) Amounts representing a portion of the executives' income tax payments arising from the June 1994 vesting of shares of restricted stock due to the approval of a merger agreement among Kemper, Conseco, Inc. ("Conseco") and a wholly owned subsidiary of Conseco (the "Conseco Merger Agreement.") The Committee on Compensation and Organization of the Kemper board of directors (the "Committee") authorized such payments to 16 senior executives who were either precluded under pertinent securities law limitations or discouraged as a matter of appearance from subsequently selling their vested shares of restricted stock prior to the closing of the then-planned Conseco merger transaction. The executives' tax liabilities were based on the $61.375 fair market value of the restricted stock on the vesting date. Kemper's payments to the executives were derived from a formula based on certain relative stock values but approximated one-third of the executives' total income tax liabilities from the imputed income on vesting. Mr. Scott and Ms. Frye received $96,318 and $17,103, respectively, reported for 1994, under this tax liability payment arrangement.

    (d) Income related to the distribution of shares of the preferred stock of EVEREN to holders of Kemper employee stock options and/or phantom stock units as a result of the spin-off of EVEREN by Kemper.

(6) Pursuant to the Conseco Merger Agreement, the restricted stock awards for 1993 and 1994 were cancelled. To replace these awards, on June 30, 1994, the Committee, under the Kemper Bonus Restoration Plan and in its sole discretion, granted cash awards to the named executive officers and other affected executives entitling each of them to receive an amount in cash immediately prior to the effective time of the then-planned Conseco merger equal to the product of the number of shares of restricted stock previously granted to such individual under the 1993 Senior Executive Long-Term Incentive Plan multiplied by the consideration payable in the merger. As a result of the termination of the Conseco Merger Agreement, no cash awards were paid pursuant to the Kemper Bonus Restoration Plan.

    In January 1995, the board of directors, upon the advice of the Committee, approved the adoption of the Kemper 1995 Executive Incentive Plan under which active employee holders of the previously cancelled shares of restricted stock were granted phantom stock units by the Committee equal to the number of shares cancelled plus an added amount representing 20 percent of the aggregate cancelled shares. The 20 percent supplement was awarded in recognition of the imposition of new vesting periods on the phantom awards (to the extent the restricted stock held prior to cancellation would otherwise have vested in June 1994 had stockholder approval of the affected restricted stock plan been obtained as earlier anticipated).

    By their terms, the phantom stock units associated with cancelled shares of restricted stock originally awarded in 1993, as supplemented, would have vested on December 31, 1995 and entitle the holders to a cash payment (net of any required tax withholding) determined by the value of Kemper's common stock based on an average trading range to December 31, 1995, and those phantom stock units associated with the cancelled restricted stock originally awarded in 1994 could similarly have vested and been paid on December 31, 1996, subject to ongoing employment to the respective vesting dates. Notwithstanding these vesting provisions, the phantom stock units earlier vested and entitled payment upon the consummation of a "change of control" of Kemper. Dividend equivalents were payable to holders of the phantom stock units as compensation income when and as dividends were paid on Kemper's outstanding common stock, and the Executive Incentive Plan provided for standard anti-dilution adjustments.

    Phantom units awarded to the named executive officers subject to vesting on December 31, 1995 and December 31, 1996, were Mr. Scott 5,400 and 12,600 phantom units, respectively, Ms. Frye 1,680 and 1,680 phantom units, respectively, and Mr. Cwiok 0 and 1,680 phantom units, respectively. All phantom stock units vested and were paid immediately prior to the effectiveness of the January 4, 1996 acquisition of Kemper by Zurich and Insurance Partners. Messrs. Scott and Cwiok and Ms. Frye received allocated cash out payments of $430,272, $41,832 and $80,317, respectively, in 1996.

(7) Pursuant to the terms of a Termination Protection Agreement with Kemper dated March 17, 1994, Mr. Scott received payments in 1995 and 1996. These payments were made by Kemper and no portion of the payments were allocated to KILICO.

                                    TABLE II
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                            POTENTIAL REALIZABLE
                                                                                                              VALUE AT ASSUMED
                                                                                                                ANNUAL RATES
                                                                                                               OF STOCK PRICE
                                                                                                              APPRECIATION FOR
                                                       INDIVIDUAL GRANTS                                       OPTION TERM(4)
- ----------------------------------------------------------------------------------------------------------------------------------
                       (A)                             (B)          (C)            (D)           (E)          (F)         (G)
                                                                 % OF TOTAL
                                                                  OPTIONS/
                                                                    SARS
                                                     OPTIONS/    GRANTED TO
                                                       SARS      EMPLOYEES     EXERCISE OR
                                                     GRANTED     IN FISCAL     BASE PRICE     EXPIRATION
                       NAME                           (#)(1)      YEAR(2)       ($/SH)(3)      DATE(4)       5% ($)     10% ($)
- ----------------------------------------------------------------------------------------------------------------------------------
John B. Scott.....................................     15,360       2.3          $45.125              --          --           --
Jerome J. Cwiok...................................      9,000       1.4          $45.125              --          --           --
Eliane C. Frye....................................     10,560       1.6          $45.125              --          --           --

- ---------------
(1) Each of the options reflected in the table, when granted, were subject to installment vesting provisions whereby only a portion of the underlying stock would become eligible for exercise on successive anniversaries of the date of grant. Such options became exercisable in full, however, in connection with the approval of the merger agreement with Zurich and Insurance Partners in May, 1995.

(2) Based on 654,750 shares, the total number of shares under options granted in 1995 for all eligible employees of KILICO, Kemper and eligible affiliates.

(3) The option exercise price assigned was the last sale price for Kemper common stock on the date of the respective grants.

(4) All unexercised Kemper stock options were cancelled immediately prior to the January 4, 1996 effectiveness of the acquisition of Kemper by Zurich and Insurance Partners. Optionees were paid the spread between their option exercise price and $49.80 per share. Mr. Cwiok and Ms. Frye received $84,150 and $112,370, respectively, in 1996 as a result of such payments. Mr. Scott exercised 133,325 options in 1996 prior to the acquisition for a total realized income of $1,525,185.

                                   TABLE III
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

            (A)                       (B)                   (C)                       (D)                          (E)
                                                                               NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                                     OPTIONS/SARS AT        IN-THE-MONEY OPTIONS/
                                                                                       FY-END (#)(1)        SARS AT FY-END ($)(1)
                               SHARES ACQUIRED ON
NAME                                 EXERCISE (#)    VALUE REALIZED ($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
- ---------------------------------------------------------------------------------------------------------------------------------
John B. Scott(2)............                   --                    --                           --                           --
Jerome J. Cwiok(2)..........                   --                    --                           --                           --
Eliane C. Frye(2)...........               11,278              $125,948                           --                           --

- ---------------

(1) See footnote (4) under Table II above.

(2) Includes options granted related to service for FKLA.

             TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION

The Statement of Additional Information, Table of Contents is: Services to the Separate Account; Performance Information of Subaccounts; State Regulation; Experts; Financial Statements; Independent Auditors' Report, Financial Statements of the Separate Account. The Statement of Additional Information should be read in conjunction with this Prospectus.

                              FINANCIAL STATEMENTS

The financial statements of KILICO that are included in this Prospectus should be considered primarily as bearing on the ability of KILICO to meet its obligations under the Certificates. The Certificates are not entitled to participate in earnings, dividends or surplus of KILICO.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Kemper Investors Life Insurance Company:

We have audited the consolidated balance sheet of Kemper Investors Life Insurance Company and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. In connection with our audits of the consolidated financial statements, we also have audited the supplementary schedule as listed in the accompanying index. These consolidated financial statements and the supplementary schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the supplementary schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kemper Investors Life Insurance Company and subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles. Also in our opinion, the related supplementary schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in the notes to the consolidated financial statements, effective January 1, 1994, the Company changed its method of accounting for investment securities to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. Also, as discussed in the notes, effective January 1, 1993, the Company changed its method of accounting for impairment of loans receivable to adopt the provisions of SFAS 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, and changed its method of accounting for income taxes to adopt the provisions of SFAS 109, ACCOUNTING FOR INCOME TAXES.

                                               KPMG PEAT MARWICK LLP
Chicago, Illinois
March 15, 1996

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                       (in thousands, except share data)

                                                                         DECEMBER 31
                                                                 ---------------------------
                                                                    1995             1994
                                                                 ----------       ----------
ASSETS
Fixed maturities, available for sale, at fair value (cost:
  1995, $3,643,985; 1994, $3,707,356)..........................  $3,752,325       $3,463,732
Short-term investments.........................................     372,515          204,164
Joint venture mortgage loans...................................     120,359          351,359
Third-party mortgage loans.....................................     144,450          318,682
Other real estate-related investments..........................      34,780          237,242
Policy loans...................................................     289,390          277,743
Other invested assets..........................................      29,809           40,527
                                                                 ----------       ----------
          Total investments....................................   4,743,628        4,893,449
Cash...........................................................      25,811           23,189
Accrued investment income......................................     104,402          125,543
Deferred insurance acquisition costs...........................     318,636          310,465
Federal income tax receivable..................................     112,646           25,656
Reinsurance recoverable........................................     502,836          642,801
Other assets and receivables...................................      12,617            7,993
Assets held in separate accounts...............................   1,761,110        1,507,984
                                                                 ----------       ----------
          Total assets.........................................  $7,581,686       $7,537,080
                                                                 ==========       ==========
LIABILITIES
Future policy benefits.........................................  $4,573,212       $4,843,690
Ceded future policy benefits...................................     502,836          642,801
Other accounts payable and liabilities.........................      25,943           67,261
Deferred income taxes..........................................     112,709           41,364
Liabilities related to separate accounts.......................   1,761,110        1,507,984
                                                                 ----------       ----------
          Total liabilities....................................   6,975,810        7,103,100
                                                                 ----------       ----------
Commitments and contingent liabilities
STOCKHOLDER'S EQUITY
Capital stock--$10 par value,
  authorized 300,000 shares; outstanding 250,000 shares........       2,500            2,500
Additional paid-in capital.....................................     491,994          491,994
Unrealized gain (loss) on investments..........................      68,502         (236,443)
Retained earnings..............................................      42,880          175,929
                                                                 ----------       ----------
          Total stockholder's equity...........................     605,876          433,980
                                                                 ----------       ----------
          Total liabilities and stockholder's equity...........  $7,581,686       $7,537,080
                                                                 ==========       ==========

See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (in thousands)

                                                                YEAR ENDED DECEMBER 31
                                                        ---------------------------------------
                                                          1995           1994           1993
                                                        ---------      ---------      ---------
REVENUE
Net investment income.................................  $ 348,448      $ 353,084      $ 339,274
Realized investment losses............................   (318,700)       (54,557)       (27,584)
Fees and other income.................................     38,337         31,950         25,687
                                                        ---------      ---------      ---------
          Total revenue...............................     68,085        330,477        337,377
                                                        ---------      ---------      ---------
BENEFITS AND EXPENSES
Benefits and interest credited to policyholders.......    245,615        248,494        275,689
Commissions, taxes, licenses and fees.................     31,793         26,910         33,875
Operating expenses....................................     20,837         25,324         24,383
Deferral of insurance acquisition costs...............    (36,870)       (31,852)       (31,781)
Amortization of insurance acquisition costs...........     14,423         20,809         12,376
                                                        ---------      ---------      ---------
          Total benefits and expenses.................    275,798        289,685        314,542
                                                        ---------      ---------      ---------
Income (loss) before income tax expense (benefit) and
  cumulative effect of change in accounting
  principle...........................................   (207,713)        40,792         22,835
Income tax expense (benefit)..........................    (74,664)        14,431         11,142
                                                        ---------      ---------      ---------
          Income (loss) before cumulative effect of
            change in accounting principle............   (133,049)        26,361         11,693
Cumulative effect of change in accounting principle...         --             --          2,350
                                                        ---------      ---------      ---------
          Net income (loss)...........................  $(133,049)     $  26,361      $  14,043
                                                        =========      =========      =========

See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                                 (in thousands)

                                                       1995            1994            1993
                                                     ---------       ---------       ---------
CAPITAL STOCK, beginning and end of year...........  $   2,500       $   2,500       $   2,500
                                                     ---------       ---------       ---------
ADDITIONAL PAID-IN CAPITAL, beginning of year......    491,994         409,423         310,237
Capital contributions from parent..................         --          82,500          90,000
Transfer of limited partnership interest to
  parent...........................................         --              71           9,186
                                                     ---------       ---------       ---------
          End of year..............................    491,994         491,994         409,423
                                                     ---------       ---------       ---------
UNREALIZED GAIN (LOSS) ON INVESTMENTS, beginning of
  year.............................................   (236,443)         93,096          39,872
Unrealized gain (loss) on revaluation of
  investments, net.................................    304,945        (329,539)         53,224
                                                     ---------       ---------       ---------
          End of year..............................     68,502        (236,443)         93,096
                                                     ---------       ---------       ---------
RETAINED EARNINGS, beginning of year...............    175,929         149,568         136,055
Net income (loss)..................................   (133,049)         26,361          14,043
Dividend of limited partnership interest to
  parent...........................................         --              --            (530)
                                                     ---------       ---------       ---------
          End of year..............................     42,880         175,929         149,568
                                                     ---------       ---------       ---------
          Total stockholder's equity...............  $ 605,876       $ 433,980       $ 654,587
                                                     =========       =========       =========

See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (in thousands)

                                                             YEAR ENDED DECEMBER 31
                                                   -------------------------------------------
                                                     1995            1994             1993
                                                   ---------      -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)..............................  $(133,049)     $    26,361      $    14,043
  Reconcilement of net income (loss) to net cash
     provided:
     Realized investment losses..................    318,700           54,557           27,584
     Interest credited and other charges.........    237,984          242,591          269,766
     Deferred insurance acquisition costs........    (22,447)         (11,043)         (19,405)
     Amortization of discount and premium on
       investments...............................      4,586           (1,383)            (203)
     Deferred income taxes.......................     38,423           20,809           14,596
     Federal income tax receivable...............    (86,990)             809          (10,110)
     Other, net..................................    (29,905)         (14,161)          40,258
                                                   ---------      -----------      -----------
          Net cash provided from operating
            activities...........................    327,302          318,540          336,529
                                                   ---------      -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash from investments sold or matured:
     Fixed maturities held to maturity...........    320,143          144,717          187,949
     Fixed maturities sold prior to maturity.....    297,637          910,913        1,652,119
     Mortgage loans, policy loans and other
       invested assets...........................    450,573          536,668          881,505
  Cost of investments purchased or loans
     originated:
     Fixed maturities............................   (549,867)      (1,447,393)      (2,322,085)
     Mortgage loans, policy loans and other
       invested assets...........................   (131,966)        (281,059)        (443,445)
  Short-term investments, net....................   (168,351)         198,299         (214,999)
  Net change in receivable and payable for
     securities transactions.....................     (1,397)         (16,553)          39,078
  Net reductions in other assets.................      1,996            2,678            8,062
                                                   ---------      -----------      -----------
          Net cash provided by (used in)
            investing activities.................    218,768           48,270         (211,816)
                                                   ---------      -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Policyholder account balances:
     Deposits....................................    247,778          215,034          246,219
     Withdrawals.................................   (755,917)        (652,513)        (516,340)
  Capital contributions from parent..............         --           82,500           90,000
  Other..........................................    (35,309)           3,871           16,776
                                                   ---------      -----------      -----------
          Net cash used in financing
            activities...........................   (543,448)        (351,108)        (163,345)
                                                   ---------      -----------      -----------
               Net increase (decrease) in cash...      2,622           15,702          (38,632)
CASH, beginning of period........................     23,189            7,487           46,119
                                                   ---------      -----------      -----------
CASH, end of period..............................  $  25,811      $    23,189      $     7,487
                                                   =========      ===========      ===========

See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

Kemper Investors Life Insurance Company and subsidiaries (the "Company") issues fixed and variable annuity products and interest-sensitive life insurance products marketed primarily through a network of financial institutions, nonaffiliated and affiliated securities brokerage firms, insurance agents and financial planners. The Company is licensed in the District of Columbia and all states except New York. The Company is a wholly-owned subsidiary of Kemper Corporation ("Kemper"). On January 4, 1996, an investors group comprised of Zurich Insurance Company ("Zurich"), Insurance Partners, L.P. ("IP") and Insurance Partners Offshore (Bermuda), L.P. (together with IP, "Insurance Partners") acquired all of the issued and outstanding common stock of Kemper. As a result of the change in control, Zurich and Insurance Partners indirectly and directly own 80 percent and 20 percent, respectively, of Kemper and therefore the Company. The consolidated financial statements of the Company as of December 31, 1995 have been prepared on a historical cost basis and have not been adjusted to reflect the fair values of the Company's assets and liabilities as of the date of the acquisition by Zurich and Insurance Partners.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles. The statements include the accounts of the Company on a consolidated basis. All significant intercompany balances and transactions have been eliminated.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets or liabilities at the date of the financial statements. As a result, actual results reported as revenue and expenses could differ from the estimates reported in the accompanying financial statements. As further discussed in the accompanying notes to the consolidated financial statements, significant estimates and assumptions affect deferred insurance acquisition costs, provisions for real estate-related losses and reserves, other than temporary declines in values for fixed maturities, the valuation allowance for deferred income taxes and the calculation of fair value disclosures for certain financial instruments.

LIFE INSURANCE REVENUE AND EXPENSES

Revenue for annuities and interest-sensitive life insurance products consists of investment income, and policy charges such as mortality, expense and surrender charges. Expenses consist of benefits and interest credited to contracts, policy maintenance costs and amortization of deferred insurance acquisition costs. Also reflected in fees and other income is a ceding commission experience adjustment received in 1995 as a result of certain reinsurance transactions entered into by the Company during 1992. (See the note captioned "Reinsurance".)

DEFERRED INSURANCE ACQUISITION COSTS

The costs of acquiring new business, principally commission expense and certain policy issuance and underwriting expenses, have been deferred to the extent they are recoverable from estimated future gross profits on the related contracts and policies. The deferred insurance acquisition costs for annuities, separate account business and interest-sensitive life insurance products are being amortized over the estimated contract life in relation to the present value of estimated gross profits. Beginning in 1994, deferred insurance

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) acquisition costs reflect the estimated impact of unrealized gains or losses on fixed maturities held as available for sale in the investment portfolio, through a credit or charge to stockholder's equity, net of income tax.

FUTURE POLICY BENEFITS

Liabilities for future policy benefits related to annuities and interest-sensitive life contracts reflect net premiums received plus interest credited during the contract accumulation period and the present value of future payments for contracts that have annuitized. Current interest rates credited during the contract accumulation period range from 4 percent to 8.35 percent. Future minimum guaranteed interest rates vary from 4 percent to 8.35 percent for periods ranging from a portion of 1996 up to a portion of 1998 and are generally 3 percent to 4.5 percent thereafter. For contracts that have annuitized, interest rates used in determining the present value of future payments range principally from 3 percent to 11.25 percent.

INVESTED ASSETS AND RELATED INCOME

Investments in fixed maturities are carried at fair value. Short-term investments are carried at cost, which approximates fair value. (See the note captioned "Fair Value of Financial Instruments".)

Mortgage loans are carried at their unpaid balance net of unamortized discount and any applicable reserves or write-downs. Other real estate-related investments net of any applicable reserve and write-downs include certain bonds issued by real estate finance or development companies; notes receivable from real estate ventures; investments in real estate ventures carried at cost, adjusted for the equity in the operating income or loss of such ventures; and real estate owned carried primarily at fair value.

Real estate reserves are established when declines in collateral values, estimated in light of current economic conditions and calculated in conformity with Statement of Financial Accounting Standards ("SFAS") 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, indicate a likelihood of loss. Prior to year-end 1995, the Company evaluated its real estate-related assets (including accrued interest) by estimating the probabilities of loss utilizing various projections that included several factors relating to the borrower, property, term of the loan, tenant composition, rental rates, other supply and demand factors and overall economic conditions. Generally, at that time, the reserve was based upon the excess of the loan amount over the estimated future cash flows from the loan discounted at the loan's contractual rate of interest taking into consideration the effects of recourse to, and subordination of loans held by, affiliated non-life realty companies. At year-end 1995, reflecting the Company's change in strategy with respect to its real estate portfolio, and the disposition thereof, real estate-related investments were valued using an estimate of the investments observable market price, net of estimated costs to sell.

SFAS 114 defines "impaired loans" as loans in which it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In the fourth quarter of 1994, the Company adopted SFAS 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN--INCOME RECOGNITION AND DISCLOSURES. SFAS 118 amends SFAS 114, providing clarification of income recognition issues and requiring additional disclosures relating to impaired loans. The adoption of SFAS 118 had no effect on the Company's financial position or results of operations at or for the year ended December 31, 1994.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Realized gains or losses on sales of investments, determined on the basis of identifiable cost on the disposition of the respective investment, recognition of other-than-temporary declines in value and changes in real estate-related reserves and write-downs are included in revenue. Unrealized gains or losses on revaluation of investments are credited or charged to stockholder's equity. Such unrealized gains are recorded net of deferred income tax expense, while unrealized losses are not tax benefitted.

The amortized cost of fixed maturities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is included in net interest income. Amortization of the discount or premium from mortgage-backed securities is recognized using a level effective yield method which considers the estimated timing and amount of prepayments of the underlying mortgage loans and is adjusted to reflect differences which arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of mortgage-backed securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income. The Company does not accrue interest income on fixed maturities deemed to be impaired on an other-than-temporary basis, or on mortgage loans, real estate-related bonds and other real estate loans where the likelihood of collection of interest is doubtful.

Policy loans are carried at their unpaid balance. Other invested assets consist primarily of venture capital investments and a leveraged lease and are carried at cost. Other invested assets also included equity securities which are carried at fair value.

SEPARATE ACCOUNT BUSINESS

The assets and liabilities of the separate accounts represent segregated funds administered and invested by the Company for purposes of funding variable annuity and variable life insurance contracts for the exclusive benefit of variable annuity and variable life insurance contract holders. The Company receives fees from the separate account and retains varying amounts of withdrawal charges to cover expenses in the event of early withdrawals by contract holders. The assets and liabilities of the separate accounts are carried at fair value.

INCOME TAX

The operations of the Company have been included in the consolidated Federal income tax return of Kemper. Income taxes receivable or payable have been determined on a separate return basis, and payments have been received from or remitted to Kemper pursuant to a tax allocation arrangement between Kemper and its subsidiaries, including the Company. The Company generally had received a tax benefit for losses to the extent such losses can be utilized in Kemper's Federal consolidated tax return.

Under SFAS 109, ACCOUNTING FOR INCOME TAXES, deferred taxes are provided on the temporary differences between the tax and financial statement basis of assets and liabilities.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2) CASH FLOW INFORMATION

The Company defines cash as cash in banks and money market accounts. Federal income tax paid to (refunded by) Kemper under the tax allocation arrangement for the years ended December 31, 1995, 1994 and 1993 amounted to $(25.2 million), $(10.7 million) and $4.2 million, respectively.

Not reflected in the statement of cash flows are rollovers of mortgage loans, other loans and investments totaling approximately $57.0 million and $146.0 million in 1994 and 1993, respectively.

The Company also transferred its equity ownership interests in two limited partnerships during 1994 and 1993. (See the note captioned "Related-Party Transactions".)

(3) INVESTED ASSETS AND RELATED INCOME

The Company is carrying its fixed maturity investment portfolio at estimated fair value as fixed maturities are considered available for sale, depending upon certain economic and business conditions. The carrying value (estimated fair value) of fixed maturities compared with amortized cost, adjusted for other-than-temporary declines in value, at December 31, 1995 and 1994, were as follows:

                                                                            ESTIMATED UNREALIZED
                                                 CARRYING     AMORTIZED     ---------------------
                (in thousands)                    VALUE          COST        GAINS       LOSSES
                                                ----------    ----------    --------    ---------
1995
U.S. treasury securities and obligations of
  U.S. government agencies and authorities....  $  215,637    $  212,494    $  3,163    $     (20)
Obligations of states and political
  subdivisions, special revenue and
  nonguaranteed...............................      24,241        22,469       1,772           --
Debt securities issued by foreign
  governments.................................     139,361       134,715       5,120         (474)
Corporate securities..........................   1,698,270     1,638,178      65,075       (4,983)
Mortgage-backed securities....................   1,674,816     1,636,129      40,278       (1,591)
                                                ----------    ----------    --------    ---------
       Total fixed maturities.................  $3,752,325    $3,643,985    $115,408    $  (7,068)
                                                ==========    ==========    ========    =========
1994
U.S. treasury securities and obligations of
  U.S. government agencies and authorities....  $   10,682    $   10,998      $   24    $    (340)
Obligations of states and political
  subdivisions, special revenue and
  nonguaranteed...............................      25,021        25,691          --         (670)
Debt securities issued by foreign
  governments.................................     109,624       120,950          50      (11,376)
Corporate securities..........................   1,679,428     1,805,933       7,027     (133,532)
Mortgage-backed securities....................   1,638,977     1,743,784          --     (104,807)
                                                ----------    ----------    --------    ---------
       Total fixed maturities.................  $3,463,732    $3,707,356      $7,101    $(250,725)
                                                ==========    ==========    ========    =========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED)
Upon default or indication of potential default by an issuer of fixed maturity securities, the Company-owned issue(s) of such issuer would be placed on nonaccrual status and, since declines in fair value would no longer be considered by the Company to be temporary, would be analyzed for possible write-down. Any such issue would be written down to its net realizable value during the fiscal quarter in which the impairment was determined to have become other than temporary. Thereafter, each issue on nonaccrual status is regularly reviewed, and additional write-downs may be taken in light of later developments.

The Company's computation of net realizable value involves judgments and estimates, so such value should be used with care. Such value determination considers such factors as the existence and value of any collateral security; the capital structure of the issuer; the level of actual and expected market interest rates; where the issue ranks in comparison with other debt of the issuer; the economic and competitive environment of the issuer and its business; the Company's view on the likelihood of success of any proposed issuer restructuring plan; and the timing, type and amount of any restructured securities that the Company anticipates it will receive.

The Company's $300 million real estate portfolio consists of joint venture and third-party mortgage loans and other real estate-related investments.

At December 31, 1995 and 1994, total impaired loans amounted to $21.9 million and $75.9 million, respectively. Impaired loans with reserves were $21.9 million and $67.6 million with corresponding reserves of $6.5 million and $18.8 million at December 31, 1995 and 1994, respectively. The Company had an average balance of $124.2 million and $93.9 million in impaired loans for 1995 and 1994, respectively. Cash payments received on impaired loans are generally applied to reduce the outstanding loan balance. At December 31, 1995 and 1994, loans on nonaccrual status amounted to $3.5 million and $274.6 million, respectively. Impaired loans are generally included in the Company's nonaccrual loans.

At December 31, 1995, securities carried at approximately $5.9 million were on deposit with governmental agencies as required by law.

Proceeds from sales of investments in fixed maturities prior to maturity were $297.6 million, $910.9 million and $1.7 billion during 1995, 1994 and 1993, respectively. Gross gains of $21.2 million, $6.0 million and $80.4 million and gross losses of $4.7 million, $55.9 million and $37.8 million were realized on sales of fixed maturities in 1995, 1994 and 1993, respectively.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED)
The following table sets forth the maturity aging schedule of fixed maturity investments at December 31, 1995:

                                                                       CARRYING     AMORTIZED
(in thousands)                                                          VALUE       COST VALUE
                                                                      ----------    ----------
One year or less...................................................   $   25,617    $   25,202
Over one year through five.........................................      576,138       562,374
Over five years through ten........................................    1,248,675     1,200,157
Over ten years.....................................................      227,079       220,123
Securities not due at a single maturity date(1)....................    1,674,816     1,636,129
                                                                      ----------    ----------
       Total fixed maturities......................................   $3,752,325    $3,643,985
                                                                      ==========    ==========

- ---------------
(1) Weighted average maturity of 5.4 years.

The sources of net investment income were as follows:

(in thousands)                                              1995          1994          1993
                                                          --------      --------      --------
Interest and dividends on fixed maturities.............   $269,934      $274,231      $221,144
Dividends on equity securities.........................        681         1,751         3,084
Income from short-term investments.....................     13,159        10,668        12,155
Income from mortgage loans.............................     40,494        41,713        82,028
Income from policy loans...............................     19,658        18,517        16,826
Income from other real estate-related investments......     15,565        21,239        11,755
Income from other loans and investments................      1,555         3,533         8,008
                                                          --------      --------      --------
       Total investment income.........................    361,046       371,652       355,000
Investment expense.....................................    (12,598)      (18,568)      (15,726)
                                                          --------      --------      --------
       Net investment income...........................   $348,448      $353,084      $339,274
                                                          ========      ========      ========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED)
Realized gains (losses) for the years ended December 31, 1995, 1994 and 1993, were as follows:

                                                                REALIZED GAINS (LOSSES)
                                                      -------------------------------------------
(in thousands)                                          1995              1994             1993
                                                      ---------         --------         --------
Real estate-related...............................    $(325,611)        $(41,720)        $(79,652)
Fixed maturities..................................        9,336          (49,857)          36,234
Equity securities.................................         (346)          28,243           17,086
Other.............................................       (2,079)           8,777           (1,252)
                                                      ---------         --------         --------
  Realized investment losses before income tax
     benefit......................................     (318,700)         (54,557)         (27,584)
Income tax benefit................................     (111,545)         (19,095)          (7,917)
                                                      ---------         --------         --------
  Net realized investment losses..................    $(207,155)        $(35,462)        $(19,667)
                                                      =========         ========         ========

Unrealized gains (losses) are computed below as follows: fixed maturities--the difference between fair value and amortized cost, adjusted for other-than-temporary declines in value; equity securities and other--the difference between fair value and cost. The change in unrealized investment gains (losses) by class of investment for the years ended December 31, 1995, 1994 and 1993 were as follows:

                                                        CHANGE IN UNREALIZED GAINS (LOSSES)
                                                     ------------------------------------------
(in thousands)                                         1995             1994             1993
                                                     --------         ---------         -------
Fixed maturities.................................    $351,964         $(351,646)        $60,258
Equity securities................................         180           (32,710)         19,882
Adjustment to deferred insurance acquisition
  costs..........................................     (14,277)           11,325              --
                                                     --------         ---------         -------
  Unrealized gain (loss) before income tax
     expense (benefit)...........................     337,867          (373,031)         80,140
Income tax expense (benefit).....................      32,922           (43,492)         26,916
                                                     --------         ---------         -------
       Net unrealized gain (loss) on
          investments............................    $304,945         $(329,539)        $53,224
                                                     ========         =========         =======

(4) UNCONSOLIDATED INVESTEES

At December 31, 1995, the Company, along with other Kemper subsidiaries, directly held partnership interests or options to acquire equity interests (or has made loans with additional interest features) in a number of real estate joint ventures. The Company's direct and indirect real estate joint venture investments are accounted for utilizing the equity method, with the Company recording its share of the operating results of the respective partnerships. The Company, as an equity owner, has the ability to fund, and historically has elected to fund, operating requirements of certain of the joint ventures. Consolidation accounting methods are not utilized as the Company, in most instances, does not own more than 50 percent in the aggregate, and in any event, major decisions of the partnership must be made jointly by all partners.

As of December 31, 1995 and 1994, the Company's net equity investment in unconsolidated investees amounted to $17.1 million and $45.4 million, respectively. The Company's share of net losses related to such

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) UNCONSOLIDATED INVESTEES (CONTINUED) unconsolidated investees amounted to $453 thousand and $6.3 million for the years ended December 31, 1995 and 1994, respectively.

Also at December 31, 1995, the Company had joint venture-related loans totaling $21.8 million before reserves to partnerships in which Lumbermens Mutual Casualty Company, an affiliate until August 1993 ("Lumbermens"), and Fidelity Life Association ("FLA"), an affiliated mutual insurance company, had equity interests. These joint venture-related loans totaled $37.5 million before reserves at December 31, 1994. (See the note captioned "Financial Instruments--Off-Balance-Sheet Risk".)

(5) CONCENTRATION OF CREDIT RISK

The Company generally strives to maintain a diversified invested asset portfolio; however, certain concentrations of credit risk exist in mortgage-backed securities (see "INVESTMENTS" above) and real estate.

The Company's real estate portfolio is distributed by geographic location and property type, as shown in the following two tables:

GEOGRAPHIC DISTRIBUTION AS OF DECEMBER 31, 1995          DISTRIBUTION BY PROPERTY TYPE AS OF DECEMBER 31, 1995
                                                             Hotel........................   34.3%
    California...................   28.7%                    Office.......................   30.2
    Illinois.....................   24.4                     Land.........................   17.2
    Texas........................   10.2                     Residential..................    4.8
    Oregon.......................    7.4                     Retail.......................    4.5
    Colorado.....................    6.5                     Industrial...................    3.0
    Hawaii.......................    6.2                     Other........................    6.0
    Washington...................    5.7                                                    -----
    Florida......................    4.8                               Total..............  100.0%
    Ohio.........................    2.9                                                    =====
    Other(1).....................    3.2
                                   -----
              Total..............  100.0%
                                   =====

- ---------------
(1) No other single location exceeded 2.0 percent.

Real estate markets have been depressed in recent periods in areas where most of the Company's real estate portfolio is located. California real estate market conditions have continued to be worse than in many other areas of the country. Real estate markets in northern California and Illinois show some stabilization and improvement.

Undeveloped land represented approximately 17.2 percent of the Company's real estate portfolio at December 31, 1995. To maximize the value of certain land and other projects, additional development has been proceeding or has been planned. Such development of existing projects would continue to require funding, either from the Company or third parties. In the present real estate markets, third-party financing can require credit enhancing arrangements (e.g., standby financing arrangements and loan commitments)

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) CONCENTRATION OF CREDIT RISK (CONTINUED) from the Company. The values of development projects are dependent on a number of factors, including Kemper's and the Company's plans with respect thereto, obtaining necessary permits and market demand for the permitted use of the property. The values of certain development projects have been written down as of December 31, 1995, reflecting changes in plans in connection with the Zurich-led acquisition of Kemper. There can be no assurance that such permits will be obtained as planned or at all, nor that such expenditures will occur as scheduled, nor that Kemper's and the Company's plans with respect to such projects may not change substantially.

The majority of the Company's real estate loans are on properties or projects where the Company, Kemper, or their affiliates have taken ownership positions in joint ventures with a small number of partners. (See the note captioned "Unconsolidated Investees".)

At December 31, 1995, loans to and investments in joint ventures in which Patrick M. Nesbitt or his affiliates ("Nesbitt") have interests constituted approximately $99.7 million, or 33.3 percent, of the Company's real estate portfolio. The Nesbitt ventures primarily consist of eleven hotel properties. At December 31, 1995, the Company did not have any Nesbitt-related off-balance-sheet legal funding commitments outstanding.

At December 31, 1995, loans to and investments in a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens, constituted approximately $66.0 million, or 22.0 percent, of the Company's real estate portfolio. The Company's interest in the MLP is a less than one percent limited partnership interest, and Kemper's interest is 75 percent at December 31, 1995. Prior to 1995, Kemper's interest was 50 percent. At December 31, 1995, MLP-related commitments accounted for approximately $29.8 million of the Company's off-balance-sheet legal commitments, of which the Company expects to fund $17.0 million.

At December 31, 1995, the Company's loans to and investments in projects with the Prime Group, Inc. or its affiliates totaled approximately $24.8 million, or
8.3 percent, of the Company's real estate portfolio. Prime Group-related commitments accounted for $165.6 million of the off-balance-sheet legal commitments at December 31, 1995, of which the Company expects to fund $15.0 million.

(6) INCOME TAXES

Income tax expense (benefit) was as follows for the years ended December 31, 1995, 1994 and 1993:

(in thousands)                                            1995            1994           1993
                                                        ---------       --------       --------
Current...............................................  $(113,087)      $(6,898)       $(5,773)
Deferred..............................................     38,423        21,329         16,915
                                                        ---------       -------        -------
          Total.......................................  $ (74,664)      $14,431        $11,142
                                                        =========       =======        =======

Included in the current tax benefit is the recognition of a net operating loss carryover at December 31, 1995 which will be utilized against taxable income on Kemper's consolidated short period Federal income tax return for the January 1 through January 4, 1996 tax year. Beginning January 5, 1996, the Company will file a stand alone Federal income tax return. Previously, the Company had filed a consolidated Federal income tax return with Kemper. In the first quarter of 1996, the Company and Kemper settled the outstanding balances

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) INCOME TAXES (CONTINUED)
for the short period under the tax allocation agreement with Kemper making a payment to the Company of approximately $30 million. The Company's receivable from Kemper for all remaining balances under the tax allocation agreement, after adjusting for the $30 million payment, totaled approximately $82.6 million at December 31, 1995. Such remaining amounts are expected to be settled in the fourth quarter of 1996.

The actual income tax expense (benefit) for 1995, 1994 and 1993 differed from the "expected" tax expense (benefit) for those years as displayed below. "Expected" tax expense (benefit) was computed by applying the U.S. Federal corporate tax rate of 35 percent in 1995, 1994, and 1993 to income (loss) before income tax expense (benefit) and cumulative effect of change in accounting principle.

(in thousands)                                             1995           1994           1993
                                                         --------       --------       --------
Computed expected tax expense (benefit)................  $(72,700)       $14,277        $ 7,992
Difference between "expected" and actual tax expense
  (benefit):
  State taxes..........................................    (1,370)           645            332
  Foreign tax credit...................................      (183)          (155)           358
  Change in tax rate...................................        --             --          1,441
  Change in valuation allowance........................        --             --            701
  Other, net...........................................      (411)          (336)           318
                                                         --------        -------        -------
          Total actual tax expense (benefit)...........  $(74,664)       $14,431        $11,142
                                                         ========        =======        =======

Under SFAS 109 ACCOUNTING FOR INCOME TAXES, deferred tax assets and liabilities are generally determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. SFAS 109 allows recognition of deferred tax assets if future realization of the tax benefit is more likely than not, with a valuation allowance for the portion that is not likely to be realized.

The implementation of SFAS 109 in 1993 resulted in a one-time increase to earnings of $2.4 million.

Under SFAS 109, a valuation allowance is established to reduce the deferred Federal tax asset related to real estate and other investments to the amount that, based upon available evidence, is, in management's judgment, more likely than not to be realized. Any reversals of the valuation allowance are contingent upon the recognition of future capital gains in Kemper's Federal income tax return or a change in circumstances which causes the recognition of the benefits to become more likely than not. During 1995 and 1994, the change in the valuation allowance related solely to the change in the net deferred Federal tax asset or liability from unrealized gains or losses on investments.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) INCOME TAXES (CONTINUED)
The tax effects of temporary differences that give rise to significant portions of the Company's net deferred Federal tax liability were as follows:

                                                                    DECEMBER 31,
                                                      ----------------------------------------
(in thousands)                                          1995            1994            1993
                                                      ---------       ---------       --------
Deferred Federal tax assets:
  Unrealized losses on investments..................  $      --       $  85,331       $     --
  Life policy reserves..............................     42,512          51,519         60,446
  Real estate-related...............................     21,920          39,360         45,851
  Other investment-related..........................      1,725           7,435         12,498
  Other.............................................      6,864           6,415          5,804
                                                      ---------       ---------       --------
     Total deferred Federal tax assets..............     73,021         190,060        124,599
  Valuation allowance...............................    (15,201)       (100,532)       (15,201)
                                                      ---------       ---------       --------
     Total deferred Federal tax assets after
       valuation allowance..........................     57,820          89,528        109,398
                                                      ---------       ---------       --------
Deferred Federal tax liabilities:
  Deferred insurance acquisition costs..............    111,523         108,663        100,834
  Unrealized gains on investments...................     37,919              --         49,193
  Depreciation and amortization.....................     18,767          18,878         21,367
  Other.............................................      2,320           3,351          2,049
                                                      ---------       ---------       --------
     Total deferred Federal tax liabilities.........    170,529         130,892        173,443
                                                      ---------       ---------       --------
Net deferred Federal tax liabilities................  $(112,709)      $ (41,364)      $(64,045)
                                                      =========       =========       ========

The valuation allowance is subject to future adjustments based on, among other items, Kemper's estimates of future operating earnings and capital gains.

The tax returns through the year 1986 have been examined by the Internal Revenue Service ("IRS"). Changes proposed are not material to the Company's financial position. The tax returns for the years 1987 through 1990 are currently under examination by the IRS.

(7) RELATED-PARTY TRANSACTIONS

The Company received cash capital contributions of $82.5 million and $90.0 million during 1994 and 1993, respectively.

In 1994 and 1993, the Company transferred the majority of its deficit equity ownership interest in two limited partnerships to another Kemper subsidiary resulting in an increase of the Company's additional paid-in capital of $71 thousand and $9.2 million, respectively. The Company also paid a non-cash dividend of $530 thousand in December 1993, which represented the positive equity ownership interests of the majority of one of its limited partnerships. Net losses associated with the Company's ownership interests in these

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7) RELATED-PARTY TRANSACTIONS (CONTINUED) limited partnerships amounted to $0.4 million, $1.4 million and $5.4 million in 1995, 1994 and 1993, respectively, and are included in the Company's consolidated statement of operations.

The Company has loans to joint ventures, consisting primarily of mortgage loans on real estate, in which the Company and/or one of its affiliates has an ownership interest. At December 31, 1995 and 1994, joint venture mortgage loans totaled $120 million and $351 million, respectively, and during 1995, 1994 and 1993, the Company earned interest income on these joint venture loans of $19.6 million, $22.0 million and $63.1 million, respectively.

All of the Company's personnel are employees of Federal Kemper Life Assurance Company ("FKLA"), an affiliated company. The Company is allocated expenses for the utilization of FKLA employees and facilities, the investment management services of Zurich Kemper Investments, Inc. ("ZKI"), an affiliated company, and the information systems of Kemper Service Company ("KSvC"), a ZKI subsidiary, based on the Company's share of administrative, legal, marketing, investment management, information systems and operation and support services. During 1995, 1994 and 1993, expenses allocated to the Company from ZKI and KSvC amounted to $4.4 million, $6.5 million and $3.1 million, respectively. The Company also paid to ZKI investment management fees of $3.4 million, $6.0 million and $6.7 million during 1995, 1994 and 1993, respectively. In addition, expenses allocated to the Company from FKLA during 1995, 1994 and 1993 amounted to $14.3 million, $11.1 million and $13.1 million, respectively.

During 1995, 1994 and 1993, the Company sold certain mortgages and real estate-related investments, net of reserves, amounting to approximately $3.5 million, $154.0 million and $343.7 million respectively, to KFC Portfolio Corp., an affiliated non-life realty company, in exchange for cash. No gain or loss was recognized on these sales. The Company also paid KFC Portfolio Corp. $1.8 million in 1995 related to the management of the Company's real estate portfolio.

(8) REINSURANCE

In the ordinary course of business, the Company enters into reinsurance agreements to diversify risk and limit its overall financial exposure to certain blocks of fixed-rate annuities. The Company generally cedes 100 percent of the related annuity liabilities under the terms of the reinsurance agreements. Although these reinsurance agreements contractually obligate the reinsurers to reimburse the Company, they do not discharge the Company from its primary liabilities and obligations to policyholders. As such, these amounts paid or deemed to have been paid are recorded on the Company's consolidated balance sheet as reinsurance recoverables and ceded future policy benefits.

In 1992 and 1991, the Company entered into 100 percent indemnity reinsurance agreements ceding $515.7 million and $416.3 million, respectively, of its fixed-rate annuity liabilities to FLA. FLA is a mutual insurance company that shares common management with the Company and FKLA and common board members with the Company, FKLA and Kemper. As of December 31, 1995, the reinsurance recoverable related to the fixed-rate annuity liabilities ceded to FLA amounted to approximately $503 million. During 1995 the Company recorded income of $4.4 million related to a ceding commission experience adjustment from the 1992 reinsurance agreement.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9) POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

The Company and FKLA sponsor a welfare plan that provides medical and life insurance benefits to their retired and active employees and the Company is allocated a portion of the costs of providing such benefits. The Company is self insured with respect to medical benefits, and the plan is not funded except with respect to certain disability-related medical claims. The medical plan provides for medical insurance benefits at retirement, with eligibility based upon age and the participant's number of years of participation attained at retirement. The plan is contributory for pre-Medicare retirees, and will be contributory for all retiree coverage for most current employees, with contributions generally adjusted annually. Postretirement life insurance benefits are noncontributory and are limited to $10,000 per participant.

The discount rate used in determining the allocated postretirement benefit obligation was 7.25 percent and 8 percent for 1995 and 1994, respectively. The assumed health care trend rate used was based on projected experience for 1995 and 1996, 10 percent in 1997, gradually declining to 6 percent by the year 2000 and remaining at that level thereafter.

The status of the plan as of December 31, 1995 and 1994, was as follows:

Accumulated postretirement benefit obligation:

(in thousands)                                                                  1995     1994
                                                                                ----     ----
Retirees.....................................................................   $234     $206
Fully eligible active plan participants......................................    111       58
Other active plan participants...............................................    427      101
Unrecognized gain (loss) from actuarial experience...........................    (85)     314
                                                                                ----     ----
          Accrued liability..................................................   $687     $679
                                                                                ====     ====
Components of the net periodic postretirement benefit cost:

(in thousands)                                                                  1995     1994
                                                                                ----     ----
Service cost-benefits attributed to service during the period................   $ 58     $ 31
Interest cost on accumulated postretirement benefit obligations..............     41       43
Amortization of unrecognized actuarial gain..................................    (19)     (35)
                                                                                ----     ----
          Total..............................................................   $ 80     $ 39
                                                                                ====     ====

A one percentage point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation as of December 31, 1995 and 1994 by $146 thousand and $48 thousand, respectively, and the net postretirement health care interest and service costs for the years ended December 31, 1995 and 1994 by $24 thousand and $14 thousand, respectively.

During 1994, the Company adopted certain severance-related policies to provide benefits, generally limited in time, to former or inactive employees after employment but before retirement. The effect of adopting these policies was immaterial.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10) COMMITMENTS AND CONTINGENT LIABILITIES

The Company is involved in various legal actions for which it establishes liabilities where appropriate. In the opinion of the Company's management, based upon the advice of legal counsel, the resolution of such litigation is not expected to have a material adverse effect on the consolidated financial statements.

Although none of the Company or its joint venture projects have been identified as a "potentially responsible party" under Federal environmental guidelines, inherent in the ownership of or lending to real estate projects is the possibility that environmental pollution conditions may exist on or near or relate to properties owned or previously owned on properties securing loans. Where the Company has presently identified remediation costs, they have been taken into account in determining the cash flows and resulting valuations of the related real estate assets. Based on the Company's receipt and review of environmental reports on most of the projects in which it is involved, the Company believes its environmental exposure would be immaterial to its consolidated results of operations. However, the Company may be required in the future to take actions to remedy environmental exposures, and there can be no assurance that material environmental exposures will not develop or be identified in the future. The amount of future environmental costs is impossible to estimate due to, among other factors, the unknown magnitude of possible exposures, the unknown timing and extent of corrective actions that may be required, the determination of the Company's liability in proportion to others and the extent such costs may be covered by insurance or various environmental indemnification agreements.

See the note captioned "Financial Instruments--Off-Balance-Sheet Risk" below for the discussion regarding the Company's loan commitments and standby financing agreements.

The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during the years 1995 and prior. The Company's financial statements include provisions for all known assessments that are expected to be levied against the Company as well as an estimate of amounts (net of estimated future premium tax recoveries) that the Company believes it will be assessed in the future for which the life insurance industry has estimated the cost to cover losses to policyholders. The Company is also contingently liable for any future guaranty fund assessments related to insolvencies of unaffiliated insurance companies, for which the life insurance industry has been unable to estimate the cost to cover losses to policyholders. No specific amount can be reasonably estimated for such insolvencies as of December 31, 1995.

(11) FINANCIAL INSTRUMENTS--OFF-BALANCE-SHEET RISK

At December 31, 1995, the Company had loan commitments and stand-by financing agreements totaling $248.2 million to support the financing needs of various real estate investments. To the extent these arrangements are called upon, amounts loaned would be secured by assets of the joint ventures, including first mortgage liens on the real estate. The Company's criteria in making these arrangements are the same as for its mortgage loans and other real estate investments. The Company presently expects to fund approximately $56.4 million of these arrangements. These commitments are included in the Company's analysis of real estate-related reserves and write-downs. The fair values of loan commitments and standby financing agreements are estimated in conjunction with and using the same methodology as the fair value estimates of mortgage loans and other real estate-related investments.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12) DERIVATIVE FINANCIAL INSTRUMENTS

The Company is party to derivative financial instruments in the normal course of business for other than trading purposes to hedge exposures in foreign currency fluctuations related to certain foreign fixed maturity securities held by the Company. The following table summarizes various information regarding these derivative financial instruments as of December 31, 1995 and 1994:

                                                                                                                     WEIGHTED
                                                                                                        WEIGHTED      AVERAGE
                                                                                                        AVERAGE      REPRICING
(in thousands)                                                   NOTIONAL    CARRYING    ESTIMATED      YEARS TO     FREQUENCY
1995                                                              AMOUNT      VALUE      FAIR VALUE    EXPIRATION     (DAYS)
- ----                                                             --------    --------    ----------    ----------    ---------
Non-trading foreign exchange forward options..................    $43,754      $112         $112           .32           30
1994
- ----
Non-trading foreign exchange forward options..................     34,541        18           18           .25           30

The Company's hedges relating to foreign currency exposure are implemented using forward contracts on foreign currencies. These are generally short duration contracts with U.S. money-center banks. The Company records realized and unrealized gains and losses on such investments in net income on a current basis. The amounts of gain (loss) included in net income during 1995, 1994 and 1993 totaled $(1.0 million), $6.4 million and $(2.8 million), respectively.

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates are made at specific points in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. A significant portion of the Company's financial instruments are carried at fair value. (See the note captioned "Invested Assets and Related Income".) Fair value estimates for financial instruments not carried at fair value are generally determined using discounted cash flow models and assumptions that are based on judgments regarding current and future economic conditions and the risk characteristics of the investments. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could significantly affect the estimates and such estimates should be used with care.

Fair value estimates are determined for existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and certain liabilities that are not considered financial instruments. Accordingly, the aggregate fair value estimates presented do not represent the underlying value of the Company. For example, the Company's subsidiaries are not considered financial instruments, and their value has not been incorporated into the fair value estimates. In addition, tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Fixed maturities and equity securities: Fair values for fixed maturity securities and for equity securities were determined by using market quotations, or independent pricing services that use prices provided by market

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) makers or estimates of fair values obtained from yield data relating to instruments or securities with similar characteristics, or fair value as determined in good faith by the Company's portfolio manager, ZKI.

Cash and short-term investments: The carrying amounts reported in the consolidated balance sheet for these instruments approximate fair values.

Mortgage loans and other real estate-related investments: Fair values for mortgage loans and other real estate-related investments for year-end 1994 were estimated on a project-by-project basis. Generally, the projected cash flows of the collateral were discounted using a discount rate of 10 to 12 percent. The resulting collateral estimates were then used to determine the value of the Company's real estate-related investments. Fair values for mortgage loans and other real estate-related investments for year-end 1995 were estimated based upon the investments observable market price, net of estimated costs to sell. The estimates of fair value should be used with care given the inherent difficulty of estimating the fair value of real estate due to the lack of a liquid quotable market.

Other loans and investments: The carrying amounts reported in the consolidated balance sheet for these instruments approximate fair values. The fair values of policy loans were estimated by discounting the expected future cash flows using an interest rate charged on policy loans for similar policies currently being issued.

Life policy benefits: Fair values of the life policy benefits regarding investment contracts (primarily deferred annuities) and universal life contracts were estimated by discounting gross benefit payments, net of contractual premiums, using the average crediting rate currently being offered in the marketplace for similar contracts with maturities consistent with those remaining for the contracts being valued. The Company had projected its future average crediting rate in 1995 and 1994 to be 4.5 percent and 5.5 percent, respectively, while the assumed average market crediting rate was 5.5 percent in 1995 and 6.5 percent in 1994.

The carrying values and estimated fair values of the Company's financial instruments at December 31, 1995 and 1994 were as follows:

                                                                  DECEMBER 31
                                             -----------------------------------------------------
                                                       1995                         1994
                                             ------------------------     ------------------------
                                              CARRYING        FAIR         CARRYING        FAIR
(in thousands)                                 VALUE         VALUE          VALUE         VALUE
                                             ----------    ----------     ----------    ----------
Financial instruments recorded as assets:
  Fixed maturities(1).....................   $3,752,325    $3,752,325     $3,463,732    $3,463,732
  Cash and short-term investments.........      398,326       398,326        227,353       227,353
  Mortgage loans and other real
     estate-related assets................      299,589       299,589        907,283       804,867
  Policy loans............................      289,390       289,390        277,743       277,743
  Other invested assets...................       29,809        21,043         40,527        40,527
Financial instruments recorded as
  liabilities:
  Life policy benefits....................    4,573,212     4,488,297      4,843,690     4,709,561

- ---------------
(1) Includes $112 and $18 carrying value and fair value for 1995 and 1994, respectively, of derivative securities used to hedge the foreign currency exposure on certain specific foreign fixed maturity investments.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14) STOCKHOLDER'S EQUITY--RETAINED EARNINGS

The maximum amount of dividends which can be paid by insurance companies domiciled in the State of Illinois to shareholders without prior approval of regulatory authorities is restricted. The maximum amount of dividends which can be paid by the Company without prior approval in 1996, assuming that there is sufficient statutory earned surplus, is $38.3 million. The Company paid no cash dividends in 1995, 1994 or 1993.

The Company's net income (loss) and stockholder's equity as determined in accordance with statutory accounting principles were as follows:

(in thousands)                                                 1995         1994         1993
                                                             --------     --------     --------
Net income (loss).........................................   $(64,707)    $ 44,491     $(36,178)
                                                             ========     ========     ========
Statutory surplus.........................................   $383,374     $416,243     $329,430
                                                             ========     ========     ========

APPENDIX A

                   ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:            $40,000
Guarantee Period:            5 Years
Guaranteed Interest Rate:    5% Annual Effective Rate

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Certificate upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Date of Issue. The Market Value Adjustment operates in a similar manner for transfers. No Withdrawal Charge applies to transfers.

The Guarantee Period Value for this $40,000 Purchase Payment is $51,051.26 at the end of the five-year Guarantee Period. After one year, when the withdrawals occur in these examples, the Guarantee Period Value is $42,000.00. It is also assumed, for the purposes of these examples, that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment will be based on the rate KILICO is then crediting (at the time of the withdrawal) on new Certificates with the same Guarantee Period as the time remaining in your Guarantee Period rounded to the next higher number of complete years. One year after the Purchase Payment there would have been four years remaining in your Guarantee Period. These examples also show the Withdrawal Charge (if any) which would be calculated separately after the Market Value Adjustment.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment and KILICO is then crediting 6.5% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:

                        (1 + .05)         4
  -.0726961*  = [   ------------------ ]         -1
                    (1 + .065 + .005)

The Market Value Adjustment is a reduction of $3,053.24 from the Guarantee Period Value:

                       -3,053.24 = -.0726961 X 42,000.00

The Market Adjusted Value would be:

                      $38,946.76 = $42,000.00 - $3,053.24

A Withdrawal Charge of 6% would be assessed against the Market Adjusted Value in excess of the amount available as a free withdrawal. In this case, there are no prior withdrawals, so 15% of the Market Adjusted Value is not subject to a Withdrawal Charge. The Withdrawal Charge is thus:

                       $1,986.29 = $38,946.76 X .85 X .06

Thus, the amount payable on a full withdrawal would be:

                      $36,960.48 = $38,946.76 - $1,986.29
- ---------------
* Actual calculation utilizes 10 decimal places.

If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be 50% of that of the full withdrawal:

                      -$1,526.62 = -.0726961 X $21,000.00

The Market Adjusted Value would be:

                      $19,473.38 = $21,000.00 - $1,526.62

The Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 15% of the full Market Adjusted Value as there are no prior withdrawals:

                $819.68 = ($19,473.38 - .15 X $38,946.76) X .06

Thus, the amount payable on this partial withdrawal would be:

                       $18,653.70 = $19,473.38 - $819.68

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year later and KILICO is then crediting 4% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:

                      (1 + .05)        4
 +.0192766  = [   ----------------- ]         -1
                  (1 + .04 + .005)

The Market Value Adjustment is an increase of $809.62 to the Guarantee Period
Value:

                        $809.62 = $42,000.00 X .0192766

The Market Adjusted Value would be:

                       $42,809.62 = $42,000.00 + $809.62

A Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 15% of the full Market Adjusted Value, as there were no prior withdrawals:

                       $2,183.29 = $42,809.62 X .85 X .06

Thus, the amount payable on withdrawal would be:

                      $40,626.33 = $42,809.62 - $2,183.29

If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be:

                        $404.81 = $21,000.00 X .0192766

The Market Adjusted Value of $21,000.00 would be:

                       $21,404.81 = $21,000.00 + $404.81

The Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 15% of the full Market Adjusted Value as there are no prior withdrawals:

                 $899.00 = ($21,404.81 - .1 X $42,809.62) X .06

Thus, the amount payable on this partial withdrawal would be:

                       $20,505.81 = $21,404.81 - $899.00

Actual Market Value Adjustment may have a greater or lesser impact than that shown in the Examples, depending on the actual change in interest crediting rates and the timing of the withdrawal or transfer in relation to the time remaining in the Guarantee Period.

APPENDIX B

KEMPER INVESTORS LIFE INSURANCE COMPANY DEFERRED FIXED AND
VARIABLE ANNUITY IRA DISCLOSURE STATEMENT

This Disclosure Statement describes the statutory and regulatory provisions applicable to the operation of Individual Retirement Annuities. Internal Revenue Service regulations require that this be given to each person desiring to establish an IRA.

A. REVOCATION

Within 7 days of the date you signed your enrollment application, you may revoke it and receive back 100% of your money. To do so, wire Kemper Investors Life Insurance Company, 1 Kemper Drive, Long Grove, Illinois 60049, or call 1-800-621-5001.

B. STATUTORY REQUIREMENTS

The provisions of this Certificate meet the requirements of Section 408(b) of the Internal Revenue Code as to form for use as an IRA annuity contract described in Items 1 through 5 below. The Certificate has received a favorable determination letter from the Internal Revenue Service as to the form of the annuity. However, this is not a determination by the IRS of the IRA's merit. If you set up an IRA using an annuity contract it must meet the following requirements:

1. The amount in your IRA must be fully vested at all times.

2. The contract must provide that you cannot transfer it to someone else.

3. The contract must have flexible premiums.

4. You must start receiving distributions by April 1 of the year following the year in which you reach age 70 1/2 (see "Required Distributions").

5. The contract must provide that you cannot contribute more than $2,000 for any year. (This requirement does not apply to rollovers. See "Rollovers and Direct Transfers").

C. ROLLOVERS AND DIRECT TRANSFERS

1. A rollover is a tax-free transfer of cash or other assets from one retirement program to another. There are two kinds of rollover payments. In one, you transfer amounts from one IRA to another. With the other, you transfer amounts from a qualified employee benefit plan or tax-sheltered annuity to an IRA. A rollover is an allowable payment that you cannot deduct on your tax return.

2. You must complete the transfer by the 60th day after the day you receive the distribution from your IRA or other qualified employee benefit plan.

3. A rollover distribution from an IRA may be made to you only once a year. The one-year period begins on the date you receive the IRA distribution, not on the date you roll it over (reinvest it) into another IRA.

4. A direct transfer of funds in an IRA from one trustee or insurance company to another is NOT a rollover. It is a transfer that is not affected by the one-year waiting period.

5. All or a part of the premium for this Certificate may be paid from a rollover from an IRA, qualified pension or profit-sharing plan or tax-sheltered annuity, or from a direct transfer from another IRA. The proceeds from this contract may be used as a rollover contribution to another IRA.

6. Beginning January 1, 1993, a distribution that is eligible for rollover treatment from a qualified employee benefit plan or tax-sheltered annuity will be subject to twenty percent (20%) withholding by the Internal Revenue Service even if you roll the distribution over to an IRA within the 60-day rollover period. To avoid withholding, the distribution should be made as a direct transfer to the IRA trustee or insurance company.

D. ALLOWANCE OF DEDUCTION

1. In general, the amount you can contribute each year is the lesser of $2,000 or your taxable compensation for the year. If you have more than one IRA, the limit applies to the total contributions made to your own IRAs for the year. Generally, if you work the amount that you earn is compensation. Wages, salaries, tips, professional fees, bonuses and other amounts you receive for providing personal services are compensation. If you own and operate your own business as a sole proprietor, your net earnings reduced by your deductible contributions on your behalf to self-employed retirement plans is compensation. If you are an active partner in a partnership and provide services to the partnership, your share of partnership income reduced by deductible contributions made on your behalf to qualified retirement plans is compensation. All taxable alimony and separate maintenance payments received under a decree of divorce or separate maintenance is compensation.

2. If neither you nor your spouse are covered for any part of the year by a qualified retirement plan, the amount you can deduct each year is also the lesser of $2,000 or your taxable compensation. If either you or your spouse are covered by a qualified retirement plan, the $2,000 deduction limit is reduced $10 for each $50 that your adjusted gross income exceeds $40,000 (married filing jointly), $25,000 (single) or zero (married filing separately).

3. Contributions to your IRA can be made at any time. If you make the contribution between January 1 and April 15, however, you may elect to treat the contribution as made either in that year or in the preceding year. You may file a tax return claiming deduction for your IRA contribution before the contribution is actually made. You must, however, make the contribution by the due date of your return not including extensions.

4. You cannot make a contribution other than a rollover contribution to your IRA for the year in which you reach age 70 1/2 or thereafter.

5. If both you and your spouse have compensation you can each set up your own IRA. The contribution for each of you is figured separately and depends on how much each earns. Both of you cannot participate in the same IRA account or contract.

6. If you file a joint return, you can contribute up to the lesser of $2,000 or your taxable compensation to an IRA for a spouse who has not reached age 70 1/2 (even if you have reached age 70 1/2) and who has no compensation or elects to be treated as having no compensation for the year. The total combined amount you can contribute each year to your own IRA and the spousal IRA is the lesser of $2,250 or your taxable compensation for the year.

7. If neither you nor your spouse are covered for any part of the year by a qualified retirement plan, the total combined amount you can deduct is also the lesser of $2,250 or your taxable compensation. If either you or your spouse is covered by a qualified retirement plan, the $2,250 deduction limit is reduced $10 for each $44.44 that your adjusted gross income exceeds $40,000.

E. SEP-IRA'S

1. The maximum deductible contribution for a Simplified Employee Pension (SEP) IRA is the lesser of $30,000 or 15% of compensation.

2. A SEP must be established and maintained by an employer (corporation, partnership, sole proprietor). Information about the Kemper SEP is available upon request.

F. TAX STATUS OF THE CONTRACT AND DISTRIBUTIONS

1. Earnings of your IRA annuity contract are not taxed until they are distributed to you.

2. In general, taxable distributions are included in your gross income in the year you receive them.

3. Distributions are non-taxable to the extent they represent a return of non-deductible contributions. The non-taxable percentage of a distribution is determined by dividing your total undistributed, non-deductible IRA contributions by the value of all your IRAs (including SEPs and rollovers).

4. You cannot choose the special five-year or ten-year averaging that may apply to lump sum distributions from qualified employer plans.

G. REQUIRED DISTRIBUTIONS

You must start receiving minimum distributions from your IRA starting with the year you reach age 70 1/2. Ordinarily, the required minimum distribution for a particular year must be received by December 31 of that year. However, you may delay the required minimum distribution for the year you reach age 70 1/2 until April 1 of the following year.

Figure your required minimum distribution for each year by dividing the value of your IRA on December 31 of the preceding year by the applicable life expectancy. The applicable life expectancy is your remaining life expectancy or the remaining joint life and last survivor expectancy of you and your designated beneficiary. If a designated beneficiary is more than 10 years younger than you, that beneficiary is assumed to be exactly 10 years younger. Life expectancies are determined using the expected return multiple tables shown in IRS Publication 590 "Individual Retirement Arrangements." To obtain a free copy of IRS Publication 590 and other IRS forms, phone the IRS toll free at 1-800-729-3676 or write the IRS Forms Distribution Center for your area as shown in your income tax return instructions.

Annuity payments which begin by April 1 of the year following your 70 1/2 year satisfy the minimum distribution requirement if they provide for non-increasing payments over the life or the lives of you and your spouse, provided that, if installments are guaranteed, the guaranty period does not exceed the lesser of 20 years or the applicable life expectancy.

If you have more than one IRA, you must determine the required minimum distribution separately for each IRA; however, you can take the actual distributions of these amounts from any one or more of your IRAs.

If the actual distribution from your IRA is less than the minimum amount that should be distributed in accordance with the rules set forth above, the difference is an excess accumulation. There is a 50% excise tax on any excess accumulations. However, if you have a good reason for having an excess accumulation in your IRA you may not have to pay the tax. For example, if you have been given wrong advice or you made a mistake in using or did not understand the excess accumulation rules, you may ask the IRS to excuse the tax.

H. TAX ON EXCESS CONTRIBUTIONS

1. You must pay a 6% excise tax each year on excess contributions that remain in your IRA. Generally, an excess contribution is the amount contributed to your IRA that is more than you can contribute or roll over. The excess is taxed for the year of the excess contribution and for each year after that until you correct it.

2. You will not have to pay the 6% excise tax if you withdraw the excess amount by the date your tax return is due including extensions for the year of the contribution. You do not have to include in your gross income an excess contribution that you withdraw from your IRA before your tax return is due if the income earned on the excess was also withdrawn and no deduction was allowed for the excess contribution.

3. If an excess contribution in your IRA is a result of a rollover and the excess occurred because information required to be supplied by the payor of the distribution was incorrect, you may withdraw the excess amount attributable to the incorrect information after the date your return is due and still not include the amount withdrawn in your gross income. It is not necessary to withdraw the income earned on the excess. You will, however, have to pay the 6% tax on the excess amount for each year the excess contribution was in the IRA at the end of the year.

I. TAX ON PREMATURE DISTRIBUTIONS

There is an additional tax on premature distributions equal to 10% of the amount of the premature distribution that you must include in your gross income. Premature distributions are generally amounts you withdraw from your IRA before you are age 59 1/2. However, the tax on premature distributions does not apply:

1. To amounts that are rolled over tax free.

2. To a series of substantially equal periodic payments made over your life or life expectancy, or the joint life or life expectancy of you and your beneficiary.

3. If you are permanently disabled. You are considered disabled if you cannot do any substantial gainful activity because of your physical or mental condition. A physician must determine that the condition has lasted or can be expected to last continuously for 12 months or more or that the condition can be expected to lead to death.

J. IRA EXCISE TAX REPORTING

Use Form 5329, Return for Individual Retirement Arrangement Taxes, to report the excise taxes on excess contributions, premature distributions, and excess accumulations. If you do not owe any IRA excise taxes, you do not need Form 5329. Further information can be obtained from any district office of the Internal Revenue Service.

K. BORROWING

If you borrow money against your IRA contract or use it as security for a loan, you must include in gross income the fair market value of the IRA contract as of the first day of your tax year. (Note: This contract does not allow borrowings against it, nor may it be assigned or pledged as collateral for a loan.)

L. FINANCIAL DISCLOSURE FOR THE SEPARATE ACCOUNT (VARIABLE ACCOUNT) AND MVA OPTION.

1. If on the enrollment application you indicated an allocation to a Subaccount, this Certificate will be assessed a daily charge of an amount which will equal an aggregate of 1.25% per annum.

2. An annual records maintenance charge of $30.00 will be assessed against the Separate Account Value each Certificate Year. If no values are in the Subaccounts, the charge will be assessed against Guarantee Period Value.

3. Withdrawal and early annuitization charges will be assessed based on the Certificate Years elapsed since the Certificate was issued as described in the prospectus under the heading "Withdrawal Charge." Withdrawals, transfers and early annuitizations of Guarantee Period Value may be subject to a Market Value Adjustment as described in the prospectus under the heading "Market Value Adjustment."

4. The method used to compute and allocate the annual earnings is contained in the prospectus under the heading "Accumulation Unit Value" for Separate Account Value and under the headings "Guarantee Periods of the MVA Option" and "Establishment of Guaranteed Interest Rates" for Guarantee Period Value.

5. The growth in value of your contract is neither guaranteed nor projected but is based on the investment experience of the Subaccounts or rates of interest as declared by Kemper Investors Life Insurance Company.

Distributor:
INVESTORS BROKERAGE SERVICES, INC.

A Variable and Market Value Adjusted Annuity Issued by:
KEMPER INVESTORS LIFE INSURANCE COMPANY
- -------------------------------------------------------------------------------
1 Kemper Drive
Long Grove, Illinois 60049                                        [KEMPER LOGO]
847/550-5500

                                [RECYCLE LOGO]
                           PRINTED ON RECYLED PAPER

PAS-01                                                Policy Form Series L-1600

                      STATEMENT OF ADDITIONAL INFORMATION

                                  MAY 1, 1996

- --------------------------------------------------------------------------------

            INDIVIDUAL AND GROUP VARIABLE AND MARKET VALUE ADJUSTED

                           DEFERRED ANNUITY CONTRACTS

- --------------------------------------------------------------------------------

                                KEMPER PASSPORT

                                   ISSUED BY

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

   HOME OFFICE: 1 KEMPER DRIVE, LONG GROVE, ILLINOIS 60049     (847) 550-5500

This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Prospectus of the Separate Account dated May 1, 1996. The Prospectus may be obtained from Kemper Investors Life Insurance Company by writing or calling the address or telephone number listed above.

                               ------------------

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
          Services to the Separate Account...................................  B-1
          Performance Information of Subaccounts.............................  B-1
          State Regulation...................................................  B-4
          Experts............................................................  B-5
          Financial Statements...............................................  B-5
          Independent Auditors' Report.......................................
          Financial Statements of the Separate Account.......................

                        SERVICES TO THE SEPARATE ACCOUNT

Kemper Investors Life Insurance Company ("KILICO") maintains the books and records of the KILICO Variable Annuity Separate Account (the "Separate Account"). KILICO holds the assets of the Separate Account. The assets are kept segregated and held separate and apart from the general funds of KILICO. KILICO maintains records of all purchases and redemptions of shares of each Portfolio of the Kemper Investors Fund (the "Fund") by each of the Subaccounts. All expenses incurred in the operations of the Separate Account, except the charge for mortality and expense risk and administrative expenses, and records maintenance charge (as described in the Prospectus) are borne by KILICO.

The independent auditors for the Separate Account are KPMG Peat Marwick LLP, Chicago, Illinois. The firm performs an annual audit of the financial statements of the Separate Account and KILICO.

The Certificates are sold by licensed insurance agents, where the Certificates may be lawfully sold, who are registered representatives of broker-dealers which are registered under the Securities Exchange Act of 1934 and are members of the National Association of Securities Dealers, Inc. The Certificates are distributed through the principal underwriter for the Separate Account, Investors Brokerage Services, Inc., a subsidiary of KILICO, which enters into selling group agreements with the affiliated and unaffiliated broker-dealers. Subject to the provisions of the Contracts, units of the Subaccounts under the Contract are offered on a continuous basis.

KILICO pays commissions to the seller which may vary but are not anticipated to exceed in the aggregate an amount equal to six percent (6%) of Purchase Payments. During 1995 and 1994, KILICO incurred gross commissions payable of approximately $2.8 and $5.5 million, respectively, to licensed insurance agents.

                     PERFORMANCE INFORMATION OF SUBACCOUNTS

As described in the prospectus, a Subaccount's historical performance may be shown in the form of "average annual total return" and "total return" calculations in the case of all Subaccounts, except "average annual total return" is not shown for Money Market Subaccount #1 and Money Market Subaccount #2 (collectively, the "Money Market Subaccounts"); "yield" information may be provided in the case of the High Yield Subaccount, Investment Grade Bond and the Government Securities Subaccount; and "yield" and "effective yield" information may be provided in the case of the Money Market Subaccounts. These various measures of performance are described below.

A Subaccount's average annual total return quotation is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The average annual total return for a Subaccount for a specific period is found by first taking a hypothetical $1,000 investment in each of the Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment") and computing the ending redeemable value ("redeemable value") of that investment at the end of the period. The redeemable value reflects the effect of the applicable Withdrawal Charge and Record Maintenance Charge that may be imposed at the end of the period as well as all other recurring charges and fees applicable under the Certificates to all Owners' accounts. Premium taxes are not included in the term charges. The redeemable value is then divided by the initial investment and this quotient is taken to the Nth root (N represents the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage. Average annual total return quotations for various periods are set forth in Appendix A.

No standard formula has been prescribed for calculating total return performance. Total return performance for a specific period is calculated by first taking an investment (assumed to be $40,000) in each Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit Value per unit ("initial investment") and computing the ending value ("ending value") of that investment at the end of the period. The ending value does not include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period, and thus may be higher than if such charge were deducted. The total return percentage is then determined by subtracting the initial investment from the ending value and dividing the remainder by the initial investment and expressing the result as a percentage. An assumed investment of $40,000 was chosen because that approximates the expected size of a typical account. The account size used affects the performance figure because the Records Maintenance Charge is a fixed per account charge. Total return quotations for various periods are set forth in Appendix A.

The yield for the High Yield Subaccount and the Government Securities Subaccount is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The yields for the High Yield Subaccount and Government Securities Subaccount, based upon the one month period ended March 31, 1996, were 8.20% and 5.06%, respectively. The yield quotation is computed by dividing the net investment income per unit earned during the specified one month or 30-day period by the accumulation unit values on the last day of the period, according to the following formula that assumes a semi-annual reinvestment of income:

              a - b
YIELD = 2[(  ------- +1)(6) - 1
               cd

a = net dividends and interest earned during the period by the Fund attributable to the Subaccount

b = expenses accrued for the period (net of reimbursements)

c = the average daily number of Accumulation Units outstanding during the period

d = the Accumulation Unit value per unit on the last day of the period

The yield of each Subaccount reflects the deduction of all recurring fees and charges applicable to each Subaccount, but does not reflect the deduction of Withdrawal Charges or premium taxes.

The Money Market Subaccounts yields are computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. Under that method, the current yield quotation is based on a seven-day period and computed as follows: the net change in the Accumulation Unit Value during the period is divided by the Accumulation Unit Value at the beginning of the period ("base period return") and the result is divided by 7 and multiplied by 365 and the current yield figure carried to the nearest one-hundredth of one percent. Realized capital gains or losses and unrealized appreciation or depreciation of the Account's portfolio are not included in the calculation. The yield for the seven-day period ended March 31, 1996 was 3.58% for Money Market Subaccount #1 and 4.83% for Money Market Subaccount #2. The average portfolio maturity was 43 days.

The Money Market Subaccount's effective yield is determined by taking the base period return (computed as described above) and calculating the effect of assumed compounding. The formula for the effective yield is: (base period return +1) (3)65 L 7 - 1. The effective yield for the seven-day period ended March 31, 1996 was 3.64% for Money Market Subaccount #1 and 4.95% for Money Market Subaccount #2.

In computing yield, the Separate Account follows certain standard accounting practices specified by Securities and Exchange Commission rules. These practices are not necessarily consistent with the accounting practices that the Separate Account uses in the preparation of its annual and semiannual financial statements.

A Subaccount's performance quotations are based upon historical earnings and are not necessarily representative of future performance. The Subaccount's units are sold at Accumulation Unit value. Performance figures and Accumulation Unit value will fluctuate. Factors affecting a Subaccount's performance include general market conditions, operating expenses and investment management. Units of a Subaccount are redeemable at Accumulation Unit value, which may be more or less than original cost. The performance figures include the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. Redemptions within the first six years after purchase may be subject to a Withdrawal Charge that ranges from 6% the first year to 0% after six years; however, the aggregate Withdrawal Charge will not exceed 9% of aggregate Purchase Payments under the Certificate. Yield, effective yield and total return do not reflect the effect of the Withdrawal Charge or premium taxes that may be imposed upon the redemption of units. Average annual total return reflects the effect of the applicable Withdrawal Charge (but not premium tax) that may be imposed at the end of the applicable period.

The figures in Appendix A show performance information for periods from March 5, 1982 (inception) for the Money Market Subaccounts, Total Return Subaccount and High Yield Subaccount and for periods from December 9, 1983 (inception) for the Growth Subaccount to December 31, 1995. For the Government Securities Subaccount, performance figures will reflect investment experience as if the Government Securities Subaccount had been available under the Certificates since September 3, 1987, the inception date of the Government Securities Portfolio. Performance of the Subaccounts will vary from time to time, and these results are not necessarily representative of future results. Performance information is also shown for the year ended December 31, 1995. The total return performance of each Subaccount is calculated for a specified period of time by assuming an initial Purchase Payment of $40,000 fully allocated to each Subaccount and the deduction of all expenses and fees, including a prorated portion of the $30 annual Records Maintenance Charge. No withdrawals are assumed. The percentage increases are determined by subtracting the initial Purchase Payment from the ending value and dividing the remainder by the beginning value.

Comparative information may be shown for certain Subaccounts with respect to the Dow Jones Industrial Average, the Standard & Poor's 500 Stock Index, the Consumer Price Index, the CDA Certificate of Deposit Index, the Lehman Brothers Government and Corporate Bond Index, the Salomon Brothers High Grade Corporate Bond Index, the Merrill Lynch Government/Corporate Master Index, the CDA Mutual Fund-- International Index and the Morgan Stanley Capital International Europe Australia Far East Index. The Total Return, Growth, International, Value, Value+Growth, Small Cap Value, Horizon 20+, Horizon 10+, and Horizon 5 Subaccounts may be compared to the Dow Jones Industrial Average and the Standard & Poor's 500 Stock Index because these indices are generally considered representative of the U. S. stock market. The Consumer Price Index is generally considered to be a measure of inflation and thus the performance of the Money Market, Total Return, High Yield, Growth, Government Securities, International, Investment Grade Bond, Horizon 20+, Horizon 10+, Horizon 5, Value, Value+Growth, and Small Cap Value Subaccounts may be compared to that index. The High Yield, Government Securities and Investment Grade Bond Subaccounts may be compared to the Lehman Brothers Government and Corporate Bond Index, the Salomon Brothers High Grade Corporate Bond Index and the Merrill Lynch Government/Corporate Master Index because such indices are generally considered to represent the performance of intermediate and long term bonds during various market cycles. The Money Market Subaccounts may also be compared to the CDA Certificate of Deposit Index because certificates of deposit represent an alternative current income producing product. The International Subaccount may be compared to the CDA Mutual Fund--International Index because the index is a weighted performance average of other mutual funds that invest primarily in securities of foreign issuers. The International Subaccount may also be compared to the Morgan Stanley Capital International Europe, Australia, Far East Index because the index is an unmanaged index that is considered to be generally representative of major non-United States stock markets. Please note the differences and similarities between the investments which a Subaccount may purchase and the investments measured by the indexes which are described below. In particular, it should be noted that certificates of deposit may offer fixed or variable yields and principal is guaranteed and may be insured. The units of the Subaccounts are not insured. Also, the value of the Subaccounts will fluctuate.

The Dow Jones Industrial Average is an unmanaged unweighted average of thirty blue chip industrial corporations listed on the New York Stock Exchange which assumes reinvestment of dividends. The Standard & Poor's 500 Stock Index is an unmanaged weighted average of 500 stocks, over 95% of which are listed on the New York Stock Exchange which assumes reinvestment of dividends. The Consumer Price Index, published by the U.S. Bureau of Labor Statistics, is a statistical measure of change, over time, in the prices of goods and services in major expenditure groups. The CDA Certificate of Deposit Index is provided by CDA Investment Technologies, Inc., Silver Spring, Maryland, and is based upon a statistical sampling of the yield of 30-day certificates of deposit of major commercial banks. Yield is based upon a monthly compounding of interest. The Salomon Brothers High Grade Corporate Bond Index is on a total return basis with all dividends reinvested and is comprised of high grade long-term industrial and utility bonds rated in the top two rating categories. The Lehman Brothers Government/Corporate Bond Index is on a total return basis and is comprised of all publicly issued, non-convertible, domestic debt of the U.S. Government or any agency thereof, quasi-Federal corporation, or corporate debt guaranteed by the U.S. Government and all publicly issued, fixed-rate, non-convertible, domestic debt of the three major corporate classifications: industrial, utility, and financial. Only notes and bonds with a minimum outstanding principal amount of $1,000,000 and a minimum of one year are included. Bonds included must have a rating of at least Baa by Moody's Investors Service, BBB by Standard & Poor's Corporation or in the case of bank bonds not rated by either Moody's or Standard & Poor's, BBB by Fitch Investors Service. The Merrill Lynch Government/Corporate Master Index is based upon the total return with all dividends reinvested of 4,000 corporate and 300 government bonds issued with an intermediate average maturity and an average quality rating of Aa (Moody's Investors Service, Inc.) /AA (Standard & Poor's Corporation).

The performance of the Subaccounts may be compared over various periods with that of other variable annuity funds within the categories described below according to data reported by Lipper Analytical Services, Inc. ("Lipper"), New York, New York, a mutual fund reporting service. Lipper rankings are based on changes in net asset value, with all income and capital gain dividends reinvested. Such calculations do not include the effect of any sales charges and may not include the deduction of mortality and expense risk charges and other asset based charges. Deductions of these charges may cause the rankings to be different. Future performance cannot be guaranteed. Lipper publishes performance analyses on a regular basis from which the rankings are derived. The Money Market Subaccounts, Total Return Subaccount, High Yield Subaccount, Growth Subaccount, Government Securities Subaccount, International Subaccount, Investment Grade Bond Subaccount, Value Subaccount, Small Cap Value Subaccount, Value+Growth Subaccount, Horizon 20+ Subaccount, Horizon 10+ Subaccount, and Horizon 5 Subaccount are ranked by Lipper in the Money Market, Flexible Portfolio, High Current Yield, Capital Appreciation, U.S. Government and International Funds categories, respectively. Variable annuity funds in these categories have a variety of objectives, policies and market and credit risks that should be considered in reviewing the rankings. The performance of the Subaccounts may also be compared to other variable annuity funds ranked by the VARDS Report and Morningstar, Inc.

                                STATE REGULATION

KILICO is subject to the laws of Illinois governing insurance companies and to regulation by the Illinois Department of Insurance. An annual statement in a prescribed form is filed with the Illinois Department of Insurance each year. KILICO's books and accounts are subject to review by the Department of Insurance at all times, and a full examination of its operations is conducted periodically. Such regulation does not, however, involve any supervision of management or investment practices or policies. In addition, KILICO is subject to regulation under the insurance laws of other jurisdictions in which it may operate.

                                    EXPERTS

The financial statements of KILICO have been included in the Prospectus in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. As discussed in the notes to KILICO's consolidated financial statements, effective January 1, 1994, KILICO changed its method of accounting for investment securities to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. Also, as discussed in the notes effective January 1, 1993, KILICO changed its method of accounting for impairment of loans receivable to adopt the provisions of SFAS 114 ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, and changed its method of accounting for income taxes to adopt the provisions of SFAS 109, ACCOUNTING FOR INCOME TAXES.

                              FINANCIAL STATEMENTS

This Statement of Additional Information contains financial statements for the Separate Account which reflect assets attributable to the Certificates and also reflect assets attributable to other variable annuity contracts offered by KILICO through the Separate Account.

                      [This page intentionally left blank]

                 [Financial Statements of the Separate Account
                           to be filed by amendment.]

APPENDIX A

TABLE OF HISTORICAL HYPOTHETICAL* ACCUMULATION UNIT VALUES
AND PERFORMANCE INFORMATION

The historical accumulation unit values are for the life of the Separate Account in its present organization as a unit investment trust and in its prior organization as several managed separate accounts based on current deductions and charges applicable to the Certificates. The Certificates were first offered January 6, 1992. Values may have varied had assets actually been allocated to the Separate Account under the Certificates.

HISTORICAL HYPOTHETICAL ACCUMULATION UNIT VALUES

              MONEY MARKET
             SUBACCOUNT #1
- ----------------------------------------
                                  UNIT
  DATE                           VALUES
- ---------                       --------
04/06/82  ....................   .521904
12/31/82  ....................   .561706
12/31/83  ....................   .605415
12/31/84  ....................   .661060
12/31/85  ....................   .705934
12/31/86  ....................   .743260
12/31/87  ....................   .782353
12/31/88  ....................   .830274
12/31/89  ....................   .894703
12/31/90  ....................   .955536
12/31/91  ....................   .999459
12/31/92  ....................  1.021027
12/31/93  ....................  1.037409
12/31/94  ....................  1.065127
12/31/95  ....................  1.111573

              MONEY MARKET
             SUBACCOUNT #2
- ----------------------------------------
                                  UNIT
  DATE                           VALUES
- ---------                       --------
04/06/82  ....................   .488861
12/31/82  ....................   .526477
12/31/83  ....................   .569164
12/31/84  ....................   .623384
12/31/85  ....................   .669150
12/31/86  ....................   .709261
12/31/87  ....................   .752167
12/31/88  ....................   .804725
12/31/89  ....................   .874829
12/31/90  ....................   .944037
12/31/91  ....................   .999255
12/31/92  ....................  1.033619
12/31/93  ....................  1.063332
12/31/94  ....................  1.105349
12/31/95  ....................  1.167919
              TOTAL RETURN
               SUBACCOUNT
- ----------------------------------------
                                  UNIT
  DATE                           VALUES
- ---------                       --------
04/14/82  ....................   .271127
12/31/82  ....................   .334579
12/31/83  ....................   .388564
12/31/84  ....................   .364932
12/31/85  ....................   .462836
12/31/86  ....................   .526008
12/31/87  ....................   .522732
12/31/88  ....................   .578123
12/31/89  ....................   .707717
12/31/90  ....................   .734077
12/31/91  ....................   .997337
12/31/92  ....................  1.001657
12/31/93  ....................  1.109293
12/31/94  ....................   .991561
12/31/95  ....................  1.233678

               HIGH YIELD
               SUBACCOUNT
- ----------------------------------------
                                  UNIT
  DATE                           VALUES
- ---------                       --------
04/14/82  ....................   .309713
12/31/82  ....................   .382894
12/31/83  ....................   .433711
12/31/84  ....................   .482077
12/31/85  ....................   .579127
12/31/86  ....................   .673071
12/31/87  ....................   .703823
12/31/88  ....................   .805071
12/31/89  ....................   .784945
12/31/90  ....................   .655406
12/31/91  ....................   .982658
12/31/92  ....................  1.142847
12/31/93  ....................  1.354484
12/31/94  ....................  1.307729
12/31/95  ....................  1.516342

                 GROWTH
               SUBACCOUNT
- ----------------------------------------
                                  UNIT
  DATE                           VALUES
- ---------                       --------
12/13/83  ....................   .336632
12/31/83  ....................   .346384
12/31/84  ....................   .378954
12/31/85  ....................   .468051
12/31/86  ....................   .504874
12/31/87  ....................   .507011
12/31/88  ....................   .502672
12/31/89  ....................   .636443
12/31/90  ....................   .632214
12/31/91  ....................   .995577
12/31/92  ....................  1.018405
12/31/93  ....................  1.152836
12/31/94  ....................  1.092975
12/31/95  ....................  1.435510
         GOVERNMENT SECURITIES
               SUBACCOUNT
- ----------------------------------------
                                  UNIT
  DATE                           VALUES
- ---------                       --------
07/13/87  ....................   .700085
12/31/87  ....................   .710087
12/31/88  ....................   .723278
12/31/89  ....................   .811610
12/31/90  ....................   .881949
12/31/91  ....................  1.004106
12/31/92  ....................  1.050227
12/31/93  ....................  1.104499
12/31/94  ....................  1.060977
12/31/95  ....................  1.246817

        INTERNATIONAL SUBACCOUNT
- ----------------------------------------
                                  UNIT
  DATE                           VALUES
- ---------                       --------
12/31/92  ....................   .980721
12/31/93  ....................  1.286576
12/31/94  ....................  1.225134
12/31/95  ....................  1.365361

      SMALL CAP GROWTH SUBACCOUNT
- ----------------------------------------
                                  UNIT
  DATE                           VALUES
- ---------                       --------
12/31/94  ....................  1.030937
12/31/95  ....................  1.324483

- ---------------
* As of January 6, 1992 the accumulation unit values are based on actual performance.

PERFORMANCE INFORMATION

                                              VALUES OF INITIAL $40,000
                                                    INVESTMENT IN
                                                    SUBACCOUNTS--                        COMPARED TO
                                                  DECEMBER 31, 1995          ------------------------------------
                                              --------------------------     DOW JONES      STANDARD     CONSUMER
                                                 ENDING       PERCENTAGE     INDUSTRIAL     & POOR'S      PRICE         EAFE
            TOTAL RETURN TABLE                   VALUE         INCREASE      AVERAGE(1)      500(2)      INDEX(3)       (13)
- ------------------------------------------    ------------    ----------     ----------     --------     --------     --------
GROWTH SUBACCOUNT
  Life of Subaccount(4)...................      170,022.50      325.06%        524.07%       459.33%       51.51%      524.14%
  Ten years...............................      122,389.51      205.97         360.85        299.55        40.45       269.21
  Five years..............................       90,671.36      126.68         124.49        115.19        14.72        58.92
  One year................................       52,503.67       31.26          36.94         37.53         2.54        11.55
TOTAL RETURN SUBACCOUNT
  Life of Subaccount(5)...................      169,489.12      323.72%        950.50%       794.16%       62.26%      728.88%
  Ten years...............................      106,496.64      166.24         360.85        299.55        40.45       269.21
  Five years..............................       67,222.86       68.06         124.49        115.19        14.72        58.92
  One year................................       49,732.59       24.33          36.94         37.53         2.54        11.55
INTERNATIONAL SUBACCOUNT(14)
  Life of Subaccount......................       54,565.14       36.41%         80.68%        65.02%       11.31%       41.27%
  One year................................       44,555.58       11.39          36.94         37.53         2.54        11.55
SMALL CAP GROWTH SUBACCOUNT
  Life of Subaccount(15)..................       52,958.21       32.40%         45.33%        42.99%        4.14%       11.64%
  One year................................       51,368.37       28.42          36.94         37.53         2.54        11.55

                                           VALUES OF INITIAL                                COMPARED TO
                                                $40,000            --------------------------------------------------------------
                                             INVESTMENT IN                                  SALOMON
                                             SUBACCOUNTS--                                   BROS.        LEHMAN        MERRILL
                                           DECEMBER 31, 1995                               HIGH GRADE      BROS.         LYNCH
                                        ------------------------   CONSUMER   CDA CERT.      CORP.      GOVT./CORP.   GOVT./CORP.
                                          ENDING      PERCENTAGE    PRICE     OF DEPOSIT      BOND         BOND         MASTER
          TOTAL RETURN TABLE              VALUE        INCREASE    INDEX(3)    INDEX(6)     INDEX(7)     INDEX(8)      INDEX(9)
- --------------------------------------  ----------    ----------   --------   ----------   ----------   -----------   -----------
MONEY MARKET SUBACCOUNT #1
  Life of Subaccount(10)..............   84,898.00      112.25%      62.26%       N/A*       561.41%       385.19%       474.22%
  Ten years...........................   62,756.18       56.89       40.45        N/A*       192.35        151.19        170.74
  Five years..........................   46,392.75       15.89       14.72       2.20%        77.99         59.60         69.97
  One year............................   41,706.09        4.27        2.54        5.2         27.20         19.24         21.23
MONEY MARKET SUBACCOUNT #2
  Life of Subaccount(10)..............   95,274.44      138.19%      62.26%       N/A*       561.41%       385.19%       474.22%
  Ten years...........................   69,602.37       74.01       40.45        N/A*       192.35        151.19        170.74
  Five years..........................   49,370.27       23.43       14.72       22.0%        77.99         59.60         69.97
  One year............................   42,242.58        5.61        2.54        5.2         27.20         19.24         21.23
HIGH YIELD SUBACCOUNT
  Life of Subaccount(11)..............  190,462.19      376.16%      62.26%       N/A*       561.41%       385.19%       474.22%
  Ten years...........................  104,450.30      161.13       40.45        N/A*       192.35        151.19        170.74
  Five years..........................   92,388.68      130.97       14.72       22.0%        77.99         59.60         69.97
  One year............................   46,351.94       15.88        2.54        5.2         27.20         19.24         21.23
GOVERNMENT SECURITIES SUBACCOUNT
  Life of Subaccount(12)..............   70,303.96       75.76%      34.18%      55.9%       154.47%       119.94%       136.86%
  Five years..........................   56,428.05       41.07       14.72       22.0         77.99         59.60         69.97
  One year............................   46,976.80       17.44        2.54        5.2         27.20         19.24         21.23

                                                                                        COMPARED TO
                                                                           --------------------------------------
                                                            AVERAGE          DOW        STANDARD
                                                             ANNUAL         JONES       & POOR'S       CONSUMER
                   AVERAGE ANNUAL TOTAL                      TOTAL         INDUSTRIAL   500 STOCK        PRICE          EAFE
                       RETURN TABLE                          RETURN        AVERAGE(1)   INDEX(2)       INDEX(3)         (13)
- ----------------------------------------------------------  --------       --------    -----------    -----------    -----------
GROWTH SUBACCOUNT
  Life of Subaccount(4)...................................    12.08%         16.48%       15.43%          3.52%         16.49%
  Ten years...............................................    10.73          16.51        14.86           3.46          13.95
  Five years..............................................    15.34          17.55        16.56           2.79           9.71
  One year................................................    21.20          36.94        37.53           2.54          11.55
TOTAL RETURN SUBACCOUNT
  Life of Subaccount(5)...................................    10.10%         18.53%       17.16%          3.56%         16.52%
  Ten years...............................................     8.68          16.51        14.86           3.46          13.95
  Five years..............................................     8.04          17.55        16.56           2.79           9.71
  One year................................................    14.43          36.94        37.53           2.54          11.55
INTERNATIONAL SUBACCOUNT
  Life of Subaccount(14)..................................     5.91%         15.94%       13.34%          2.72%          9.02%
  One year................................................     3.27          36.94        37.53           2.54          11.55
SMALL CAP GROWTH SUBACCOUNT
  Life of Subaccount(15)..................................    13.45%         25.14%       23.93%          2.46%          6.83%
  One year................................................    19.54          36.94        37.53           2.54          11.55

                                                                                                COMPARED TO
                                                                           -----------------------------------------------------
                                                                                         SALOMON        LEHMAN         MERRILL
                                                            AVERAGE                       BROS.          BROS.          LYNCH
                                                             ANNUAL        CONSUMER    HIGH GRADE     GOVT./CORP.    GOVT./CORP.
                   AVERAGE ANNUAL TOTAL                      TOTAL          PRICE      CORP. BOND        BOND          MASTER
                       RETURN TABLE                          RETURN        INDEX(3)     INDEX(7)       INDEX(8)       INDEX(9)
- ----------------------------------------------------------  --------       --------    -----------    -----------    -----------
HIGH YIELD SUBACCOUNT
  Life of Subaccount(11)..................................    11.49%         3.56%        14.63%         12.09%         13.47%
  Ten years...............................................     8.85          3.46         11.32           9.65          10.47
  Five years..............................................    15.78          2.79         12.22           9.80          11.19
  One year................................................     6.95          2.54         27.20          19.24          21.23
GOVERNMENT SECURITIES SUBACCOUNT
  Life of Subaccount(12)..................................     5.83%         3.59%        11.86%          9.92%         10.90%
  Five years..............................................     4.51          2.79         12.22           9.80          11.19
  One year................................................     8.37          2.54         27.20          19.24          21.23

                                      YIELD INFORMATION                                        QUALIFIED AND NON-QUALIFIED
- ---------------------------------------------------------------------------------------------  ----------------------------
HIGH YIELD SUBACCOUNT
  30 day period ended 3/31/96................................................................              8.20
GOVERNMENT SECURITIES SUBACCOUNT
  30 day period ended 3/31/96................................................................              5.06
MONEY MARKET SUBACCOUNT
  7 day period ended 3/31/96.................................................................              3.58

- ---------------
 *  N/A: Not Available.

(1) The Dow Jones Industrial Average is an unmanaged unweighted average of thirty blue chip industrial corporations listed on the New York Stock Exchange. Assumes reinvestment of dividends.

(2) The Standard & Poor's 500 Stock Index is an unmanaged weighted average of 500 stocks, over 95% of which are listed on the New York Stock Exchange. Assumes reinvestment of dividends.

(3) The Consumer Price Index, published by the U.S. Bureau of Labor Statistics, is a statistical measure of change, over time, in the prices of goods and services in major expenditure groups.

(4) From December 9, 1983 to December 31, 1995.

(5) From March 5, 1982 to December 31, 1995.

(6) The CDA Certificate of Deposit Index is provided by CDA Investment Technologies, Inc., Silver Spring, Maryland, and is based upon a statistical sampling of the yield of 30-day certificates of deposit of major commercial banks. Yield is based upon a monthly compounding of interest.

(7) The Salomon Brothers High Grade Corporate Bond Index is on a total return basis with all dividends reinvested and is comprised of high grade long-term industrial and utility bonds rated in the top two rating categories.

(8) The Lehman Brothers Government/Corporate Bond Index is on a total return basis and is comprised of all publicly issued, non-convertible, domestic debt of the U.S. Government or any agency thereof, quasi-Federal corporation, or corporate debt guaranteed by the U.S. Government and all publicly issued, fixed-rate, non-convertible, domestic debt of the three major corporate classifications: industrial, utility, and financial. Only notes and bonds with a minimum outstanding principal amount of $1,000,000 and a minimum of one year are included. Bonds included must have a rating of at least Baa by Moody's Investors Service, BBB by Standard & Poor's Corporation or in the case of bank bonds not rated by either Moody's or Standard & Poor's, BBB by Fitch Investors Service.

(9) The Merrill Lynch Government/Corporate Master Index is based upon the total return with all dividends reinvested of 4,000 corporate and 300 government bonds issued with an intermediate average maturity and an average quality rating of Aa (Moody's Investors Service, Inc.) /AA (Standard & Poor's Corporation).

(10) From March 5, 1982 to December 31, 1995.

(11) From March 5, 1982 to December 31, 1995.

(12) From September 3, 1987 to December 31, 1995.

(13) The EAFE is the Morgan Stanley Capital International's Europe, Australia, Far East index. This index is an unmanaged index that is considered to be generally representative of major non-United States stock markets.

(14) From January 6, 1992 to December 31, 1995.

(15) From May 2, 1994 to December 31, 1995.

The following table compares the performance of the Subaccounts over various periods with that of other variable annuity funds within the categories described below according to data reported by Lipper Analytical Services Inc. ("Lipper") New York, New York, mutual fund reporting service. Lipper rankings are based on changes in net asset value with all income and capital gain reinvested such calculations do not include the effect of any sales charges and include the deduction of mortality and expense risk charges and other asset based charges. Future performance cannot be guaranteed. Lipper published performance analyses on a regular basis from which the following rankings were derived.

The Total Return Subaccount, High Yield Subaccount, Growth Subaccount, Money Market Subaccount, International Subaccount and Government Securities Subaccount are ranked by Lipper in the Flexible Portfolio, High Current Yield, Capital Appreciation, Money Market, International, and Government Securities--U.S. Mortgage and GNMA categories, respectively. Variable annuity subaccounts in these categories have a variety of objectives, policies and market and credit risks that should be considered in reviewing the rankings. The performance of the Subaccount may also be compared to other variable annuity subaccounts ranked by Morningstar, Inc. or VARDS Inc.


                                                                 LIPPER VARIABLE ANNUITY
                                SUBACCOUNT                         PERFORMANCE ANALYSES
              ----------------------------------------------     -----------------------
                                                                    2/28/95 TO 2/29/96
                                                                 -----------------------

              Total Return..................................            22.44%
              High Yield....................................            14.36%
              Growth........................................            30.55%
              Money Market #1...............................             4.32%
              Money Market #2...............................             5.62%
              Government Securities.........................            10.45%
              International.................................            21.05%

TAX-DEFERRED ACCUMULATION

                                           NON-QUALIFIED
                                              ANNUITY
                                      AFTER-TAX CONTRIBUTIONS
                                     AND TAX-DEFERRED EARNINGS
                                  --------------------------------    CONVENTIONAL SAVINGS PLAN
                                                     TAXABLE LUMP      AFTER-TAX CONTRIBUTIONS
                                  NO WITHDRAWALS    SUM WITHDRAWAL      AND TAXABLE EARNINGS
                                  --------------    --------------    -------------------------
              10 Years.........      $107,946          $ 86,448               $  81,693
              20 Years.........       233,048           165,137                 133,476
              30 Years.........       503,133           335,021                 218,082

This chart compares the accumulation of a $50,000 initial investment into a Non-Qualified Annuity and a Conventional Savings Plan. Contributions to the Non-qualified Annuity and the Conventional Savings Plan are made after-tax. Only the gain in the Non-Qualified Annuity will be subject to income tax in a taxable lump sum withdrawal. The chart assumes a 37.1% marginal tax rate and an 8% annual return. Tax rates are subject to change as is the tax-deferred treatment of the Certificates. Income on Non-Qualified Annuities is taxed as ordinary income upon withdrawal. A 10% tax penalty may apply to early withdrawals. See "Federal Income Taxes" in the prospectus. For the Non-Qualified Annuity the figures include a deduction for all applicable Certificate charges. No implication is intended by the use of these assumptions that the return shown is guaranteed in any way or that the return shown represents an average or expected rate of return over the period of the Contracts. [IMPORTANT--THIS IS NOT AN ILLUSTRATION OF YIELD OR RETURN]

Unlike savings plans, contributions to Non-Qualified Annuities provide tax-deferred treatment on earnings. In addition, contributions to tax-deferred retirement annuities are not subject to current tax in the year of contribution. When monies are received from a Non-Qualified Annuity (and you have many different options on how you receive your funds), they are subject to income tax. At the time of receipt, if the person receiving the monies is retired, not working or has additional tax exemptions, these monies may be taxed at a lesser rate.

APPENDIX B

STATE PREMIUM TAX CHART

                                                                                    RATE OF TAX
                                                                          -------------------------------
                                                                          QUALIFIED         NON-QUALIFIED
                                   STATE                                    PLANS               PLANS
    -------------------------------------------------------------------   ---------         -------------
    California.........................................................       .50%               2.35%*
    District of Columbia...............................................      2.25%               2.25%*
    Kansas.............................................................        --                2.00%*
    Kentucky...........................................................      2.00%*              2.00%*
    Maine..............................................................        --                2.00%
    Nevada.............................................................        --                3.50%*
    South Dakota.......................................................        --                1.25%
    West Virginia......................................................      1.00%               1.00%
    Wyoming............................................................        --                1.00%

      * Taxes become due when annuity benefits commence, rather than when the premiums are collected. At the time of annuitization, the premium tax payable will be charged against the Certificate Value.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses of issuance and distribution of the Contracts and Certificates, other than any underwriting discounts and commissions, are as follows:

                                                                               AMOUNT*
                                                                              ----------
          Securities and Exchange Commission Registration Fees..............  $17,241.38**
          Printing and Engraving............................................  $50,000
          Accounting Fees and Expenses......................................  $15,000
          Legal Fees and Expenses...........................................  $ 2,500
                                                                              ----------
                         Total Expenses.....................................  $84,741.38
                                                                              ==========

- ---------------

 * Expenses are estimated and are for period from May 1, 1995 to May 1, 1996 for continuous offering of interest pursuant to Rule 415 but are not deducted from proceeds.

** $100 paid with initial registration on March 31, 1992. Registration fees of $25,100 were previously paid under File No. 33-33547, No. 33-43462 and No. 33-46881, to which this Registration Statement relates pursuant to Rule 429 under the Securities Act of 1933.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article VI, Section 1. of the Bylaws of Kemper Investors Life Insurance Company provides for indemnification of Directors and Officers as follows:

          SECTION 1. The company shall indemnify any person against all expenses (including attorneys fees), judgments, fines, amounts paid in settlement and other costs actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) in which he is a party or is threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the company, or serving or having served, at the request of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of his holding a fiduciary position in connection with the management or administration of retirement, pension, profit sharing or other benefit plans including, but not limited to, any fiduciary liability under the Employee Retirement Income Security Act of 1974 and any amendment thereof, if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that he did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Not Applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

  EXHIBIT
    NO.                                           DESCRIPTION
  --------   -------------------------------------------------------------------------------------
      1      Distribution Agreement
      3(a)   Articles of Incorporation
      3(b)   Bylaws
     *4(a)   Form of Group Variable and Market Value Adjusted Annuity Contract
     *4(b)   Form of Certificate to Variable and Market Value Adjusted Annuity Contract and
               Enrollment Application
    **4(c)   Form of Individual Variable and Market Value Adjusted Annuity Contract and Enrollment
               Application
    **4(d)   Form of Endorsement to Variable and Market Value Adjusted Deferred Annuity Contract
    **4(e)   Form of Endorsement to Certificate to Variable and Market Value Adjusted Deferred
               Annuity Contract
    **4(f)   Form of Revised Variable and Market Value Adjusted Deferred Annuity Contract
    **4(g)   Form of Revised Certificate to Variable and Market Value Adjusted Deferred Annuity
               Contract
      5      Opinion and Consent of Counsel regarding legality
     23(a)   Consent of KPMG Peat Marwick LLP, Independent Auditors
     23(b)   Consent of Counsel (See Exhibit 5)
     28      Schedule V: Valuation and qualifying accounts
  99.29      Notice Concerning Regulatory Relief

- ---------------

 * Incorporated herein by reference to the Registration Statement on Form S-1 (File No. 33-43462) filed on or about October 23, 1991.

** Incorporated herein by reference to Exhibits filed with Post-Effective
   Amendment No. 4 to the Registration Statement on Form N-4 for KILICO Variable Annuity Separate Account (File No. 33-43501) filed on or about November 19, 1993.

(B) FINANCIAL STATEMENTS

     Report of Independent Auditors

     KILICO and Subsidiaries Consolidated Balance Sheets, as of December 31,
      1995 and 1994

     KILICO and Subsidiaries Consolidated Statements of Operations, years ended
      December 31, 1995, 1994 and 1993

     KILICO and Subsidiaries Consolidated Statements of Stockholder's Equity, years ended December 31, 1995, 1994 and 1993

     KILICO and Subsidiaries Consolidated Statements of Cash Flows, years ended
      December 31, 1995, 1994 and 1993

     Notes to Consolidated Financial Statements

     Schedule V: Valuation and qualifying accounts

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Grove and State of Illinois on the 11th day of April, 1996.

                                       KEMPER INVESTORS LIFE INSURANCE COMPANY
                                       (Registrant)

                                       BY:           /s/ JOHN B. SCOTT
                                         ---------------------------------------
                                         John B. Scott, Chief Executive Officer
                                           and President

As required by the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Kemper Investors Life Insurance Company in the capacities indicated on the 11th day of April, 1996.

                  SIGNATURE                                            TITLE
- ---------------------------------------------    -------------------------------------------------
              /s/ JOHN B. SCOTT                  Chief Executive Officer, President and Director
- ---------------------------------------------    (Principal Executive Officer)
                John B. Scott

          /s/ FREDERICK L. BLACKMON              Senior Vice President and Chief Financial Officer
- ---------------------------------------------    (Principal Financial Officer and Principal
            Frederick L. Blackmon                Accounting Officer)

           /s/ DANIEL L. DOCTOROFF               Director
- ---------------------------------------------
             Daniel L. Doctoroff

             /s/ LOREN J. ALTER                  Director
- ---------------------------------------------
               Loren J. Alter

          /s/ STEVEN M. GLUCKSTERN               Director
- ---------------------------------------------
            Steven M. Gluckstern

             /s/ PAUL H. WARREN                  Director
- ---------------------------------------------
               Paul H. Warren

          /s/ MICHAEL P. STRAMAGLIA              Director
- ---------------------------------------------
            Michael P. Stramaglia

                                  EXHIBIT LIST

                                                                                              SEQUENTIALLY
    EXHIBIT                                                                                   NUMBERED
     NUMBER                                      DESCRIPTION                                  PAGES*
    --------                                     -----------                                  -----
        1        Distribution Agreement

        3(a)     Articles of Incorporation

        3(b)     Bylaws

        5        Opinion and Consent of Counsel regarding legality

       23(a)     Consent of KPMG Peat Marwick LLP, Independent Auditors

       23(b)     Consent of Counsel (see Exhibit 5)

       28        Schedule V: Valuation and qualifying accounts

    99.29        Notice Concerning Regulatory Relief

- ---------------
* In manually signed original only.